Prospectus Supplement dated March 8, 2002 (To Prospectus Dated September 25,
2001)

                                          $900,000,000
                            Mortgage Loan Asset Backed Certificates,
[GRAPHIC OMITTED]                         Series 2002-1
      SAXON                    Saxon Asset Securities Trust 2002-1
                 Principal and interest payable monthly, beginning in April 2002



   Saxon Mortgage, Inc.                           Saxon Asset Securities Company
Seller and Master Servicer                                   Depositor

         The trust will issue:

         o        eleven classes of senior certificates; and

         o        six classes of subordinated certificates.

         For a description of the certificates offered by this prospectus supplement, see "Offered Certificates" in this prospectus supplement.

                                ----------------

         The assets of the trust will include three groups of mortgage loans secured by one-to-four family residential properties. One group will consist of first and second lien, fixed rate mortgage loans. The second group will consist of first lien, adjustable rate mortgage loans. The third group will consist of first lien, fixed rate and adjustable rate mortgage loans. The trust will also hold cash for the purchase of subsequent mortgage loans on or before June 12, 2002.

         The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

                                ----------------

         An investment in the offered certificates involves significant risks. You should carefully consider the risk factors beginning on page S-8 of this prospectus supplement and page 3 of the prospectus.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

         The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale. The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about March 14, 2002.

GREENWICH CAPITAL MARKETS, INC.

                  CREDIT SUISSE FIRST BOSTON

                                             JPMORGAN

                                                             WACHOVIA SECURITIES

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         The offered certificates are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates. Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

         This prospectus supplement does not contain complete information about the offering of these securities. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

         If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

         This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                TABLE OF CONTENTS

                              Prospectus Supplement
                              ---------------------

Offered Certificates.........................................................S-2

Summary of Terms.............................................................S-3

Risk Factors.................................................................S-8

Recent Developments.........................................................S-13

The Mortgage Loan Pool......................................................S-14

Prepayment and Yield Considerations.........................................S-25

Description of The Offered Certificates.....................................S-40

The Agreement...............................................................S-49

Material Federal Income Tax Consequences....................................S-54

ERISA Considerations........................................................S-57

Ratings.....................................................................S-57

Legal Investment Considerations.............................................S-58

Use of Proceeds.............................................................S-58

Legal Matters...............................................................S-58

Underwriting................................................................S-58

Glossary....................................................................S-60

Appendix A: Pool Information.................................................A-1



                                   Prospectus
                                   ----------

Important Notice About Information Presented in this Prospectus and the
Prospectus Supplement..........................................................2

Risk Factors...................................................................3

Description of the Certificates................................................9

Registration of the Offered Securities........................................10

Maturity, Prepayment and Yield Considerations.................................23

The Trusts....................................................................25

Credit Enhancement............................................................35

Origination of Mortgage Loans.................................................42

Servicing of Mortgage Loans...................................................44

The Agreement.................................................................54

Material Legal Aspects of Mortgage Loans......................................58

The Depositor.................................................................69

Use of Proceeds...............................................................70

Material Federal Income Tax Consequences......................................70

State and Local Tax Considerations............................................98

ERISA Considerations..........................................................98

Legal Investment Matters.....................................................105

Plan of Distribution.........................................................106

Available Information........................................................107

Incorporation of Certain Documents by Reference..............................108

                              OFFERED CERTIFICATES

         The trust will issue the following classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus.

               Initial                                                  Final
             Certificate                                              Scheduled
              Principal                               Ratings       Distribution
Class(1)       Balance             Coupon           Moody's/S&P        Date(6)                  Type
--------     ------------     -----------------     -----------     -------------     -------------------------

AF-1(2)      $ 83,500,000     0.14% plus LIBOR        Aaa/AAA       January 2017      Variable Rate Sequential
AF-2(2)        39,200,000                3.985%       Aaa/AAA       April 2017        Fixed Rate Sequential
AF-3(2)        37,900,000                4.670%       Aaa/AAA       October 2022      Fixed Rate Sequential
AF-4(2)        30,400,000                5.550%       Aaa/AAA       March 2027        Fixed Rate Sequential
AF-5(2)        30,694,000                6.263%       Aaa/AAA       December 2030     Fixed Rate Sequential
AF-6(2)        20,000,000                5.803%       Aaa/AAA       October 2030      Fixed Rate Lockout

AV-1(2)       346,231,000     0.25% plus LIBOR        Aaa/AAA       March 2032        Variable Rate
                                                                                      Pass-Through

AV-2(2)       177,075,000     0.27% plus LIBOR        Aaa/AAA       January 2032      Variable Rate
                                                                                      Pass-Through

A-IO(3)          Notional                 6.25%       Aaa/AAA       October 2004      Fixed Rate IO
S(3)             Notional                  (4)        Aaa/AAA       March 2005        Variable Rate Inverse IO
M-1(2)         54,000,000     0.65% plus LIBOR         Aa2/AA       January 2032      Variable Rate Mezzanine
M-2(2)         45,000,000     1.20% plus LIBOR          A2/A        November 2031     Variable Rate Mezzanine
B(2)           36,000,000     1.85% plus LIBOR        Baa2/BBB      April 2032        Variable Rate Subordinate
X-IO (3)         Notional                  (5)        Aaa/AAA       April 2032        Stepped IO

--------------------------------------
(1) Each class of certificates that includes the letter "F" in its designation is referred to herein as a Group I Certificate; the Class AV-1 Certificates are referred to herein as Group II Certificates; and the Class AV-2 Certificates are referred to herein as Group III Certificates.
(2) These pass-through rates are subject to a cap. After the clean-up call date, the pass-through rates on the Class AF-5 and Class AF-6 Certificates increase by 0.50% and the spread over one month LIBOR for the Class AV-1, Class AV-2, Class M-1, Class M-2 and Class B Certificates increases to 0.50%, 0.54%, 0.975%, 1.80%, and 2.775%, respectively.
(3)      These classes will not receive any principal payments.
(4) The Class S Certificates will accrue interest on their notional amount at the variable rate described in this prospectus supplement.
(5) The Class X-IO Certificates will accrue interest on their notional amount at the stepped rate described in this prospectus supplement.
(6) Calculated as described herein under "Prepayment and Yield Considerations." The actual final distribution date of the offered certificates may be substantially earlier or later than the final scheduled distribution date.

                                SUMMARY OF TERMS

         This summary highlights selected information from this document. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the offered certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

         o This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Trust

         The issuer of the certificates is Saxon Asset Securities Trust 2002-1. The trust was created for the sole purpose of issuing the certificates. The certificates represent individual ownership interests in the trust and are not the obligation of any other entity. Neither the certificates nor the mortgage loans will be insured by any governmental agency or instrumentality.

Seller

         Saxon Mortgage, Inc., the parent of the depositor.

Depositor

         Saxon Asset Securities Company.

Master Servicer

         Saxon Mortgage, Inc.

Servicer

         Meritech Mortgage Services, Inc., an affiliate of the seller and the depositor.

Trustee and Calculation Agent

         Bankers Trust Company.

Cut Off Date

         As of the close of business on March 1, 2002 for the mortgage loans to be sold to the trust on the closing date.

Closing Date

         On or about March 14, 2002.

Offered Certificates

         As described in this prospectus supplement, the trust will be divided into three groups, group I, group II and group III, respectively. The mortgage loans in group I bear interest at fixed rates; the mortgage loans in group II bear interest at adjustable rates; and the mortgage loans in group III bear interest at fixed or adjustable rates. In general, the trust will distribute collections on the mortgage loans in group I to the group I senior certificates, collections on mortgage loans in group II to the group II senior certificates and collections on mortgage loans in group III to the group III senior certificates.

         The Class S Certificates will be entitled to distributions from group II and group III.

         The subordinate certificates and the Class A-IO and Class X-IO Certificates will be entitled to distributions from all mortgage loan groups.

Distribution Date

         The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day. The first distribution date will be April 25, 2002.

Pass-Through Rates

         The pass-through rates on the group I senior certificates (other than the Class AF-1 Certificates), and on the Class A-IO Certificates are fixed as described herein and are shown on page S-2. The Class X-IO Certificates have a stepped rate, as further described in this prospectus supplement. The pass-through rates for the group I senior certificates will be capped as described in this prospectus supplement.

         The pass-through rates on the group II senior certificates, the group III senior certificates and the Class AF-1, Class S, Class M-1, Class M-2 and Class B Certificates adjust on each distribution date, based on the value of one month LIBOR. The pass-through rates for the group II senior certificates, the group III senior certificates and the Class AF-1, Class M-1, Class M-2 and Class B Certificates will be subject to a cap described in this prospectus supplement.

         Whenever a pass-through rate for a certificate is capped, any shortfall in interest on that certificate resulting from the application of the cap will be on such distribution date or on future distribution dates, to the extent available, carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.

         The Class A-IO and Class S Certificates will not be entitled to distributions of any kind after the thirty-first and thirty-sixth distribution dates, respectively.

         The Class A-IO, Class S and Class X-IO Certificates will not receive any principal payments. Interest on the Class X-IO Certificates will be subordinate to the payment of other amounts as described in this prospectus supplement.

Interest Distributions

         On each distribution date, the trust will distribute interest, to the extent collected, in the following order:

o out of collections from the related loan group, all interest due the related senior certificates (including the allocable portion of such interest due the Class A-IO and Class S Certificates);

o in combination with such remaining amounts from the other mortgage loan groups, to the payment of the subordinate certificates (including the allocable portion of such interest due the Class X-IO Certificates) in the order of priority described in this prospectus supplement; and

o any remaining amounts will be applied as described under "Excess Interest" below.

Excess Interest and Pledged Prepayment Penalty Cashflow

         On each distribution date, the trust generally will apply a specified percentage of prepayment penalties collected from a group ("pledged prepayment penalties") to pay any interest shortfall resulting from application of a cap on the pass-through rate of the related certificates.

         Additionally, on each distribution date, the trust will distribute any remaining pledged prepayment penalties and any excess interest in the following order:

o for the first three distribution dates only, to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;

o to the certificates, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

o to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those certificates;

o to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;

o to specified classes of certificates to the extent of any remaining losses allocated thereto; and

o    to the Class C and Class R Certificates, any remainder.

Principal Distributions

         On each distribution date, the trust will distribute principal collected for a group to the related certificates as described under "Description of the Offered Certificates--Distributions" herein.

         The Class A-IO, Class X-IO and Class S Certificates are not entitled to distributions of principal.

Credit Enhancement

         Credit enhancement refers to various mechanisms that are intended to protect owners of classes of certificates against losses due to defaults on the mortgage loans.

         The certificates have the benefit of the following types of credit enhancement:

o the use of excess interest (including available pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay interest shortfalls due certificates and to reimburse certificates for losses;

o the subordination of distributions on the subordinate certificates to the required distributions on more senior certificates; and

o the allocation of realized losses on the mortgage loans first to the subordinate certificates.

Mortgage Loans

         On the closing date, in addition to amounts on deposit in the pre-funding account, the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $611,488,561. The mortgage loans in the trust were or will be originated or acquired in accordance with the seller's program for non-conforming credits. We refer you to "Risk Factors - Non-conforming underwriting standards" in this prospectus supplement for additional information.

         The mortgage loans in the trust have been separated into three groups, each containing mortgage loans secured by one-to-four family residential properties:

o    Group I consists of first and second lien, fixed rate mortgage loans.

o    Group II consists of first lien, adjustable rate mortgage loans.

o    Group III consists of first lien, fixed and adjustable rate mortgage loans.

Pre-Funding Feature

         The trust may purchase additional mortgage loans on or before June 12, 2002 for inclusion in any group of loans. At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered certificates, approximately $92,670,141, which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group I, approximately $126,137,868, which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group II , and approximately $69,703,431, which may be applied to the purchase of subsequent fixed or adjustable rate mortgage loans for inclusion in group III. Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group. If those funds are not completely used by June 12, 2002, any remaining pre-funding amounts will be distributed as principal prepayments on the group I certificates, to the extent the remaining funds had been allocated for the purchase of group I fixed rate mortgage loans, on the group II certificates, to the extent the remaining funds had been allocated to the purchase of group II adjustable rate mortgage loans, and on the group III certificates, to the extent the remaining funds had been allocated to the purchase of group III fixed or adjustable rate mortgage loans. This distribution will be made on the distribution date immediately following the end of the pre-funding period.

Optional Termination

         The master servicer has the right to exercise a clean-up call on any distribution date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than 10% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date and the amount initially deposited in the pre-funding account. Exercise of this clean-up call will result in the early retirement of your certificates.

Realized Losses

         If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a "nonrecoverable mortgage loan" as described herein, the trust will incur a realized loss.

         If on any distribution date, the aggregate certificate principal balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the certificate principal balances of the subordinate certificates in reverse order of seniority, beginning with the Class B Certificates, then the Class M-2 Certificates, then the Class M-1 Certificates, except that the certificate principal balances of the Class A Certificates will not be reduced on account of realized losses. After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.

Private Certificates

         The Class P, Class C and Class R certificates are not being offered by this prospectus supplement or the accompanying prospectus. The Class C and Class R Certificates represent the most junior ownership interests in the assets of the trust.

Denominations

         The trust will issue the offered certificates in book-entry form in minimum denominations of $25,000, in the case of the Class A Certificates, and $100,000, in the case of the Class M-1, Class M-2 and Class B Certificates, in original principal amount and integral multiples of $1,000 in excess thereof. The trust will issue the Class A-IO, Class X-IO and Class S Certificates in book-entry form in minimum denominations of $1,000,000, in original notional amount and integral multiples of $1,000 in excess thereof.

Statistical Mortgage Loan Data

         As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available. Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date. After the closing date subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until June 12, 2002. The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.

         Detailed tabular information regarding the mortgage loans identified to be included in the trust is set forth in Appendix A hereto. See "Risk Factors -- Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement" and "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans" herein.




                   -------------------------------------------

                                  RISK FACTORS

         You should consider the following risk factors and the information set forth under "Risk Factors" in the accompanying prospectus before you purchase any of the offered certificates. Statistical information with respect to the mortgage loans set forth in this "Risk Factors" section is given as of the statistical cut off date, unless otherwise specified.

Mortgage interest             Generally, the pass-through rates on the Class
rates may limit pass-         AF-1 Certificates, the group II senior
through rates of              certificates, the group III senior certificates
certain classes               and the subordinate certificates adjust monthly
                              based upon one month LIBOR. However, the group II mortgage interest rates and certain group III mortgage interest rates adjust periodically based upon various indices beginning at a specified period after origination, and the group I mortgage loans and certain group III mortgage interest rates have fixed rates.

                              o In a rising interest rate environment, the pass-through rates on the Class AF-1 Certificates, the group II senior certificates, the group III senior certificates and the subordinate certificates may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

                              o One month LIBOR may respond to economic and market factors that differ from those affecting the other indices. It could rise while the other indices are stable or are falling. Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

                              In any of these interest rate environments, the pass-through rates on the Class AF-1 Certificates, the group II senior certificates, the group III senior certificates and the subordinate certificates may be limited by application of the Net WAC Cap. The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in all mortgage loan groups. As a result, the composition of the net mortgage rates in group I, group II and group III will determine the Net WAC Cap. If, on any distribution date, the pass-through rate on the Class AF-1 Certificates, the group II senior certificates, the group III senior certificates or any subordinate certificate is so limited, a "Cap Carryover Amount" will result. This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate. On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts. The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

                              o The otherwise fixed pass-through rates of the remaining group I senior certificates are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in all groups. To the extent mortgage loans bearing net interest rates above the pass-through rates of those classes prepay (or are the subject of defaults), the Net WAC Cap will be reduced and the pass-through rates of those classes of certificates may be capped. On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose. There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts. The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.

Mechanics of the              Under the interest distribution mechanics of the
trust place risk of           trust:
loss primarily on
subordinate                   o    Class M-1 Certificates receive distributions
certificates                       only after required distributions to the
                                   Class A Certificates;

                              o Class M-2 Certificates receive distributions only after required distributions to the Class A and Class M-1 Certificates; and

                              o Class B Certificates receive distributions only after required distributions to the Class A, Class M-1 and Class M-2 Certificates.

                              If the trust does not have sufficient funds to distribute interest to all classes of certificates, the shortfall will be borne by the certificates in reverse order of seniority.

                              If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate certificate principal balances of the certificates may exceed the aggregate principal balance of the mortgage loans. In that event, the trust will generally reduce the certificate principal balances of the Class B Certificates, and then the remaining classes in reverse order of seniority, provided that the certificate principal balances of the senior certificates will not be so reduced.

                              Investors in the subordinate certificates are urged to consider that the performance of such certificates will be affected by the payment experience of all mortgage loan groups, since distributions on such certificates are determined on the basis of all loan groups.

                              You should fully consider the subordination risks associated with an investment in the Class M-1, Class M-2 or Class B Certificates. These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

Owners of Class A-            The Class A-IO, Class S and Class X-IO
IO, Class S and               Certificates are entitled to distributions of
Class X-IO                    interest only and are not entitled to
Certificates may not          distributions of principal. In addition, interest
recover their initial         is calculated on the Class A-IO Certificates on
investments                   the basis of a notional balance which is reduced
                              to zero after the thirty-first distribution date after the closing date. Following such date, the Class A-IO Certificates will not be entitled to further distributions of interest. Similarly, interest accrues on the Class S Certificates generally on the basis of a notional balance, which is reduced to zero following the thirty-sixth distribution date after the closing date. Thereafter, the Class S Certificates will not be entitled to further distributions of interest.

                              The yield to investors in the Class A-IO, Class S and Class X-IO Certificates will be sensitive in varying degrees to high rates of principal payments (including prepayments) on the mortgage loans in the related group or groups, which could affect the ability of investors in such classes to recover their initial investments. See "Prepayment and Yield Considerations -- The Class A-IO, Class S and Class X-IO Certificates."

Changes in LIBOR              The amount of interest distributable on the Class
may reduce the yield          S Certificates is calculated by reference to the
on the                        excess of a specified rate over one month LIBOR.
Class S Certificates          If LIBOR equals or exceeds 1.85% (approximately
                              the current value of LIBOR), the pass-through rate on this class will be zero. See "Prepayment and Yield Considerations -- The Class A-IO, Class S and Class X-IO Certificates." Currently, LIBOR is at an historically low level. There can be no assurance that LIBOR will continue at its current level or decline.

Loan characteristics          This prospectus supplement describes only a
of the final                  portion of the mortgage loans to be sold to the
mortgage pool may             trust on the closing date. The additional mortgage
vary from the                 loans to be delivered on the closing date may have
characteristics of the        characteristics that differ somewhat from the
identified mortgage           identified mortgage described in this prospectus
loans disclosed in            supplement. In addition, subsequent mortgage loans
this prospectus               to loans be purchased by the trust after the
supplement                    closing date with amounts on deposit in the
                              pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement. However, each of the subsequent mortgage loans must satisfy the criteria described under "The Mortgage Loan
                              Pool -- Conveyance of Subsequent Mortgage Loans" herein. The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust. The current report on Form 8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.

There is a risk of            The seller anticipates that the trust will use
early prepayment of           substantially all of the funds in the pre-funding
principal associated          account to purchase subsequent mortgage loans for
with the pre-funding          the trust. However, if the principal amount of
account                       eligible subsequent mortgage loans available
                              during the pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust. This could result in a prepayment of principal to holders of certificates as described in this prospectus supplement, which could adversely affect the yield of such certificates to the extent they were purchased at a premium. The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.

Effect of                     The rating assigned to your class of certificates
Performance of                will depend on the performance of the mortgage
Mortgage Loans on             loans in all pools. Therefore, since the
Ratings of the                subordinate certificates provide credit support
Certificates                  for the group I, group II and group III senior
                              certificates, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

The following characteristics of the mortgage loans may increase risk of loss:

Non-conforming                As a general matter, the seller originated or
underwriting                  purchased or will originate or purchase the
standards                     mortgage loans in accordance with its mortgage
                              loan program for non-conforming credits -- a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

                              The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic                    The mortgaged premises for approximately 15.19% of
concentration                 the identified group I mortgage loans,
                              approximately 21.30% of the identified group II mortgage loans and approximately 36.91% of the identified group III mortgage loans are located in California. An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in California could adversely affect the values of the mortgaged premises located in California and increase the risk of loss on the related mortgage loans.

Second liens                  Approximately 3.55% of the aggregate scheduled
                              principal balance of the identified group I mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage. The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

Balloon loans                 Approximately 20.08% of the aggregate scheduled
                              principal balance of the identified group I mortgage loans and approximately 6.05% of the aggregate scheduled principal balance of the identified group III mortgage loans are "balloon loans" that provide for the payment of the unamortized principal balance in a single payment at maturity. If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

High loan-to-value            Mortgage loans with high loan-to-value ratios may
ratios increase risk          present a greater risk of loss than mortgages with
of loss                       loan-to-value ratios of 80% or below.
                              Approximately 38.09% of the identified group I mortgage loans, 48.87% of the identified group II mortgage loans and 24.89% of the identified group
                              III mortgage loans based on aggregate cut off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%.

Other legal                   Federal and state laws, public policy and general
considerations                principles of equity relating to the protection of
                              consumers, unfair and deceptive practices and debt collection practices:

                              o regulate interest rates and other charges on mortgage loans;

                              o    require certain disclosures to borrowers;

                              o require licensing of the seller and the other originators; and

                              o regulate generally the origination, servicing and collection process for the mortgage loans.

                              Violations of these laws:

                              o may limit the ability of the trust to collect on the mortgage loans;

                              o may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

                              o could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.


                              The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust. If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on                Standard hazard insurance policies do not insure
hazard insurance              against physical damage arising from earth
                              movement, including earthquakes, landslides and mudflows. The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

Insolvency of seller          The seller believes that the transfers of the
could cause payment           mortgage loans by the seller to the depositor and
delays                        by the depositor to the trust constitute sales by
                              the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding. Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales. Even if this argument proves unsuccessful, delays in distributions could result.

                              The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.


                               RECENT DEVELOPMENTS

Recent Attacks and Possible Military Action

         The effects that the recent attacks in the United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940. Interest payable to the holders of the related senior certificates and subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940. Legislation granting similar loan payment relief to certain persons not covered by the Soldiers' and Sailors' Civil Relief Act of 1940 has been proposed in California and may be enacted in California or other states. See "Material Legal Aspects of Mortgage Loans - Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

The Depositor

         On July 6, 2001, Saxon Capital Acquisition Corp. acquired a majority of the capital stock of Saxon Capital, Inc., the indirect parent of the seller, depositor and servicer. Prior to the stock acquisition, Saxon Capital, Inc. was an indirect subsidiary of Dominion Resources, Inc. On October 5, 2001, Saxon Capital Acquisition Corp. changed its name to Saxon Capital, Inc.

                             THE MORTGAGE LOAN POOL

General

         On the closing date, in addition to amounts on deposit in the pre-funding account, the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $611,488,561. The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus. As a general matter, the seller's mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines. Mortgage loans originated or purchased under the seller's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

         The mortgaged premises consist of residential properties which may be detached or attached:

         o    one-to-four family dwellings;

         o    condominium units;

         o    townhouses;

         o    manufactured housing; and

         o    units in a planned unit development.

         The mortgaged premises may be owner-occupied or non-owner-occupied investment properties. Owner-occupied properties include second and vacation homes. The mortgage loans are or will be secured by first and, in the case of the group I mortgage loans, second mortgages on the mortgaged premises.

         This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date. Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of March 1, 2002, the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date. Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until June 12, 2002. See "-Conveyance of Subsequent Mortgage Loans" herein. The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans. See "-Additional Information" herein.

         The identified mortgage loans satisfy certain criteria including:

         o    a remaining term to stated maturity of no more than 360 months;
              and

         o a mortgage interest rate of at least 6.250%, 6.625% and 6.250% with respect to group I, group II and group III, respectively.

         None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%. In addition, approximately 98.84% of the identified mortgage loans were originated less than six months prior to the statistical cut off date. Each mortgage loan in the trust will be assigned to one of the three groups comprising fixed rate mortgage loans, in the case of group I, adjustable rate mortgage loans, in the case of group II and fixed and adjustable rate mortgage loans, in the case of group III. Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group I, group II and group III and will be selected using generally the same criteria used to select the identified mortgage loans. In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.

         Of the identified mortgage loans, 1,530 mortgage loans representing approximately 83.65% of the aggregate principal balance of the mortgage loans in group I as of the statistical cut off date, 1,694 mortgage loans representing approximately 83.28% of the aggregate principal balance of the mortgage loans in group II as of the statistical cut off date and 249 mortgage loans representing approximately 75.35% of the aggregate principal balance of the mortgage loans in group III as of the statistical cut off date provide for the payment of prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the "Prepayment Penalty Period"), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note. In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge. The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled "Prepayment Penalty" in Appendix A hereto. A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered certificates to the extent and in the manner described under "Description of the Offered Certificates -- Distribution of Interest."

         All the identified mortgage loans in group II as of the statistical cut off date, and certain identified mortgage loans in group III as of the statistical cut off date, are subject to:

         o    periodic interest rate adjustment caps;

         o    lifetime interest rate ceilings; and

         o    lifetime interest rate floors.

         Substantially all of the identified mortgage loans in group II, and approximately 71.88% of the identified mortgage loans in group III representing substantially all of the identified adjustable rate mortgage loans in group III, had interest rates which were not fully indexed as of the statistical cut off date. This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date. The group II mortgage loans, and certain of the group III mortgage loans, have interest rate factors that fall into the following categories:

         o Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal;

         o 2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

         o One Year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that the additional and subsequent mortgage loans included in group II and the additional and subsequent adjustable rate mortgage loans in group III will not have materially different interest rate features.

         Detailed information on the mortgage loans is included in Appendix A hereto. Such information is approximate and is based solely on the aggregate scheduled principal balance of the identified mortgage loans as of the statistical cut off date. This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date. Totals may not add completely to 100% because of rounding. Each of the calculations represents a percentage of the given group. Unless otherwise specified, all weighted averages are based upon certain characteristics of the mortgage loans as of the statistical cut off date.

Conveyance of Additional and Subsequent Mortgage Loans

         The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based. In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $92,670,141 in aggregate scheduled principal balance of mortgage loans for addition to group I, approximately $126,137,868 in aggregate scheduled principal balance for addition to group II and approximately $69,703,431 in aggregate scheduled principal balance for addition to group III. Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group I, group II and group III will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group I, group II or group III mortgage loans.

         Certain subsequent mortgage loans conveyed to the trust after the closing date are expected to have been purchased by the master servicer or its affiliates in connection with the exercise of one or more clean-up calls with respect to one or more trusts previously established by the depositor. Such subsequent mortgage loans may, therefore, have been originated under underwriting guidelines that differ in certain respects from the underwriting guidelines described herein. In addition, such subsequent mortgage loans will have shorter remaining terms to maturity than mortgage loans originated more recently and may, therefore, result in shorter weighted average lives on the certificates.

         The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

         o no such mortgage loan will be selected in a manner adverse to the interests of certificateholders;

         o the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the certificates;

         o each such mortgage loan will have been underwritten in accordance with the seller's underwriting guidelines;

         o no such mortgage loan may have a remaining term to maturity exceeding 360 months;

         o no such mortgage loan may have a loan-to-value ratio greater than 100%;

         o no such mortgage loan added to group II or group III may be a junior mortgage loan;

         o each such mortgage loan included in group I and group II will conform with agency loan balance requirements; and

         o each such mortgage loan added to group I must be a fixed rate mortgage loan, each such mortgage loan added to group II must be an adjustable rate mortgage loan and each such mortgage loan added to group III must be a fixed or adjustable rate mortgage loan.

         Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

         o a weighted average mortgage interest rate of at least 9.00% for group I, at least 9.35% for group II and at least 8.60% for group III;

         o a weighted average original combined loan-to-value ratio of not more than 79.00% for group I;

         o a weighted average original loan-to-value ratio of not more than 81.00% for group II and not more than 77.00% for group III ;

         o no more than 84.50% of the principal balance of mortgage loans for group I will be cash out refinancing loans;

         o in the case of group I, at least 83.50% of the mortgage loans (based on principal balance) will have credit grades of A- or better, in the case of group II, at least 67.00% of the mortgage loans (based on principal balance) will have credit grades of A-or better, and, in the case of group III, at least 84.00% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

         o at least 81.00% of the mortgage loans (based on principal balance) in group I will have been originated pursuant to a full documentation program; and

         o the weighted average credit score will be no less than 610 for mortgage loans in group I, no less than 570 for mortgage loans in group II and no less than 605 for mortgage loans in group III.

Additional Information

         The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated. The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period. In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

         o as a result of incomplete documentation or non-compliance with representations and warranties or

         o if the depositor believes that removal is necessary or appropriate.

         The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust. The seller believes that the information set forth in this prospectus supplement with respect to group I, group II and group III is representative of the characteristics of the respective group as it will be constituted at the closing date.

         The depositor will file a current report on Form 8-K with the Commission, together with the agreement, within fifteen days after the initial issuance of the offered certificates. The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans. The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K. The underwriters of the offered certificates prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading "Prepayment and Yield Considerations" herein. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Underwriting Standards

         The seller's underwriting philosophy is to analyze the overall situation of the borrower and to take into account compensating factors which may be used to offset certain areas of weakness. Specific compensating factors include:

         o    loan-to-value ratio;

         o    mortgage payment history;

         o    disposable income;

         o    employment stability; and

         o    number of years at residence.

         The seller underwrites each loan individually. The seller bases its underwriting decision on the risk profile of the loan, even in instances where the seller purchases a group of mortgage loans in bulk. In some of these bulk purchases, the seller engages contract underwriters to underwrite individual mortgage loans under the direct supervision of the seller's senior underwriting staff.

         The seller customarily employs underwriting guidelines to aid in assessing:

         o the borrower's ability and willingness to repay a loan according to its terms; and

         o whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

         The seller has established classifications with respect to the credit profile of the borrower. The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower. The seller generally offers borrowers with less favorable credit ratings loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

         The seller's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of building a similar home. The appraisal may be no more than 180 days old on the day the loan is originated. In most instances, the seller will also require a field review appraisal for properties that have a value of $300,000 to $500,000 and a second full appraisal for properties that have a value over $500,000.

         The seller has four loan documentation programs:

         o Full Documentation -- underwriter review of the borrower's credit report, handwritten loan application, property appraisal, and the documents that are provided to verify employment and bank deposits, such as W-2's and pay stubs, or signed tax returns for the past two years;

         o Limited Documentation -- only available for self-employed borrowers; six months of personal and/or business bank statements are acceptable documentation of the borrower's stated cash flow; loan-to value ratios of 80.01% to 90% require two years of personal bank statements;

         o Stated Income -- the borrower's income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified. The seller does, however, verify the existence of the business and employment; and any self-employed business must have been in existence for at least two years; and

         o No Ratio -- specifically created for borrowers that want to be qualified based primarily on their equity positions in their homes and their individual credit profiles.

The seller may, from time to time, apply underwriting criteria that are either more stringent or more flexible than the general guidelines of the underwriting programs outlined below depending on the economic conditions of a particular market.

         The seller has developed two primary underwriting programs:

         o Traditional Underwriting Program (1st & 2nd lien mortgage loans) -- generally, all secondary credit items receive a full underwriting review prior to issuing an approval.

         The seller's general guidelines for the Traditional Underwriting Program are set forth below:

        A+                    A                   A-                  B                   C                 D

                                                   Mortgage History

No late payments     Maximum of one        Maximum of two       Maximum of four     Maximum of five     Maximum of six
                     30-day late payment   30-day late          30-day late         30-day and one      30-day, two
                                           payments in last     payments or two     60-day late         60-day and one
                                           12 months            30-day and one      payments or four    90-day late
                                           (maximum of one      60-day late         30-day, one         payments
                                           30-day late          payments in last    60-day and one
                                           payment if LTV       12 months           90-day late
                                           is greater than                          payments in last
                                           85%)                                     12 months

                                                   Secondary Credit

Maximum of three     Maximum of three      Maximum of three     Maximum of four     Discretionary       Discretionary
30-day late          30-day late           30-day late          30-day and one
payments on          payments on           payments on          60-day late
revolving credit;    revolving credit;     revolving            payments on
two 30-day late      three 30-day late     credit;  three       revolving credit;
payment on           payments on           30-day late          three 30-day and
installment credit   installment credit    payments on          one 60-day late
                                           installment          payments on
                                           credit (isolated     installment
                                           60-day late          credit (isolated
                                           payments             90-day late
                                           acceptable)          payments
                                                                acceptable)

                                                  Bankruptcy Filings

Chapters 7 & 13 -    Chapter 7 -           Chapter 7 -          Chapter 7 -         Chapter 7 -         Chapter 7 & 13 -
Discharged 2 years   Discharged 2 years    Discharged 2 years   Discharged 1 1/2    Discharged 1 year   1 day from
(re-established      Chapter 13 -          Chapter 13 -1        years               Chapter 13 -1 day   discharge
credit since the     Discharged 1 year     year from date of    Chapter 13 -1       after discharge
discharge)           (re-established       filing with proof    year from date of   with proof paid
                     credit since          paid as agreed       filing with proof   as agreed
                     discharge)            (must be             paid as agreed
                                           discharged)          (must be
                                                                discharged)

                                                 Debt-To-Income Ratio

    32%/42%                  45%                   50%                 50%                 55%                 55%


                                 Maximum Loan-To-Value (1st lien mortgage loans only)

      90%                    90%                   90%                 85%                 80%                 70%


                           Maximum Combined Loan-To-Value (2nd lien mortgage loans only)(1)
      N/A            100% - Owner                  N/A          85% - Owner                N/A                 N/A
                     Occupied                                   Occupied
                     80% - Non Owner                            75% - Non Owner
                     Occupied                                   Occupied

(1) The combined loan-to-value ratios (CLTVs) shown above are relevant for second lien mortgage loans only. The CLTV of a second lien mortgage loan is equal to the ratio (expressed as a percentage) of (x) the sum of (i) the original scheduled principal balance of a second lien mortgage loan and
     (ii) the outstanding balance of the first lien at the time of second lien origination over (y) the fair market value of the mortgaged property at the time of origination. The fair market value is equal to the appraised value or, in the case of purchases, the lower of (i) the purchase price and (ii) the appraised value.

         o The Score Plus Underwriting Program (1st lien mortgage loans only) -- generally, a borrower's secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score. Accordingly, credit score minimums apply for each credit grade.

         The seller's general guidelines for the Score Plus Underwriting Program are set forth below:

        A+                    A                   A-                  B                   C                     D

                                                   Mortgage History

No late payments     Maximum of one        Maximum of two       Maximum of four     Maximum of five            N/A
                     30-day late payment   30-day late          30-day late         30-day and one
                                           payments in last     payments or two     60-day late
                                           12 months            30-day and one      payments or four
                                                                60-day late         30-day, one
                                                                payments in last    60-day and one
                                                                12 months           90-day late
                                                                                    payments in last
                                                                                    12 months

                                                 Secondary Credit

Minimum Credit       Minimum Credit        Minimum Credit       Minimum Credit      Minimum Credit             N/A
     Score                Score                 Score                Score               Score
      660                  620                   580                  560                 550

                                                Bankruptcy Filings

Chapters 7 & 13 -    Chapter 7 -           Chapter 7 -          Chapter 7 -         Chapter 7 -                N/A
Discharged 2 years   Discharged 2 years    Discharged 2 years   Discharged 1.5      Discharged 2 years
(re-established      Chapter 13 -          Chapter 13 -2        years               Chapter 13 -1
credit since the     Discharged 2          years from date      Chapter 13 -1.5     year from date of
discharge)           years                 of filing with       years from date     filing with proof
                     (re-established       proof paid as        of filing with      paid as agreed
                     credit since          agreed (must be      proof paid as       (must be
                     discharge)            discharged)          agreed (must be     discharged)
                                                                discharged)

                                               Debt-To-Income Ratio

    45<-90% LTV              45%                   50%                 50%                 55%                 N/A
    42%>90% LTV

                               Maximum Loan-To-Value (1st lien mortgage loans only)

        100%                 97%                   97%                 85%                 80%                 N/A

                                                    Foreclosure

       >=5 Yrs             >=5 Yrs               >=3 Yrs             >=3 Yrs             >=3 Yrs               N/A
    If LTV > 90%,
     not allowed

Servicing of the Mortgage Loans

         General. Meritech Mortgage Services, Inc., an affiliate of the depositor, will service the mortgage loans. The servicer began its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc., before September 1994. The principal offices of the servicer are located in Fort Worth, Texas. The servicer is a HUD-approved originator and is approved by and in good standing with Fannie Mae and Freddie Mac. The servicer will provide customary servicing functions with respect to the mortgage loans. Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it. The servicer must obtain approval of the master servicer with respect to some of its servicing activities. In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties. See "Servicing of Mortgage Loans" in the prospectus.

         As of February 28, 2002, the servicer serviced a portfolio of approximately 66,000 one-to-four family conventional residential mortgage loans totaling approximately $6.4 billion. The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer's conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

                                                                 Percentage of Total Portfolio
                               --------------------------------------------------------------------------------------------------
                               February 28, 2002   December 31, 2001   December 31, 2000   December 31, 1999   December 31, 1998
                               ------------------  ------------------  ------------------  ------------------  ------------------
                                By No.  By Dollar   By No.  By Dollar   By No.  By Dollar   By No.  By Dollar   By No.  By Dollar
                               of Loans   Amount   of Loans   Amount   of Loans   Amount   of Loans   Amount   of Loans   Amount
                                 -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
Period of Delinquency
31-60 days                        7.53%     7.77%    10.38%    10.34%     6.86%     6.91%     5.62%     5.48%     6.48%     6.36%
61-90 days                        2.31%     2.33%     2.10%     2.17%     1.69%     1.76%     1.67%     1.62%     1.28%     1.34%
91 days or more                   4.58%     4.48%     3.96%     3.82%     3.04%     2.94%     1.94%     1.97%     1.46%     1.60%
                                 -----     -----     -----     -----     -----     -----     -----     -----     -----     -----
Total Delinquency(1)             14.42%    14.58%    16.44%    16.32%    11.60%    11.62%     9.25%     9.07%     9.22%     9.30%

Loans in foreclosure              4.09%     3.95%     4.48%     4.37%     3.92%     4.00%     2.88%     3.04%     2.03%     2.45%

-------------------------------------------------
(1)  Totals may not sum due to rounding.

         These statistics represent the recent experience of the servicer. There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable. In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in the servicer's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust's mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer's one-to-four family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

     o   the value of real estate securing the mortgage loans; and

     o   the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchase

         The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each distribution date. A due period is the period from and including the second day of a month to and including the first day of the following month. In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation. The servicer must pay certain insurance premiums and ongoing expenses. The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

         The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer's determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

         Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer believes that the advance is non-recoverable. Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

         o    late collections in respect of such loan;

         o    insurance proceeds in respect of such loan; and

         o    net liquidation proceeds in respect of such loan.

The servicer's obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified. In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer's obligation to make advances in respect of such loan will terminate at the time of such determination.

         Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement. If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance. The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the trust. If so specified in the agreement, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans). See "Servicing of Mortgage Loans -- Advances" in the prospectus.

         In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the distribution date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the servicing fee payable with respect to such distribution date (such payment, "Compensating Interest"). If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

The Master Servicer

         Saxon Mortgage, Inc., will act as master servicer of the mortgage loans. The master servicer has limited experience master servicing mortgage loans. The master servicer will:

         o    supervise the servicing of the mortgage loans;

         o provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

         o make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

         o    appoint a successor servicer if a servicer is terminated.

         The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such distribution date. The master servicer will pay the trustee its monthly fees out of the master servicing fee.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered certificates will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

         o    payments in full prior to stated maturity;

         o    liquidations due to defaults;

         o    casualties and condemnations; and

         o    repurchases of mortgage loans by the depositor.

         If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor's anticipated yield. If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium (and, in particular, the Class A-IO, Class X-IO and Class S Certificates), the actual yield to that investor will be lower than such investor's anticipated yield.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

         o    the age of the mortgage loans;

         o    the geographic locations of the properties securing the loans;

         o    the extent of the mortgagors' equity in the properties;

         o changes in the mortgagors' housing needs, job or employment status; and

         o    the credit quality of the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor's determination.

         The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan. As a result of such earlier determination, the yield to investors may be adversely affected. Similarly, the purchase by the master servicer of any Nonrecoverable Mortgage Loan (in exercise of its option to purchase a delinquent loan or as part of an optional termination) may result in reduced yields on the certificates, and in particular, subordinate classes. The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer, an affiliate of the initial holder of the Class C Certificate. As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.

         The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate until each dollar of principal of that certificate will be distributed to the investor. The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid. These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

         The Class AF-6 Certificates will not be entitled to distributions of principal, either scheduled or unscheduled, until the April 2005 distribution date, except as otherwise described in this prospectus supplement. On and after that date, the relative entitlement of the Class AF-6 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class AF-6 Distribution Amount. See "Description of the Offered Certificates - Distributions" herein.

         As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered certificates to build and maintain limited overcollateralization at levels required as set forth in the Agreement. See "Description of the Offered Certificates -- Excess Interest" herein. The level of Excess Interest available on any distribution date will be influenced by, among other things:

         o The overcollateralization level of the mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal balances of the certificates;

         o The loss experience of the mortgage loans. For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

         o The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the pass-through rates of the offered certificates; and

         o The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.

Mandatory Prepayment

         Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first distribution date after the end of the pre-funding period will be applied as a payment of principal on the certificates as described in this prospectus supplement under the heading "Description of the Offered Certificate -- Distributions" herein. The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans. It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount. Consequently, certificateholders will receive some prepayment of principal. See "Description of the Offered Certificates -- Pre-Funding Account."

Prepayments and Yields for Offered Certificates

         All of the mortgage loans in group I, and a portion of the mortgage loans in group III are or will be fixed rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         All of the mortgage loans in group II, and a portion of the mortgage loans in group III are or will be adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience. The Class AV-1 Certificates will generally reflect the prepayment experience of the group II mortgage loans and the Class AV-2 Certificates will generally reflect the prepayment experience of the group III mortgage loans.

         The final scheduled distribution date for the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class M-1, Class M-2, Class B and Class X-IO Certificates is the date on which the certificate principal balance or notional balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollaterization. The final scheduled distribution date for the Class A-IO Certificates is the thirty-first distribution date following the closing date. The final scheduled distribution date for the Class S Certificates is the thirty-sixth distribution date following the closing date.

         The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because:

         o    excess interest will be applied to build overcollateralization,

         o prepayments are likely to occur which will be distributed in reduction of the related certificate principal balances or notional principal balances, as applicable, and

         o the master servicer will have the right to purchase all of the mortgage loans on any distribution date when the aggregate principal balance of the mortgage loans has declined to less than 10% of the sum of:

              o the aggregate principal balance of the initial mortgage loans as of the cut off date, and

              o    any amounts initially deposited in the pre-funding account.

         The actual final distribution date with respect to each class of the offered certificates will also be affected by the default and recovery experience of the mortgage loans. The actual final distribution date of the offered certificates may be earlier or later than the final scheduled distribution date.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption. A separate prepayment assumption has been calculated for the fixed and the adjustable rate mortgage loans. Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period. With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario IV for group I and for the fixed rate mortgage loans in group III) assumes prepayment rates of 2.20% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately 2.20% per annum in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of 22% per annum. With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario IV for group II and for the adjustable rate mortgage loans in group III) assumes prepayment rates of 4.00% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately 1.4762% per annum in each month thereafter up to and including the twenty-second month. Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of 35% per annum. As used in the tables below, 0% prepayment assumption (Scenario I for each group below) assumes prepayment rates equal to 0% of the prepayment assumption. No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

         The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

         o the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

         o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in April 2002, in accordance with the payment priorities set forth in this prospectus supplement;

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

         o scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in April 2002, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in March 2002, and include 30 days' interest thereon;

         o    six month LIBOR remains constant at 2.050%;

         o    one year CMT remains constant at 2.230%;

         o    one month LIBOR is equal to 1.850%;

         o    the closing date for the offered certificates is March 14, 2002;

         o    the master servicer's fee is 0.05%;

         o there is zero reinvestment income on all amounts in the distribution account;

         o interest from amounts on deposit in the pre-funding account is equal to $1,820,000 and is not available as Extra Principal Distribution Amounts;

         o subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;

         o the prepayment penalty has been calculated as 80% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

         o the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

              o    the assumed level of the applicable index and

              o    the respective gross margin;

         o for purposes of the "Weighted Average Life-- Optional Termination" in the tables, the offered certificates are redeemed on the initial Clean-Up Call Date;

         o credit enhancement percentages for each group were derived from the certificate principal balances of the offered certificates set forth in this prospectus supplement; and

         o each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

         The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

                                          Initial Group I Mortgage Loan Characteristics

                                                                        Original
                                             Original    Remaining    Amortization                     Remaining
                   Current         Gross     Term to      Term to       Term to       Servicing    Prepayment Penalty    Prepayment
Amortization       Balance          WAC      Maturity    Maturity       Maturity         Fee              Term           Months of
 Methodology         ($)            (%)      (months)    (months)       (months)         (%)            (months)          Interest
------------    -------------    --------    --------    ---------    ------------    ---------    ------------------    ----------
    Level        5,966,094.98     9.39935       174         172            174         0.53977              0                 N/A
    Level       19,262,819.98     8.75512       176         174            176         0.51614             51             5.52546
    Level        1,413,916.46     9.65639       240         238            240         0.53832              0                 N/A
    Level        6,770,092.68     9.22184       240         238            240         0.51804             49             5.71215
    Level          627,160.00     8.31165       300         298            300         0.50000              0                 N/A
    Level          731,900.00     7.96288       300         298            300         0.50000             32             5.71308
    Level       18,245,947.13     9.45975       360         357            360         0.49849              0                 N/A
    Level       81,914,484.57     8.99409       360         358            360         0.50000             47             5.66531
   Balloon       1,342,113.49    11.87973       180         178            360         0.64127              0                 N/A
   Balloon      32,554,363.70     9.46839       180         178            360         0.51789             49             5.96211


                                         Subsequent Group I Mortgage Loan Characteristics

                                                                   Original
                                          Original   Remaining   Amortization                Remaining
                  Current        Gross    Term to     Term to      Term to      Servicing    Prepayment    Prepayment
Amortization      Balance         WAC     Maturity   Maturity      Maturity        Fee      Penalty Term   Months of    Pre-Funding
 Methodology        ($)           (%)     (months)   (months)      (months)        (%)        (months)      Interest       Month*
------------   -------------   --------   --------   ---------   ------------   ---------   ------------   ----------   -----------
    Level       4,082,148.45    9.39935      174        174           174        0.53977             0          N/A          1
    Level      13,180,093.69    8.75512      176        176           176        0.51614            54      5.52546          1
    Level         967,436.31    9.65639      240        240           240        0.53832             0          N/A          1
    Level       4,632,263.39    9.22184      240        240           240        0.51804            52      5.71215          1
    Level         429,118.25    8.31165      300        300           300        0.50000             0          N/A          1
    Level         500,783.92    7.96288      300        300           300        0.50000            34      5.71308          1
    Level      12,484,324.36    9.45975      360        360           360        0.49849             0          N/A          1
    Level      56,047,898.61    8.99409      360        360           360        0.50000            50      5.66531          1
   Balloon        918,306.95   11.87973      180        180           360        0.64127             0          N/A          1
   Balloon     22,274,493.77    9.46839      180        180           360        0.51789            52      5.96211          1

* Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.

                                       Initial Group II Mortgage Loan Characteristics

                                                Original
                         Original  Remaining  Amortization
   Current       Gross   Term to    Term to      Term to    Servicing  Gross       Maximum        Minimum       Next      Reset
   Balance        WAC    Maturity  Maturity     Maturity       Fee     Margin   Mortgage Rate  Mortgage Rate   Reset    Frequency
     ($)          (%)    (months)  (months)     (months)       (%)      (%)          (%)            (%)       (months)  (months)
--------------  -------  --------  ---------  ------------  ---------  -------  -------------  -------------  --------  ---------
 31,699,542.34  9.39393    360        358          360       0.50000   5.82367    16.00778        8.68269        22         6
103,554,934.53  9.46539    360        358          360       0.50000   5.66291    16.13468        8.89144        22         6
  8,683,806.55  9.28084    360        357          360       0.50000   5.56150    15.84902        8.34111        33         6
 96,204,503.64  9.48781    360        358          360       0.50000   5.62613    16.16341        8.75897        34         6
  1,647,800.00  8.26270    360        359          360       0.50000   5.23644    14.38650        6.41612        59         6
     59,850.00  9.75000    360        358          360       0.50000   5.87500    16.75000        9.75000        10        12

Initial   Periodic   Remaining
Periodic    Rate     Prepayment   Prepayment
Rate Cap    Cap     Penalty Term   Months of
   (%)      (%)       (months)     Interest
--------  --------  ------------  ----------
 1.20411   1.02096        0             N/A
 1.37487   1.04171       29         5.92437
 1.23176   1.00791        0             N/A
 1.18812   1.04403       35         5.90621
 3.00000   1.00000       55         5.58672
 2.00000   2.00000        0             N/A


                                       Subsequent Group II Mortgage Loan Characteristics

                                                Original
                         Original  Remaining  Amortization                      Maximum   Minimum                        Initial
   Current       Gross   Term to    Term to      Term to    Servicing  Gross    Mortgage  Mortgage    Next      Reset    Periodic
   Balance        WAC    Maturity  Maturity     Maturity       Fee     Margin     Rate      Rate     Reset    Frequency  Rate Cap
     ($)          (%)    (months)  (months)     (months)       (%)      (%)       (%)       (%)     (months)  (months)     (%)
--------------  -------  --------  ---------  ------------  ---------  -------  --------  --------  --------  ---------  --------
21,689,604.04   9.39393    360        360          360       0.50000   5.82367  16.00778   9.39393     24         6       1.20411
70,854,825.03   9.46539    360        360          360       0.50000   5.66291  16.13468   9.46539     24         6       1.37487
 5,941,673.34   9.28084    360        360          360       0.50000   5.56150  15.84902   9.28084     36         6       1.23176
65,825,480.00   9.48781    360        360          360       0.50000   5.62613  16.16341   9.48781     36         6       1.18812
 1,127,465.16   8.26270    360        360          360       0.50000   5.23644  14.38650   8.26270     60         6       3.00000
    40,950.83   9.75000    360        360          360       0.50000   5.87500  16.75000   9.75000     12        12       2.00000

Periodic   Remaining
  Rate     Prepayment   Prepayment   Pre-
  Cap     Penalty Term   Months of  Funding
  (%)       (months)     Interest   Month*
--------  ------------  ----------  -------

 1.02096        0             N/A      1
 1.04171       32         5.92437      1
 1.00791        0             N/A      1
 1.04403       37         5.90621      1
 1.00000       57         5.58672      1
 2.00000        0             N/A      1


* Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.

                               Initial Group III Fixed Rate Mortgage Loan Characteristics

                                                                  Original
                                         Original   Remaining   Amortization                    Remaining
                  Current       Gross    Term to     Term to      Term to      Servicing   Prepayment Penalty   Prepayment
Amortization      Balance        WAC     Maturity   Maturity      Maturity        Fee             Term           Months of
Methodology         ($)          (%)     (months)   (months)      (months)        (%)           (months)         Interest
------------   -------------   -------   --------   ---------   ------------   ---------   ------------------   ----------
Level             988,000.00   8.57176      180        178           180        0.50000             0                 N/A
Level             438,750.00   6.25000      180        178           180        0.50000            58             6.00000
Level             766,500.00   9.34961      240        239           240        0.50000            58             6.00000
Level           3,346,930.04   9.61847      360        358           360        0.50000             0                 N/A
Level          21,758,611.18   7.59855      360        358           360        0.50000            47             5.76782
Balloon         7,481,221.04   8.22452      180        178           360        0.50000            49             5.72932


                                  Subsequent Group III Fixed Rate Mortgage Loan Characteristics

                                                                  Original
                                         Original   Remaining   Amortization                Remaining
                  Current       Gross    Term to     Term to      Term to      Servicing    Prepayment    Prepayment
Amortization      Balance        WAC     Maturity   Maturity      Maturity        Fee      Penalty Term    Months of   Pre-Funding
Methodology         ($)          (%)     (months)   (months)      (months)        (%)        (months)      Interest       Month*
------------   -------------   -------   --------   ---------   ------------   ---------   ------------   ----------   -----------
Level             676,013.82   8.57176      180        180           180        0.50000          0              N/A         1
Level             300,203.51   6.25000      180        180           180        0.50000         60          6.00000         1
Level             524,458.09   9.34961      240        240           240        0.50000         60          6.00000         1
Level           2,290,051.59   9.61847      360        360           360        0.50000          0              N/A         1
Level          14,887,775.22   7.59855      360        360           360        0.50000         50          5.76782         1
Balloon         5,118,834.85   8.22452      180        180           360        0.50000         52          5.72932         1
                                                                                                                            1

* Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.

                                 Initial Group III Adjustable Rate Mortgage Loan Characteristics

                                                Original
                         Original  Remaining  Amortization
   Current       Gross   Term to    Term to      Term to    Servicing  Gross       Maximum        Minimum       Next      Reset
   Balance        WAC    Maturity  Maturity     Maturity       Fee     Margin   Mortgage Rate  Mortgage Rate   Reset    Frequency
     ($)          (%)    (months)  (months)     (months)       (%)      (%)          (%)            (%)       (months)  (months)
--------------  -------  --------  ---------  ------------  ---------  -------  -------------  -------------  --------  ---------
17,367,505.09   8.96655    360        358          360       0.50000   5.52700    15.50448        8.03550        22        6
30,754,899.44   9.18684    360        358          360       0.50000   5.46101    15.84398        8.54983        21        6
 8,223,350.00   8.98275    360        358          360       0.50000   5.57193    15.42846        7.87418        34        6
31,108,937.27   8.99966    360        358          360       0.50000   5.36954    15.51929        8.14978        34        6
   568,000.00   8.25000    360        358          360       0.50000   4.25000    15.25000        8.25000        58        6
   888,527.00   7.97306    360        359          360       0.50000   4.92887    13.97306        5.97306        59        6

Initial   Periodic   Remaining
Periodic    Rate     Prepayment   Prepayment
Rate Cap    Cap     Penalty Term   Months of
   (%)      (%)       (months)     Interest
--------  --------  ------------  ----------
 1.21299   1.00000        0             N/A
 1.41559   1.02727       29         5.91611
 1.00000   1.00000        0             N/A
 1.24478   1.02437       34         5.86351
 1.00000   1.00000        0             N/A
 3.00000   1.00000       49         4.82324

                               Subsequent Group III Adjustable Rate Mortgage Loan Characteristics

                                                Original
                         Original  Remaining  Amortization                      Maximum   Minimum                        Initial
   Current       Gross   Term to    Term to      Term to    Servicing  Gross    Mortgage  Mortgage    Next      Reset    Periodic
   Balance        WAC    Maturity  Maturity     Maturity       Fee     Margin     Rate      Rate     Reset    Frequency  Rate Cap
     ($)          (%)    (months)  (months)     (months)       (%)      (%)       (%)       (%)     (months)  (months)     (%)
--------------  -------  --------  ---------  ------------  ---------  -------  --------  --------  --------  ---------  --------
11,883,272.78   8.96655    360        360          360       0.50000   5.52700  15.50448   8.96655     24         6       1.21299
21,043,256.20   9.18684    360        360          360       0.50000   5.46101  15.84398   9.18684     24         6       1.41559
 5,626,617.68   8.98275    360        360          360       0.50000   5.57193  15.42846   8.98275     36         6       1.00000
21,285,497.57   8.99966    360        360          360       0.50000   5.36954  15.51929   8.99966     36         6       1.24478
   388,639.53   8.25000    360        360          360       0.50000   4.25000  15.25000   8.25000     60         6       1.00000
   607,951.95   7.97306    360        360          360       0.50000   4.92887  13.97306   7.97306     60         6       3.00000

Periodic   Remaining
  Rate     Prepayment   Prepayment   Pre-
  Cap     Penalty Term   Months of  Funding
  (%)       (months)     Interest   Month*
--------  ------------  ----------  -------

 1.00000        0             N/A      1
 1.02727       32         5.91611      1
 1.00000        0             N/A      1
 1.02437       36         5.86351      1
 1.00000        0             N/A      1
 1.00000       51         4.82324      1
                                       1

* Indicates the 30-day period during the funding period in which such mortgage loan is acquired.

                                                   PREPAYMENT SCENARIOS


                Scenario I     Scenario II     Scenario III     Scenario IV     Scenario V     Scenario VI     Scenario VII

Group I
Prepayment
Assumption:         0%             50%              75%            100%            125%           150%             175%
Group II
Prepayment
Assumption:         0%             50%              75%            100%            125%           150%             175%
Group III
Prepayment
Assumption:         0%             50%              75%            100%            125%           150%             175%

         The following tables set forth the approximate percentages of the initial principal amount of the offered certificates that would be outstanding after each of the dates shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table entitled "Prepayment Scenarios." The percentages have been rounded to the nearest 1%.

                                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                              Class AF-1 Scenario                                                Class AF-2 Scenario
                 ----------------------------------------------                     ----------------------------------------------
                  I      II    III     IV     V      VI    VII                       I      II    III     IV     V      VI    VII
                  -      --    ---     --     -      --    ---                       -      --    ---     --     -      --    ---
Initial                                                            Initial
Percent          100%   100%   100%   100%   100%   100%   100%    Percent          100%   100%   100%   100%   100%   100%   100%
3/25/2003.....    87     63     51     38     25     11      0     3/25/2003.....   100    100    100    100    100    100     96
3/25/2004.....    82     25      0      0      0      0      0     3/25/2004.....   100    100     96     40      0      0      0
3/25/2005.....    78      0      0      0      0      0      0     3/25/2005.....   100     83      3      0      0      0      0
3/25/2006.....    73      0      0      0      0      0      0     3/25/2006.....   100     23      0      0      0      0      0
3/25/2007.....    67      0      0      0      0      0      0     3/25/2007.....   100      0      0      0      0      0      0
3/25/2008.....    62      0      0      0      0      0      0     3/25/2008.....   100      0      0      0      0      0      0
3/25/2009.....    56      0      0      0      0      0      0     3/25/2009.....   100      0      0      0      0      0      0
3/25/2010.....    50      0      0      0      0      0      0     3/25/2010.....   100      0      0      0      0      0      0
3/25/2011.....    44      0      0      0      0      0      0     3/25/2011.....   100      0      0      0      0      0      0
3/25/2012.....    37      0      0      0      0      0      0     3/25/2012.....   100      0      0      0      0      0      0
3/25/2013.....    30      0      0      0      0      0      0     3/25/2013.....   100      0      0      0      0      0      0
3/25/2014.....    21      0      0      0      0      0      0     3/25/2014.....   100      0      0      0      0      0      0
3/25/2015.....    12      0      0      0      0      0      0     3/25/2015.....   100      0      0      0      0      0      0
3/25/2016.....     1      0      0      0      0      0      0     3/25/2016.....   100      0      0      0      0      0      0
3/25/2017.....     0      0      0      0      0      0      0     3/25/2017.....    21      0      0      0      0      0      0
3/25/2018.....     0      0      0      0      0      0      0     3/25/2018.....     0      0      0      0      0      0      0
3/25/2019.....     0      0      0      0      0      0      0     3/25/2019.....     0      0      0      0      0      0      0
3/25/2020.....     0      0      0      0      0      0      0     3/25/2020.....     0      0      0      0      0      0      0
3/25/2021.....     0      0      0      0      0      0      0     3/25/2021.....     0      0      0      0      0      0      0
3/25/2022.....     0      0      0      0      0      0      0     3/25/2022.....     0      0      0      0      0      0      0
3/25/2023.....     0      0      0      0      0      0      0     3/25/2023.....     0      0      0      0      0      0      0
3/25/2024.....     0      0      0      0      0      0      0     3/25/2024.....     0      0      0      0      0      0      0
3/25/2025.....     0      0      0      0      0      0      0     3/25/2025.....     0      0      0      0      0      0      0
3/25/2026.....     0      0      0      0      0      0      0     3/25/2026.....     0      0      0      0      0      0      0
3/25/2027.....     0      0      0      0      0      0      0     3/25/2027.....     0      0      0      0      0      0      0
3/25/2028.....     0      0      0      0      0      0      0     3/25/2028.....     0      0      0      0      0      0      0
3/25/2029.....     0      0      0      0      0      0      0     3/25/2029.....     0      0      0      0      0      0      0
3/25/2030.....     0      0      0      0      0      0      0     3/25/2030.....     0      0      0      0      0      0      0
3/25/2031.....     0      0      0      0      0      0      0     3/25/2031.....     0      0      0      0      0      0      0
3/25/2032.....     0      0      0      0      0      0      0     3/25/2032.....     0      0      0      0      0      0      0
Weighted                                                           Weighted
Average                                                            Average
Life(1) to                                                         Life(1) to
Maturity                                                           Maturity
(Yrs.)........  7.57   1.44   1.09   0.91   0.79   0.71   0.65     (Yrs.)........ 14.86   3.63   2.55   2.00   1.66   1.43   1.26
Optional                                                           Optional
Termination                                                        Termination
(Yrs.)........  7.57   1.44   1.09   0.91   0.79   0.71   0.65     (Yrs.)........ 14.86   3.63   2.55   2.00   1.66   1.43   1.26

                              Class AF-3 Scenario                                                Class AF-4 Scenario
                 ----------------------------------------------                     ----------------------------------------------
                  I      II    III     IV     V      VI    VII                       I      II    III     IV     V      VI    VII
                  -      --    ---     --     -      --    ---                       -      --    ---     --     -      --    ---
Initial                                                            Initial
Percent          100%   100%   100%   100%   100%   100%   100%    Percent          100%   100%   100%   100%   100%   100%   100%
3/25/2003.....   100    100    100    100    100    100    100     3/25/2003.....   100    100    100    100    100    100    100
3/25/2004.....   100    100    100    100     87     35      0     3/25/2004.....   100    100    100    100    100    100     83
3/25/2005.....   100    100    100     30      0      0      0     3/25/2005.....   100    100    100    100     56      0      0
3/25/2006.....   100    100     48      0      0      0      0     3/25/2006.....   100    100    100     91     36      0      0
3/25/2007.....   100     76      8      0      0      0      0     3/25/2007.....   100    100    100     42      0      0      0
3/25/2008.....   100     47      0      0      0      0      0     3/25/2008.....   100    100     73      9      0      0      0
3/25/2009.....   100     21      0      0      0      0      0     3/25/2009.....   100    100     44      0      0      0      0
3/25/2010.....   100      6      0      0      0      0      0     3/25/2010.....   100    100     30      0      0      0      0
3/25/2011.....   100      0      0      0      0      0      0     3/25/2011.....   100     88     14      0      0      0      0
3/25/2012.....   100      0      0      0      0      0      0     3/25/2012.....   100     69      0      0      0      0      0
3/25/2013.....   100      0      0      0      0      0      0     3/25/2013.....   100     50      0      0      0      0      0
3/25/2014.....   100      0      0      0      0      0      0     3/25/2014.....   100     33      0      0      0      0      0
3/25/2015.....   100      0      0      0      0      0      0     3/25/2015.....   100     17      0      0      0      0      0
3/25/2016.....   100      0      0      0      0      0      0     3/25/2016.....   100      2      0      0      0      0      0
3/25/2017.....   100      0      0      0      0      0      0     3/25/2017.....   100      0      0      0      0      0      0
3/25/2018.....    61      0      0      0      0      0      0     3/25/2018.....   100      0      0      0      0      0      0
3/25/2019.....    46      0      0      0      0      0      0     3/25/2019.....   100      0      0      0      0      0      0
3/25/2020.....    29      0      0      0      0      0      0     3/25/2020.....   100      0      0      0      0      0      0
3/25/2021.....    10      0      0      0      0      0      0     3/25/2021.....   100      0      0      0      0      0      0
3/25/2022.....     0      0      0      0      0      0      0     3/25/2022.....    87      0      0      0      0      0      0
3/25/2023.....     0      0      0      0      0      0      0     3/25/2023.....    64      0      0      0      0      0      0
3/25/2024.....     0      0      0      0      0      0      0     3/25/2024.....    46      0      0      0      0      0      0
3/25/2025.....     0      0      0      0      0      0      0     3/25/2025.....    28      0      0      0      0      0      0
3/25/2026.....     0      0      0      0      0      0      0     3/25/2026.....     8      0      0      0      0      0      0
3/25/2027.....     0      0      0      0      0      0      0     3/25/2027.....     0      0      0      0      0      0      0
3/25/2028.....     0      0      0      0      0      0      0     3/25/2028.....     0      0      0      0      0      0      0
3/25/2029.....     0      0      0      0      0      0      0     3/25/2029.....     0      0      0      0      0      0      0
3/25/2030.....     0      0      0      0      0      0      0     3/25/2030.....     0      0      0      0      0      0      0
3/25/2031.....     0      0      0      0      0      0      0     3/25/2031.....     0      0      0      0      0      0      0
3/25/2032.....     0      0      0      0      0      0      0     3/25/2032.....     0      0      0      0      0      0      0
Weighted                                                           Weighted
Average                                                            Average
Life(1) to                                                         Life(1) to
Maturity                                                           Maturity
(Yrs.)........ 16.90   6.10   4.07   3.00   2.35   1.99   1.72     (Yrs.).......  21.91  11.18   7.19   4.99   3.65   2.62   2.25
Optional                                                           Optional
Termination                                                        Termination
(Yrs.)........ 16.90   6.10   4.07   3.00   2.35   1.99   1.72     (Yrs.).......  21.91  11.16   7.18   4.99   3.65   2.62   2.25

(1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

                                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                              Class AF-5 Scenario                                                Class AF-6 Scenario
                 ----------------------------------------------                     ----------------------------------------------
                  I      II    III     IV     V      VI    VII                       I      II    III     IV     V      VI    VII
                  -      --    ---     --     -      --    ---                       -      --    ---     --     -      --    ---
Initial                                                            Initial
Percent          100%   100%   100%   100%   100%   100%   100%    Percent          100%   100%   100%   100%   100%   100%   100%
3/25/2003.....   100    100    100    100    100    100    100     3/25/2003.....   100    100    100    100    100    100    100
3/25/2004.....   100    100    100    100    100    100    100     3/25/2004.....   100    100    100    100    100    100    100
3/25/2005.....   100    100    100    100    100     84      0     3/25/2005.....   100    100    100    100    100    100     68
3/25/2006.....   100    100    100    100    100     84      0     3/25/2006.....    99     92     91     92     95    100     68
3/25/2007.....   100    100    100    100     92     58      0     3/25/2007.....    98     86     84     82     83     90     68
3/25/2008.....   100    100    100    100     66     37      0     3/25/2008.....    96     77     72     68     66     67     68
3/25/2009.....   100    100    100     86     51     24      0     3/25/2009.....    94     68     60     54     50     43     45
3/25/2010.....   100    100    100     79     48     24      0     3/25/2010.....    85     46     34     27     20     16     17
3/25/2011.....   100    100    100     68     39     17      0     3/25/2011.....    77     31     20     13      7      2      1
3/25/2012.....   100    100     99     58     29      7      0     3/25/2012.....    68     20     12      7      2      0      0
3/25/2013.....   100    100     85     45     19      0      0     3/25/2013.....    60     14      7      3      1      0      0
3/25/2014.....   100    100     72     34      8      0      0     3/25/2014.....    51      9      4      1      0      0      0
3/25/2015.....   100    100     62     26      1      0      0     3/25/2015.....    43      6      2      1      0      0      0
3/25/2016.....   100    100     51     17      0      0      0     3/25/2016.....    35      4      1      0      0      0      0
3/25/2017.....   100     80     37      5      0      0      0     3/25/2017.....    11      2      0      0      0      0      0
3/25/2018.....   100     65     27      0      0      0      0     3/25/2018.....     5      1      0      0      0      0      0
3/25/2019.....   100     58     20      0      0      0      0     3/25/2019.....     4      1      0      0      0      0      0
3/25/2020.....   100     52     13      0      0      0      0     3/25/2020.....     3      0      0      0      0      0      0
3/25/2021.....   100     47      6      0      0      0      0     3/25/2021.....     2      0      0      0      0      0      0
3/25/2022.....   100     40      1      0      0      0      0     3/25/2022.....     1      0      0      0      0      0      0
3/25/2023.....   100     33      0      0      0      0      0     3/25/2023.....     1      0      0      0      0      0      0
3/25/2024.....   100     27      0      0      0      0      0     3/25/2024.....     1      0      0      0      0      0      0
3/25/2025.....   100     21      0      0      0      0      0     3/25/2025.....     0      0      0      0      0      0      0
3/25/2026.....   100     14      0      0      0      0      0     3/25/2026.....     0      0      0      0      0      0      0
3/25/2027.....    86      7      0      0      0      0      0     3/25/2027.....     0      0      0      0      0      0      0
3/25/2028.....    62      1      0      0      0      0      0     3/25/2028.....     0      0      0      0      0      0      0
3/25/2029.....    37      0      0      0      0      0      0     3/25/2029.....     0      0      0      0      0      0      0
3/25/2030.....     8      0      0      0      0      0      0     3/25/2030.....     0      0      0      0      0      0      0
3/25/2031.....     0      0      0      0      0      0      0     3/25/2031.....     0      0      0      0      0      0      0
3/25/2032.....     0      0      0      0      0      0      0     3/25/2032.....     0      0      0      0      0      0      0
Weighted                                                           Weighted
Average                                                            Average
Life(1) to                                                         Life(1) to
Maturity                                                           Maturity
(Yrs.)........ 26.50  19.02  14.28  10.77   8.12   6.02   2.81     (Yrs.)........ 11.93   8.11   7.42   7.02   6.80   6.74   6.09
Optional                                                           Optional
Termination                                                        Termination
(Yrs.)........ 26.50  13.78   9.61   7.21   5.65   4.40   2.81     (Yrs.)........ 11.93   8.04   7.15   6.37   5.50   4.69   3.66

                              Class AV-1 Scenario                                                Class AV-2 Scenario
                 ----------------------------------------------                     ----------------------------------------------
                  I      II    III     IV     V      VI    VII                       I      II    III     IV     V      VI    VII
                  -      --    ---     --     -      --    ---                       -      --    ---     --     -      --    ---
Initial                                                            Initial
Percent          100%   100%   100%   100%   100%   100%   100%    Percent          100%   100%   100%   100%   100%   100%   100%
3/25/2003.....    97     89     85     81     77     73     69     3/25/2003.....    97     89     85     81     77     72     68
3/25/2004.....    97     72     61     50     40     31     22     3/25/2004.....    96     73     62     52     42     33     24
3/25/2005.....    96     55     39     25     14      4      0     3/25/2005.....    95     58     42     29     18      8      0
3/25/2006.....    95     42     27     18     11      4      0     3/25/2006.....    94     45     31     22     15      8      0
3/25/2007.....    94     32     19     11      5      1      0     3/25/2007.....    92     35     23     15      9      5      0
3/25/2008.....    92     26     14      7      2      0      0     3/25/2008.....    91     29     18     10      6      3      0
3/25/2009.....    91     21     10      4      1      0      0     3/25/2009.....    89     25     14      7      4      1      0
3/25/2010.....    89     16      7      2      0      0      0     3/25/2010.....    87     20     10      5      2      0      0
3/25/2011.....    88     13      4      1      0      0      0     3/25/2011.....    86     17      8      3      1      0      0
3/25/2012.....    86     10      3      0      0      0      0     3/25/2012.....    84     14      6      2      0      0      0
3/25/2013.....    84      8      2      0      0      0      0     3/25/2013.....    81     12      5      1      0      0      0
3/25/2014.....    82      6      1      0      0      0      0     3/25/2014.....    79     10      3      1      0      0      0
3/25/2015.....    79      5      0      0      0      0      0     3/25/2015.....    76      8      3      0      0      0      0
3/25/2016.....    77      4      0      0      0      0      0     3/25/2016.....    73      7      2      0      0      0      0
3/25/2017.....    74      3      0      0      0      0      0     3/25/2017.....    67      5      1      0      0      0      0
3/25/2018.....    71      2      0      0      0      0      0     3/25/2018.....    62      4      1      0      0      0      0
3/25/2019.....    68      1      0      0      0      0      0     3/25/2019.....    59      3      0      0      0      0      0
3/25/2020.....    64      1      0      0      0      0      0     3/25/2020.....    55      2      0      0      0      0      0
3/25/2021.....    60      0      0      0      0      0      0     3/25/2021.....    51      2      0      0      0      0      0
3/25/2022.....    55      0      0      0      0      0      0     3/25/2022.....    47      1      0      0      0      0      0
3/25/2023.....    50      0      0      0      0      0      0     3/25/2023.....    42      1      0      0      0      0      0
3/25/2024.....    47      0      0      0      0      0      0     3/25/2024.....    39      1      0      0      0      0      0
3/25/2025.....    43      0      0      0      0      0      0     3/25/2025.....    36      0      0      0      0      0      0
3/25/2026.....    39      0      0      0      0      0      0     3/25/2026.....    32      0      0      0      0      0      0
3/25/2027.....    34      0      0      0      0      0      0     3/25/2027.....    28      0      0      0      0      0      0
3/25/2028.....    29      0      0      0      0      0      0     3/25/2028.....    23      0      0      0      0      0      0
3/25/2029.....    24      0      0      0      0      0      0     3/25/2029.....    18      0      0      0      0      0      0
3/25/2030.....    18      0      0      0      0      0      0     3/25/2030.....    13      0      0      0      0      0      0
3/25/2031.....     9      0      0      0      0      0      0     3/25/2031.....     6      0      0      0      0      0      0
3/25/2032.....     0      0      0      0      0      0      0     3/25/2032.....     0      0      0      0      0      0      0
Weighted                                                           Weighted
Average                                                            Average
Life(1) to                                                         Life(1) to
Maturity                                                           Maturity
(Yrs.)........ 19.88   4.62   3.28   2.57   2.09   1.71   1.47     (Yrs.)........ 18.54   5.17   3.69   2.88   2.32   1.89   1.50
Optional                                                           Optional
Termination                                                        Termination
(Yrs.)........ 19.79   4.53   3.23   2.54   2.06   1.70   1.47     (Yrs.)........ 18.49   4.92   3.50   2.72   2.20   1.81   1.50

(1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

                                       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                               Class M-1 Scenario                                                 Class M-2 Scenario
                 ----------------------------------------------                     ----------------------------------------------
                  I      II    III     IV     V      VI    VII                       I      II    III     IV     V      VI    VII
                  -      --    ---     --     -      --    ---                       -      --    ---     --     -      --    ---
Initial                                                            Initial
Percent          100%   100%   100%   100%   100%   100%   100%    Percent          100%   100%   100%   100%   100%   100%   100%
3/25/2003.....   100    100    100    100    100    100    100     3/25/2003.....   100    100    100    100    100    100    100
3/25/2004.....   100    100    100    100    100    100    100     3/25/2004.....   100    100    100    100    100    100    100
3/25/2005.....   100    100    100    100    100    100    100     3/25/2005.....   100    100    100    100    100    100    100
3/25/2006.....   100    100     83     60     42     49     96     3/25/2006.....   100    100     83     60     42     29     19
3/25/2007.....   100     94     64     42     27     17     39     3/25/2007.....   100     94     64     42     27     17     10
3/25/2008.....   100     79     49     30     17     10     10     3/25/2008.....   100     79     49     30     17     10      2
3/25/2009.....   100     67     38     21     11      6      0     3/25/2009.....   100     67     38     21     11      3      0
3/25/2010.....   100     56     30     15      8      2      0     3/25/2010.....   100     56     30     15      7      0      0
3/25/2011.....   100     47     23     11      5      0      0     3/25/2011.....   100     47     23     11      1      0      0
3/25/2012.....   100     39     18      8      1      0      0     3/25/2012.....   100     39     18      7      0      0      0
3/25/2013.....   100     33     14      6      0      0      0     3/25/2013.....   100     33     14      2      0      0      0
3/25/2014.....   100     27     11      3      0      0      0     3/25/2014.....   100     27     11      0      0      0      0
3/25/2015.....   100     23      8      0      0      0      0     3/25/2015.....   100     23      8      0      0      0      0
3/25/2016.....   100     19      6      0      0      0      0     3/25/2016.....   100     19      4      0      0      0      0
3/25/2017.....   100     14      4      0      0      0      0     3/25/2017.....   100     14      0      0      0      0      0
3/25/2018.....   100     11      1      0      0      0      0     3/25/2018.....   100     11      0      0      0      0      0
3/25/2019.....   100      9      0      0      0      0      0     3/25/2019.....   100      9      0      0      0      0      0
3/25/2020.....   100      7      0      0      0      0      0     3/25/2020.....   100      6      0      0      0      0      0
3/25/2021.....   100      6      0      0      0      0      0     3/25/2021.....   100      3      0      0      0      0      0
3/25/2022.....   100      5      0      0      0      0      0     3/25/2022.....   100      1      0      0      0      0      0
3/25/2023.....   100      3      0      0      0      0      0     3/25/2023.....   100      0      0      0      0      0      0
3/25/2024.....    93      1      0      0      0      0      0     3/25/2024.....    93      0      0      0      0      0      0
3/25/2025.....    84      0      0      0      0      0      0     3/25/2025.....    84      0      0      0      0      0      0
3/25/2026.....    75      0      0      0      0      0      0     3/25/2026.....    75      0      0      0      0      0      0
3/25/2027.....    65      0      0      0      0      0      0     3/25/2027.....    65      0      0      0      0      0      0
3/25/2028.....    54      0      0      0      0      0      0     3/25/2028.....    54      0      0      0      0      0      0
3/25/2029.....    42      0      0      0      0      0      0     3/25/2029.....    42      0      0      0      0      0      0
3/25/2030.....    29      0      0      0      0      0      0     3/25/2030.....    29      0      0      0      0      0      0
3/25/2031.....    15      0      0      0      0      0      0     3/25/2031.....    15      0      0      0      0      0      0
3/25/2032.....     0      0      0      0      0      0      0     3/25/2032.....     0      0      0      0      0      0      0
Weighted                                                           Weighted
Average                                                            Average
Life(1) to                                                         Life(1) to
Maturity                                                           Maturity
(Yrs.)........ 26.15   9.98   7.05   5.47   4.69   4.45   4.98     (Yrs.)........ 26.14   9.86   6.99   5.37   4.52   4.10   3.99
Optional                                                           Optional
Termination                                                        Termination
(Yrs.)........ 26.02   9.26   6.45   4.98   4.30   4.13   3.95     (Yrs.)........ 26.02   9.26   6.45   4.96   4.19   3.83   3.76

                                Class B Scenario
                 ----------------------------------------------
                  I      II    III     IV     V      VI    VII
                  -      --    ---     --     -      --    ---
Initial
Percent          100%   100%   100%   100%   100%   100%   100%
3/25/2003.....   100    100    100    100    100    100    100
3/25/2004.....   100    100    100    100    100    100    100
3/25/2005.....   100    100    100    100    100    100    100
3/25/2006.....   100    100     83     60     42     29     16
3/25/2007.....   100     94     64     42     27     12      2
3/25/2008.....   100     79     49     30     14      2      0
3/25/2009.....   100     67     38     19      5      0      0
3/25/2010.....   100     56     30     10      0      0      0
3/25/2011.....   100     47     22      4      0      0      0
3/25/2012.....   100     39     14      0      0      0      0
3/25/2013.....   100     33      8      0      0      0      0
3/25/2014.....   100     27      4      0      0      0      0
3/25/2015.....   100     22      0      0      0      0      0
3/25/2016.....   100     16      0      0      0      0      0
3/25/2017.....   100      9      0      0      0      0      0
3/25/2018.....   100      4      0      0      0      0      0
3/25/2019.....   100      1      0      0      0      0      0
3/25/2020.....   100      0      0      0      0      0      0
3/25/2021.....   100      0      0      0      0      0      0
3/25/2022.....   100      0      0      0      0      0      0
3/25/2023.....   100      0      0      0      0      0      0
3/25/2024.....    93      0      0      0      0      0      0
3/25/2025.....    84      0      0      0      0      0      0
3/25/2026.....    75      0      0      0      0      0      0
3/25/2027.....    65      0      0      0      0      0      0
3/25/2028.....    54      0      0      0      0      0      0
3/25/2029.....    42      0      0      0      0      0      0
3/25/2030.....    29      0      0      0      0      0      0
3/25/2031.....     9      0      0      0      0      0      0
3/25/2032.....     0      0      0      0      0      0      0
Weighted
Average
Life(1) to
Maturity
(Yrs.)........ 26.08   9.51   6.69   5.13   4.28   3.81   3.57
Optional
Termination
(Yrs.)........ 26.01   9.25   6.43   4.94   4.13   3.68   3.47

(1) The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

The Class A-IO, Class S and Class X-IO Certificates

         The Class A-IO, Class S and Class X-IO Certificates are entitled to distributions of interest only and are not entitled to distributions of principal. Additionally, interest on the Class A-IO Certificates is calculated generally on the basis of the lesser of (i) the scheduled notional principal balance for such date or (ii) the Assumed Principal Balance, which is reduced to zero after the thirty-first distribution date after the closing date. Following such date, the Class A-IO Certificates will not be entitled to distributions of any kind. Similarly, interest accrues on the Class S Certificates generally on a notional amount equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, up to and including the thirty-sixth distribution date after the closing date. Thereafter, the Class S Certificates will not be entitled to distributions of any kind.

         As indicated in the tables below, the yield to investors on the Class A-IO, Class S and Class X-IO Certificates will be sensitive to a high rate of principal payments (including prepayments) on the mortgage loans in the related group or groups, which generally can be repaid at any time (subject, in certain cases, to payment of a prepayment penalty). Additionally, the yield to investors on the Class S Certificates will be highly sensitive to the value of one month LIBOR, and will vary inversely with such value. In other words, as the value of one month LIBOR increases, the pass-through rate on such class will decrease. If one month LIBOR equals or exceeds 1.85% (which is the current, historically low level of one month LIBOR), the pass-through rate on the Class S Certificates will be zero. If LIBOR does not decrease from its current level, the yield on the Class S Certificates will be negative.

         The information set forth in the following tables was prepared on the basis of the modeling assumptions and the assumption that the purchase price of each of the Class A-IO, Class S and Class X-IO Certificates (expressed as a percentage of its original notional principal balance) is as indicated in such table and does not include accrued interest. The yields shown for the Class S Certificates also assume different values of one month LIBOR. The assumed purchase price is not necessarily that at which actual sales will occur. Additionally, the yields set forth in the tables below were calculated by determining the monthly discounted rates that, when applied to the applicable assumed stream of cash flow to be paid on such certificates, would cause the discounted present value of such assumed stream of cash flow to equal the assumed purchase price of that class plus accrued interest and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in that class when such reinvestment rates are considered.

              Sensitivity of Class A-IO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)
                             Assumed Price 11.47650%

                                       CPR
            30%         40%         50%         60%          70%
         --------------------------------------------------------------
            4.490%      4.490%      4.490%      4.403%      (7.210)%
         --------------------------------------------------------------

              Sensitivity of Class X-IO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)
                             Assumed Price 0.46249%

                                       CPR
              30%         35%         40%         45%          50%
         --------------------------------------------------------------
            22.335%     15.206%      7.775%      0.000%      (8.167)%
         --------------------------------------------------------------


               Sensitivity of Class S Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)
                             Assumed Price 0.51897%

                                                  CPR
One Month LIBOR           45%         50%         55%         60%         65%
---------------           ---         ---         ---         ---         ---

1.35% ..............    17.404%      8.951%      0.000%     (9.538)%   (19.785)%
1.10% ..............    71.999%     61.795%     50.980%     39.441%     27.028%


         There is no assurance that prepayments will occur at any constant percentage or in accordance with any of the prepayment assumptions.

Payment Delay Feature

         The effective yield to the holders of group I senior certificates (other than the Class AF-1 Certificates) and the Class A-IO and Class X-IO Certificates, will be lower than the yield otherwise produced by the related pass-through rate and the purchase price of those certificates because principal and interest distributions will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The certificates to be issued by the trust will consist of:

         o the following group I senior certificates, all of which are offered by this prospectus supplement:

              o Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates;

         o the following group II senior certificates, all of which are offered by this prospectus supplement:

              o    Class AV-1 Certificates;

         o the following group III senior certificates, all of which are offered by this prospectus supplement:

              o    Class AV-2 Certificates;

         o the following interest only certificates, which are offered by this prospectus supplement:

              o    Class A-IO, Class S and Class X-IO Certificates;

         o the following subordinate certificates, all of which are offered by this prospectus supplement:

              o    the Class M-1, Class M-2 and Class B Certificates;

         o the Class P, Class C and Class R Certificates, which are not offered hereby.

         The Class M-1 Certificates are subordinate in right of payment to the Class A and Class S Certificates; the Class M-2 Certificates are subordinate in right of payment to the Class A, Class S and Class M-1 Certificates; and the Class B Certificates are subordinate in right of payment to the Class A, Class S, Class M-1 and Class M-2 Certificates, in each case to the extent described herein. The Class X-IO Certificates are subordinate in right of payment of interest to the extent described herein. See "--Distributions -- Distributions of Principal."

         Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

         Persons in whose names certificates are registered in the certificate register maintained by the trustee are the holders of the certificates. For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates (as the term holder is used in the agreement) for the trust will be Cede & Co., a nominee of DTC. No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner's interest in the trust, except in the event that physical certificates are issued under limited circumstances set forth in the agreement. All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreement. See "Description of the Offered Certificates -- Book-entry Registration of the Offered Certificates" herein.

         As described under "The Mortgage Loan Pool," the mortgage loan pool is divided into group I, which contains mortgage loans having fixed interest rates, group II, which contains mortgage loans having adjustable interest rates and group III, which contains mortgage loans having fixed and adjustable interest rates.

         The agreement requires that the trustee create a distribution account. All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments. See "The Agreement -- Administration of Accounts" in the prospectus.

         One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that distribution date) with respect to each group for that distribution date.

Distributions

         General. Distributions on the offered certificates (other than the Class AF-1, Class AV-1, Class AV-2, Class S, Class M-1, Class M-2 and Class B Certificates) will be made on each distribution date to holders of record as of the last business day of the month immediately preceding the calendar month in which the distribution date occurs, or the closing date in the case of the first distribution date, in an amount equal to the product of the holder's percentage interest and the amount to be distributed to that class on the distribution date. Distributions on the Class AF-1, Class AV-1, Class AV-2, Class S, Class M-1, Class M-2 and Class B Certificates will be made on each distribution date to holders of record as of the business day immediately preceding that distribution date in an amount equal to the product of the holder's percentage interest and the amount to be distributed to that class on the distribution date. The percentage interest represented by any certificate will be equal to the percentage obtained by dividing the certificate principal balance of the certificate by the certificate principal balance of all certificates of the same class.

         Distributions of Interest. On each distribution date, the amount of interest distributable with respect to the group I senior certificates (other than the Class AF-1 Certificates) and the Class A-IO and Class X-IO Certificates is the interest which has accrued on those certificates at the related pass-through rate during the calendar month immediately preceding the calendar month in which the distribution date occurs. On each distribution date, interest distributable with respect to the Class AF-1 Certificates, the group II senior certificates, the group III senior certificates, the Class S Certificates and the subordinate certificates is the interest which has accrued on those certificates at the then applicable pass-through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date. Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related distribution date.

         All calculations of interest on the group I senior certificates (other than the Class AF-1 Certificates), the Class A-IO and Class X-IO Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360). All calculations of interest on the Class AF-1, group II senior certificates, the group III senior certificates, Class S, Class M-1, Class M-2 and Class B Certificates will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

         On each distribution date, the Interest Funds with respect to each group will be distributed in the following order of priority:

         o first, from interest collections on each mortgage loan group, to each related class of senior certificates and the Class A-IO and Class S Certificates, the Current Interest and any Interest Carry Forward Amount for such class (or, in the case of the Class A-IO and Class S Certificates, the related Allocable Portion thereof) on that distribution date; provided, however, that, in the case of each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

         o second, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

              o to the Class M-1 Certificates, the Current Interest for that class and distribution date;

              o to the Class M-2 Certificates, the Current Interest for that class and distribution date;

              o to the Class B Certificates, the Current Interest for that class and distribution date;

              o to the Class X-IO Certificates, the Current Interest for that class and distribution date; and

              o any remainder will be treated as Excess Interest and distributed as described below under the subheading "-- Excess Interest" herein.

         The pass-through rate for the Class AF-1, Class AV-1, Class AV-2, Class M-1, Class M-2 and Class B Certificates will be equal to the lesser of (i) the Formula Rate, and (ii) the Net WAC Cap.

         o The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-2, and
              (ii) the Maximum Cap Rate.

         The pass-through rate of the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates is the lesser of (i) the per annum rate for such class set forth on page S-2, and (ii) the Net WAC Cap.

         After the Clean-Up Call Date, the pass-through rates on the Class AF-5 and Class AF-6 Certificates will increase by 0.50% and the spread over one month LIBOR for the Class AV-1, Class AV-2, Class M-1, Class M-2 and Class B Certificates will increase to 0.50%, 0.54%, 0.975%, 1.80% and 2.775%, respectively.

         The pass-through rate of the Class A-IO Certificates is 6.25% per annum. The per annum pass-through rate of the Class X-IO Certificates is the lesser of (i) up to and including the distribution date in March 2004, 0.35% per annum, beginning in April 2004 and thereafter 0.10% per annum, and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Pass-Through Rates of the offered certificates other than the Class A-IO, Class S and Class X-IO Certificates. The per annum pass-through rate of the Class S Certificates is the greater of (i) 1.85% minus one month LIBOR and (ii) 0.00%.

         o Interest will accrue on the Class A-IO, Class S and Class X-IO Certificates on the basis of the Notional Principal Balances of such classes.

         Distributions of Principal. On each distribution date, the Principal Distribution Amount for that distribution date with respect to each group is required to be distributed as follows:

         o The Class A Principal Distribution Amount for Group I will be distributed as follows:

              o first to the Class AF-6 Certificates in an amount up to the Class AF-6 Distribution Amount for such date, until the certificate principal balance thereof has been reduced to zero; and second sequentially to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after any distribution date on which the certificate principal balance of the subordinate certificates has been reduced to zero, such amounts will be distributed on a pro rata basis, and not sequentially, among such classes.

         o The Class A Principal Distribution Amount for Group II will be distributed to the Class AV-1 Certificates until the certificate principal balance thereof has been reduced to zero.

         o The Class A Principal Distribution Amount for Group III will be distributed to the Class AV-2 Certificates until the certificate principal balance thereof has been reduced to zero.

         o    In the event the certificate principal balance of one or more of
              (A) the group I senior certificates, (B) the group II senior certificates or (C) the group III senior certificates, has been reduced to zero, on each distribution date thereafter principal distributions otherwise distributable to such retired certificates will be applied to the remaining senior certificates related to the other mortgage loan groups, pro rata, on the basis of their group certificate principal balances (after giving effect to the distributions described above). Any such distributions in respect of the group I senior certificates will be made in the order of priority described above.

         o The combined Principal Distribution Amount of all groups remaining after distributions to the senior certificates described above will be distributed in the following order of priority:

              o to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

              o to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

              o to the Class B Certificates, the Class B Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

         Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

         o exclusively to the related Class A Certificates (in the case of Group I, in the manner described above) until the certificate principal balance of the Class A Certificates has been reduced to zero;

         o after the certificate principal balance of the Class A Certificates has been reduced to zero, exclusively to the Class M-1 Certificates until the certificate principal balance of the Class M-1 Certificates has been reduced to zero;

         o after the certificate principal balance of the Class M-1 Certificates has been reduced to zero, exclusively to the Class M-2 Certificates until the certificate principal balance of the Class M-2 Certificates has been reduced to zero; and

         o after the certificate principal balance of the Class M-2 Certificates has been reduced to zero, exclusively to the Class B Certificates until the certificate principal balance of the Class B Certificates has been reduced to zero.

         On each distribution date, the Released Principal Amount, if any, will be distributed to the holder of the Class C Certificates.

Excess Interest and Pledged Prepayment Penalty Cashflow

         The certificates of each group will have the benefit of a portion of prepayment penalties paid on mortgage loans in the related group. The prepayment penalties not allocated to the offered certificates will be paid to the holders of the Class P Certificates. On each distribution date, Pledged Prepayment Penalties with respect to each group will be applied to pay any shortfall in interest on certificates in the related group resulting from the application of a cap.

         On each distribution date, Interest Funds from each group not otherwise required to be distributed as described under the heading
"--Distributions--Distributions of Interest" and Net Pledged Prepayment Penalties will be distributed in the following order of priority:

         o on each of the first three distribution dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

         o on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class A Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class A Certificates;

         o on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, any Cap Carryover Amount applicable to the Class M-1, Class M-2 and Class B Certificates;

         o the Principal Percentage for Group I of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I; the Principal Percentage for Group II of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II; and the Principal Percentage for Group III of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group III;

         o to the Class X-IO Certificates, any Interest Carry Forward Amount for that class;

         o to the Class M-1 Certificates, any Interest Carry Forward Amount for that class;

         o to the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

         o to the Class M-2 Certificates, any Interest Carry Forward Amount for that class;

         o to the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

         o to the Class B Certificates, any Interest Carry Forward Amount for that class;

         o to the Class B Certificates, any Unpaid Realized Loss Amount for that class;

         o to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

         o from amounts in the Basis Risk Reserve Fund, to the Class A Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class A Certificates;

         o from amounts in the Basis Risk Reserve Fund, sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, any Cap Carryover Amount applicable to the Class M-1, Class M-2 and Class B Certificates; and

         o to the other certificates to the extent of any remaining Unpaid Realized Loss Amount;

         o    to the Class C and Class R Certificates, the remaining amount.

         The level of Excess Interest will depend on, among other things:

         o    the rate at which prepayment penalties are collected;

         o    the overcollateralization level of the mortgage loans;

         o    the loss experience of the mortgage loans;

         o the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

         o the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass through rates of the offered certificates.

No assurance can be given as to the levels of Excess Interest at any time. For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see "Prepayment and Yield Considerations--General."

Realized Losses

         Prior to each distribution date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans. As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds. As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

         If, on any distribution date, the aggregate certificate principal balance of the certificates (after giving effect to all distributions to be made on that distribution date) exceeds the aggregate principal balance of the mortgage loans (plus any amounts on deposit in the pre-funding account), the certificate principal balance of the subordinate certificates (but not the Class A Certificates) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

         o first, to the Class B Certificates, until the certificate principal balance of that class has been reduced to zero;

         o second, to the Class M-2 Certificates, until the certificate principal balance of that class has been reduced to zero; and

         o third, to the Class M-1 Certificates, until the certificate principal balance of that class has been reduced to zero.

         If the certificate principal balance of a class of subordinate certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced. The earlier the reduction of the certificate principal balance of a class of subordinate certificates (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class. On subsequent distribution dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

         Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated before the liquidation of such loan by estimating net liquidation proceeds, the effect to certificateholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the certificate principal balance of the subordinate certificates) will be experienced by certificateholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation. In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan ("Subsequent Recoveries"), such amounts will be applied

         o first, to the most senior class of subordinate certificates then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the certificate principal balance of such class); and

         o second, to increase Interest Funds for the related group on such date.

         Notwithstanding any application of a Subsequent Recovery to a class of subordinate certificates to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of certificates had such Unpaid Realized Loss Amount not been allocated thereto.

         Although the certificate principal balance of Class A Certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class A Certificates as principal may be less than the certificate principal balances of the Class A Certificates. Additionally, since the notional principal balance of the Class X-IO Certificates is generally equal to the aggregate principal balance of the mortgage loans, Realized Losses will reduce the notional principal balance of the Class X-IO Certificates and, consequently, will result in the reduction of interest distributable thereon. Similarly, since the notional principal balance of the Class S Certificates is generally equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, Realized Losses on such mortgage loans will reduce the notional principal balance of the Class S Certificates and, consequently, will result in the reduction of interest distributable thereon.

Pre-Funding Account

         On the closing date, the seller will deposit approximately $288,511,439 into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group I certificates, group II certificates and group III certificates, as applicable. Approximately $92,670,141 of the original pre-funded amount will be used to acquire group I subsequent mortgage loans, approximately $126,137,868 of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $69,703,431 of the original pre-funded amount will be used to acquire group III subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

         o the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

         o    June 12, 2002.

         The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreement for the trust. Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group I certificates, group II certificates and group III certificates, respectively, then entitled to distributions of principal on the first distribution date thereafter as a prepayment of principal in reduction of the related certificate principal balances. This will result in an unscheduled distribution of principal in respect of the related certificates on that date.

         Amounts on deposit in the pre-funding account will be invested in permitted investments. All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller. The pre-funding account will not be an asset of any REMIC established under the agreement for the trust. For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.

Calculation Agent

         The master servicer has appointed Bankers Trust Company to serve as calculation agent for the trust. As calculation agent, Bankers Trust Company will be responsible for calculating and distributing to holders of certificates all amounts of principal and interest due on each distribution date.

Calculation of One Month LIBOR

         On each interest determination date, which is the second business day preceding each distribution date (or, in the case of the first accrual period, March 12, 2002), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

         One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period). The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

         Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book-Entry Registration of the Offered Certificates

         The offered certificates will be book-entry certificates. Beneficial owners may elect to hold their book-entry certificates directly through DTC in the United States or upon request Clearstream Banking, societe anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants. The book-entry certificates will be issued in one or more certificates per class of offered certificates which in the aggregate equal the principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. See "Description of the Certificates -- Book-Entry Procedures" and "-- Global Clearance, Settlement and Tax Documentation Procedures" in the prospectus.

                                  THE AGREEMENT

         The certificates will be issued in accordance with a pooling and servicing agreement to be dated as of March 1, 2002, among the depositor, the master servicer, servicer and the trustee. In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement. See also "The Agreement -- The Trustee," "-- Administration of Accounts," "-- Events of Default and Remedies," "-- Amendment" and "-- Termination" in the prospectus.

Formation of the Trust

         On the closing date, the depositor will create and establish the trust under the agreement and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the certificates under the terms of the agreement. During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust. The prospectus contains important additional information regarding the terms and conditions of the certificates. The depositor will provide to any prospective or actual holder of offered certificates, upon written request, a copy of the agreement without exhibits. Requests should be addressed to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060, Attention: Secretary.

         The trust will consist of:

         o    the mortgage loans;

         o prepayment penalties to the extent described in this prospectus supplement;

         o those assets that are held in any account held for the benefit of the certificateholders;

         o any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

         o the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

         o certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

         The offered certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Reports to Certificateholders

         On each distribution date, the master servicer will report or cause to be reported to each holder of an offered certificate, by posting to the trustee's website (http://www-apps.gis.deutsche- bank.com/invr) or other means of reporting described in the agreement:

         o with respect to each class of offered certificates based on a certificate in the original principal amount of $1,000:

              o the amount of the aggregate distribution on such distribution date;

              o    the amount of the distribution allocable to interest;

              o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the distribution date;

         o the principal balance after giving effect to any distribution allocable to principal; and

         o    any Interest Carry Forward Amount;

         o    any Cap Carryover Amount;

         o the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

         o the Realized Losses for each group for the related period and cumulatively since the cut off date;

         o    the largest mortgage loan balance outstanding in each group;

         o the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

         o the servicing fees and master servicing fees allocable to each group;

         o    one month LIBOR on the most recent interest determination date;

         o the pass-through rates for each class (and whether such rates have been capped); and

         o for each distribution date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.

Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations department at (800) 735-7777.

Delivery and Substitution of Mortgage Loans

         The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter. Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above. See "The Trusts -- The Mortgage Loans -- General," and "-- Substitution of Mortgage Loans" in the prospectus.

The Trustee

         Bankers Trust Company will act as trustee of the trust. The mailing address of the trustee's Corporate Trust Office is c/o Bankers Trust Company of California, N.A., 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Saxon 2002-1 (SX0201), and its telephone number is (714) 247-6000.

Voting Rights

         The voting rights of the trust will be allocated as follows:

         o    1% to the Class A-IO Certificates;

         o    1% to the Class X-IO Certificates;

         o    0.50% to the Class S Certificates;

         o    0.50% to the Class P Certificates;

         o 95% to the classes of offered certificates (other than the Class A-IO, Class S and Class X-IO Certificates) in proportion to their respective outstanding certificate principal balances; and

         o    1% to each of the Class C and Class R Certificates.

Termination

         The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

         o the final payment or other liquidation, or any related advance, of the last mortgage loan; and

         o the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

         By the Master Servicer. At its option, the master servicer may, on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the sum of:

         o the aggregate principal balances of the initial mortgage loans as of the cut off date; and

         o    any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month's interest computed as provided in the agreement. The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

         In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

         o the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

         o the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

         o each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

         o if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

         o except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

         o if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

         On the closing date, the depositor will also assign to the trustee all the depositor's right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties. Such representations and warranties include, among others, in the case of the mortgage loans in group I and group II, that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination. Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller. The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan. See "Origination of Mortgage Loans -Representations and Warranties" in the prospectus.

Events of Default

         The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the agreement. In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the agreement, including the obligation to make advances. See "The Mortgage Loan Pool -Advances and Compensating Interest" herein. If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer. See "Servicing of Mortgage Loans" in the prospectus.

Governing Law

         The agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The agreement provides that the trust, exclusive of (i) the assets held in the pre-funding account and the Basis Risk Reserve Fund and (ii) the prepayment penalties received on the mortgage loans other than the Pledged Prepayment Penalties, will comprise multiple lower tier REMICs (each, a "Lower Tier REMIC") and a single upper tier REMIC (the "Upper Tier REMIC") in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

         Upon the issuance of the offered certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the beneficial owner of the Class C Certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the beneficial owners of the offered certificates to receive payments from the Basis Risk Reserve Fund represent interests in an interest rate cap contract for federal income tax purposes.

Tax Treatment of the Class A-IO, Class S and Class X-IO Certificates

         The Class A-IO, Class S and Class X-IO Certificates will represent ownership of REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus. In addition, the Class A-IO, Class S and Class X-IO Certificates will be issued with original issue discount ("OID"). A beneficial owner of a certificate issued with OID must include the OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption for both the fixed rate mortgage loans and the adjustable rate mortgage loans. See "Prepayment and Yield Considerations - Prepayments and Yields for Offered Certificates" above. No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

Tax Treatment of the Remaining Offered Certificates

         For federal income tax purposes, a beneficial owner of an offered certificate other than a Class A-IO, Class S or Class X-IO Certificate (each such offered certificate, a "Component Certificate") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Basis Risk Reserve Fund. Any payment on a Component Certificate that is made from the Basis Risk Reserve Fund will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "-The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

Allocations

         A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

         Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

Original Issue Discount

         The REMIC regular interest component of a Component Certificate may be issued with OID. A beneficial owner of a certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption for both the fixed rate mortgage loans and the adjustable rate mortgage loans. See "Prepayment and Yield Considerations - Prepayments and Yields for Offered Certificates" above. No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

The Cap Contract Components

         The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

         Any payments made to a beneficial owner of a Component Certificate from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Component Certificates

         The REMIC regular interest components of Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Component Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

                              ERISA CONSIDERATIONS

ERISA Consideration

         The offered certificates are eligible for relief under an individual exemption issued to Greenwich Capital Markets, Inc. on September 6, 1990 (Prohibited Transaction Exemption 90-59) (the "Exemption"), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The Exemption has been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000). See "ERISA Considerations" in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

         The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-2.

         The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Cap Carryover Amount will be paid.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

         The ratings assigned by S&P and Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled. S&P's and Moody's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. S&P's and Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

         The initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final distribution dates of the offered certificates. The ratings on the offered certificates do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

                         LEGAL INVESTMENT CONSIDERATIONS

         Upon the termination of the pre-funding period, the Class AV-1 and Class AV-2 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.

                                 USE OF PROCEEDS

         The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered certificates. Net proceeds from the sale of the offered certificates less the original pre-funded amount will represent, together with the private certificates, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

                                  LEGAL MATTERS

         Legal matters relating to the validity of the issuance of the certificates will be passed upon for the depositor and the seller by McKee Nelson LLP. Legal matters relating to the validity of the offered certificates will be passed upon for the underwriters by Hunton & Williams.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in the underwriting agreement dated March 8, 2002, the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts or notional amounts of offered certificates.

            Greenwich        Credit Suisse
             Capital         First Boston         J.P. Morgan         Wachovia
Class     Markets, Inc.       Cororation        Securities Inc.      Securities
-----     -------------      -------------      ---------------     ------------

AF-1      $ 20,875,000       $ 20,875,000        $ 20,875,000       $ 20,875,000
AF-2         9,800,000          9,800,000           9,800,000          9,800,000
AF-3         9,475,000          9,475,000           9,475,000          9,475,000
AF-4         7,600,000          7,600,000           7,600,000          7,600,000
AF-5         7,673,500          7,673,500           7,673,500          7,673,500
AF-6         5,000,000          5,000,000           5,000,000          5,000,000
AV-1        86,557,750         86,557,750          86,557,750         86,557,750
AV-2        44,268,750         44,268,750          44,268,750         44,268,750

            Greenwich        Credit Suisse
             Capital         First Boston         J.P. Morgan         Wachovia
Class     Markets, Inc.       Cororation        Securities Inc.      Securities
-----     -------------      -------------      ---------------     ------------

A-IO      $209,115,000                 --                  --                 --
M-1         13,500,000         13,500,000          13,500,000         13,500,000
M-2         11,250,000         11,250,000          11,250,000         11,250,000
B            9,000,000          9,000,000           9,000,000          9,000,000

         The depositor intends initially to retain the Class S and Class X-IO Certificates and a portion of the Class A-IO Certificates but may offer such certificates for sale from time to time in the future.

         The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

         The underwriters will offer the offered certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         The depositor expects to receive net proceeds (including accrued interest) of approximately $922,453,685 before deducting expenses payable by it of approximately $600,000.

         The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

         There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the offered certificates offered by that underwriter but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

         Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

                                    GLOSSARY

         An "accrual period" means, with respect to any distribution date, for the Class AF-1, Class AV-1, Class AV-2, Class S, Class M-1, Class M-2, and Class B Certificates, the period from the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date. An "accrual period" means, with respect to any distribution date, for the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class A-IO and Class X-IO Certificates, the calendar month immediately preceding the month of such distribution date.

         The "agreement" referred to in this prospectus supplement means the pooling and servicing agreement, dated as of the cut off date, among the depositor, the servicer and the master servicer.

         "Allocable Portion" for each group, distribution date and each of the Class A-IO and Class S Certificates is equal to a fraction, expressed as a percentage, the numerator of which is (i) the Interest Funds for such date and such group; and the denominator of which is (ii) the Interest Funds for such date and all groups related to such class of certificates.

         "Applied Realized Loss Amount" with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class (less any Excess Interest previously distributed in repayment thereof).

         "Assumed Principal Balance" as of any distribution date is the aggregate scheduled principal balance of the mortgage loans plus applicable amounts on deposit in the pre-funding account, in each case as of the related determination date (or, in the case of any calculation made as of the cut off date, amounts on deposit in the pre-funding account on the closing date).

         "Basis Risk Payment" means, for any distribution date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such distribution date and (ii) any Required Reserve Fund Deposit for such distribution date, provided however, the amount of the Basis Risk Payment for any distribution date cannot exceed the amount of Excess Interest for such date.

         "Basis Risk Reserve Fund" means a fund created under the agreement and held as part of the trust, but not as part of any REMIC created under the agreement, to provide a source for payments of Cap Carryover Amounts. The Basis Risk Reserve Fund will initially be funded with a deposit of $1,000.

         "Cap Carryover Amount" means with respect to any distribution date and any class of offered certificates, other than the Class A-IO, Class S and Class X-IO Certificates, the sum of (i) the excess of the interest calculated at the pass-through rate applicable to such class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior distribution dates together with accrued interest thereon at the applicable pass-through rate determined without regard to the Net WAC Cap. The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.

         The "certificate principal balance" of each class of certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

         o all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and

         o in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

         "Class A Principal Distribution Amount" for each group on any distribution date is the Principal Percentage for such group of the Senior Principal Distribution Amount on such date.

         "Class AF-6 Distribution Amount" for any distribution date, is the product of:

         o a fraction, the numerator of which is the certificate principal balance of the Class AF-6 Certificates and the denominator of which is the certificate principal balances of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in each case immediately prior to the distribution date,

         o the Class A Principal Distribution Amount with respect to group I for such distribution date and

         o the applicable percentage for such distribution date set forth in the following table:

                   Distribution Date                  Percentage
                   -----------------                  ----------

                   April 2002 - March 2005                 0%
                   April 2005 - March 2007                45%
                   April 2007 - March 2008                80%
                   April 2008 - March 2009               100%
                   April 2009 and thereafter             300%

         "Class B Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

         o    the sum of

              o the Class A certificate principal balance (after giving effect to distributions on that date),

              o the Class M-1 certificate principal balance (after giving effect to distributions on that date),

              o the Class M-2 certificate principal balance (after giving effect to distributions on that date), and

              o the Class B certificate principal balance immediately prior to the distribution date over

         o    the lesser of

              o 96.00% of the Assumed Principal Balance on the preceding determination date and

              o the Assumed Principal Balance on the preceding determination date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         "Class M-1 Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

         o    the sum of

              o the Class A certificate principal balance (after giving effect to distributions on that date) and

              o the Class M-1 certificate principal balance immediately prior to the distribution date over

         o    the lesser of

              o 78.00% of the Assumed Principal Balance on the preceding determination date and

              o the Assumed Principal Balance on the preceding determination date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         "Class M-2 Principal Distribution Amount" with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

         o    the sum of

              o the Class A certificate principal balance (after giving effect to distributions on that date),

              o the Class M-1 certificate principal balance (after giving effect to distributions on that date), and

              o the Class M-2 certificate principal balance immediately prior to the distribution date over

         o    the lesser of

              o 88.00% of the Assumed Principal Balance on the preceding determination date and

              o the Assumed Principal Balance on the preceding determination date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         "Clean-Up Call Date" is any distribution date when the Assumed Principal Balance is less than 10% of the Assumed Principal Balance on the cut off date.

         The "collection account" is an account maintained by the servicer into which collections on the mortgage loans are deposited.

         "Compensating Interest" means an amount, as of any distribution date, payable by the servicer, equal to the lesser of

         o prepayment interest shortfalls for such date in respect of any prepayments in full, and

         o    the servicing fee for such date.

         "CPR" is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans. The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

         "Current Interest," with respect to each class of the certificates and each distribution date, is the interest accrued on the certificate principal balance of the class (or, in the case of the Class A-IO, Class S or Class X-IO Certificates, the related Notional Principal Balance) immediately prior to the distribution date during the applicable accrual period at the applicable pass-through rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

         The "cut off date" is March 1, 2002 in respect of the mortgage loans to be sold to the trust on the closing date.

         The "depositor" under the agreement is Saxon Asset Securities Company, a Virginia corporation.

         The "determination date" for each distribution date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

         The "distribution account" is an account maintained by the trustee from which distributions are made on the certificates.

         A "due period" is the period from and including the second day of a month to and including the first day of the following month.

         "Excess Interest" for any distribution date means, interest funds remaining after the payment of all related interest distributions as described under "Distributions -- Distributions of Interest" in this prospectus supplement, plus Net Pledged Prepayment Penalties.

         "Extra Principal Distribution Amount" with respect to any distribution date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal to the certificates on such date).

         The "group I senior certificates" are the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.

         The "group II senior certificates" are the Class AV-1 Certificates.

         The "group III senior certificates" are the Class AV-2 Certificates.

         "Interest Carry Forward Amount" with respect to each class of the certificates and each distribution date, is the sum of

         o    the excess of

              o Current Interest for the class with respect to prior distribution dates (excluding any Cap Carryover Amount) over

              o the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and

         o    interest on the excess at the applicable pass-through rate.

         "Interest Funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

         o all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee;

         o    all advances relating to interest;

         o    all Compensating Interest;

         o liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

         o    any Subsequent Recoveries for such date.

         The "master servicer" under the agreement is Saxon Mortgage, Inc., a Virginia corporation.

         "Maximum Cap Rate" as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.

         The "mortgage loans" referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreement.

         "Net Pledged Prepayment Penalties" for each distribution date means the Pledged Prepayment Penalties remaining after payment of any Cap Carryover Amounts.

         "Net Prepayment Interest Shortfalls" for any distribution date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

         "Net WAC Cap" as to any Distribution Date, is a per annum rate equal to the Weighted Average Net Rate of the Mortgage Loans less:

         o The pass-through rate for the Class A-IO Certificates for such Distribution Date multiplied by a fraction equal to:

              o the Notional Principal Balance of the Class A-IO Certificates prior to such Distribution Date divided by;

              o    the Assumed Principal Balance; and

         o The pass-through rate for the Class S Certificates for such Distribution Date multiplied by a fraction equal to:

              o the Notional Principal Balance of the Class S Certificates prior to such Distribution Date divided by;

              o    the Assumed Principal Balance.

         In the case of the Class AF-1 Certificates, the group II senior certificates, the group III senior certificates and the subordinate certificates, other than the Class X-IO Certificates, the Net WAC Cap derived under the above described formula will be adjusted to reflect an actual/360 day count convention.

         A "Nonrecoverable Mortgage Loan" is any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

         The "Nonrecoverable Mortgage Loan Purchase Price" means an amount determined under the agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

              o the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

              o    interest accrued on such loan.

         The "Notional Principal Balance" of the Class A-IO Certificates, as of any distribution date, is equal to the lesser of the amount set forth below for such date and the Assumed Principal Balance for such distribution date:

                   Distribution Date                  Notional Amount
                   -----------------                  ---------------

                    1 -  6                             $262,440,000
                    7 -  9                             $251,370,000
                   10 - 12                             $244,260,000
                   13 - 15                             $225,630,000
                   16 - 18                             $212,760,000
                   19 - 21                             $196,110,000
                   22 - 24                             $159,929,000
                   25 - 27                             $126,090,000
                   28 - 31                             $ 95,311,000
                   32 and thereafter                   $          0


         The "Notional Principal Balance" of the Class S Certificates, as of any distribution date on or prior to the thirty-sixth distribution date after the closing date, is equal to the aggregate principal balance of the adjustable rate mortgage loans for such distribution date that have not reached their initial adjustment date. Following the thirty-sixth distribution date, the Notional Principal Balance of the Class S Certificates will be zero.

         The "Notional Principal Balance" of the Class X-IO Certificates as of any distribution date is the Assumed Principal Balance as of such date.

         "Overcollateralization Amount" for each distribution date is the excess of the Assumed Principal Balance on that distribution date over the aggregate certificate principal balance of the certificates after giving effect to principal distributions on that distribution date.

         "Pledged Prepayment Penalties" for any distribution date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) 60% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreement for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior distribution dates for that group.

         A "prepayment interest shortfall" means, as to each distribution date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such distribution date through the last day of such month, the amount, if any, by which one month's interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

         "Prepayment Penalty Period" has the meaning set forth in this prospectus supplement under the heading "The Mortgage Loan Pool -- Characteristics of the Mortgage Loans."

         "Prepayment Period" with respect to each distribution date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such distribution date occurs (or, in the case of the first distribution date, the cut off date) and ending on the Determination Date of the month in which such distribution date occurs.

         "Principal Distribution Amount" with respect to each group and distribution date, is the excess of

         o    the sum of

              o    the Principal Funds for that distribution date and group and

              o the related Principal Percentage of any Extra Principal Distribution Amount for that distribution date over

         o the related Principal Percentage of the Released Principal Amount for that distribution date.

         "Principal Funds" with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

         o the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

         o prepayments of principal collected by the servicer in the applicable prepayment period;

         o the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

         o any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

         o all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

         "Principal Percentage" for any distribution date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

         "Realized Loss" means as to any distribution date and any

         o    liquidated mortgage loan (other than a Nonrecoverable Mortgage
              Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

         o Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

         "Released Principal Amount" as to any distribution date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date exceeds the Required
Overcollateralization Amount for that distribution date.

         The "Required Overcollateralization Amount" for each distribution date is

         o prior to the Stepdown Date, 2.00% of the Assumed Principal Balance as of the cut off date and

         o on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

              o    the lesser of

                   o 2.00% of the Assumed Principal Balance as of the cut off date and

                   o 4.00% of the Assumed Principal Balance on the preceding determination date and

              o 0.50% of the Assumed Principal Balance as of the cut off date and

         o if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding distribution date.

         "Required Reserve Fund Deposit" means, for any distribution date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class X-IO Certificates for such date, and (b) the weighted average of the rates on the offered certificates, other than the Class A-IO, Class S and Class X-IO Certificates, is less than 0.25%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal 0.50% of the Assumed Principal Balance for such date, and, for any other distribution date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $1,000.

         The "seller" of the mortgage loans to the trust is Saxon Mortgage, Inc., a Virginia corporation.

         "Senior Credit Enhancement Percentage" as of any distribution date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the subordinate certificates for such distribution date and the Overcollateralization Amount for such distribution date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such distribution date.

         "Senior Principal Distribution Amount" is

         o with respect to any distribution date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the distribution date and

         o with respect to any distribution date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

              o the Class A certificate principal balance immediately prior to the distribution date over

              o    the lesser of

                   o 66.00% of the Assumed Principal Balance on the preceding determination date and

                   o the Assumed Principal Balance on the preceding determination date less 0.50% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

         The "servicer" of the mortgage loans is Meritech Mortgage Services, Inc., a Texas corporation.

         The "statistical cut off date" is March 1, 2002.

         "Stepdown Date" is the earlier to occur of:

         o    the later to occur of

              o    the distribution date in April 2005 and

              o the first distribution date on which the certificate principal balance of the senior certificates is less than or equal to 66.00% of the Assumed Principal Balance on such date and

         o the distribution date after the certificate principal balance of the Class A Certificates has been reduced to zero.

         "Subsequent Recoveries" for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

         A "Trigger Event," with respect to each distribution date after the Stepdown Date, exists if either (i)

         o    the quotient, expressed as a percentage, of

              o the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

              o the Assumed Principal Balance as of the preceding determination date equals or exceeds 50% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut off date, for the related distribution dates, are greater than:

                     Distribution Date          Cumulative Loss Percentage
                     -----------------          --------------------------
                     37 to 48                              4.50%
                     49 to 60                              5.75%
                     61 and thereafter                     7.00%


         "Unpaid Realized Loss Amount" with respect to any class of subordinate certificates and as to any distribution date, is the excess of

         o    Applied Realized Loss Amounts with respect to the class over

         o the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

         "Weighted Average Net Rate" is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, multiplied, in the case of the first three distribution dates, by a fraction the numerator of which is the aggregate scheduled principal balance of the mortgage loans acquired on the closing date as of the statistical cut off date and the denominator of which is the Assumed Principal Balance as of the statistical cut off date.

                                           Appendix A:
                                        Pool Information

                                     Group I Mortgage Loans


Total Scheduled Principal Balance:         $168,828,892.99
Number of Loans:                                     1,867

                                               Average               Minimum           Maximum

Scheduled Principal Balance:               $     90,427.90         $ 10,000.00       $300,000.00

                                          Weighted Average           Minimum           Maximum

Mortgage Rate:                                       9.154%              6.250%           16.625%
Servicing Fee:                                       0.509%              0.250%            0.750%
Net Mortgage Rate:                                   8.645%              5.750%           16.125%

Combined Original LTV:                               77.18%              12.07%           100.00%
Original LTV:                                        74.74%               5.05%           100.00%
Credit Score:                                          615                 449               809

Original Term (months):                                290                  60               360
Remaining Term (months):                               288                  58               360
Seasoning (months):                                      2                   0                69
Remaining Amortization Term (months):                  326                  60               360

                                                                     Earliest          Latest

First Payment Date:                                               July 1, 1996     April 1, 2002
Maturity Date:                                                 January 1, 2007     March 1, 2032

                                Current Scheduled Principal Balance

                                                                                   Percentage of
                                                                 Total            Mortgage Loans
                                                               Scheduled        by Total Scheduled
                                                               Principal        Principal Balance
          Current Scheduled                Number of       Balance as of the    as of the Cut-off
        Principal Balance ($)            Mortgage Loans       Cut-off Date            Date
-------------------------------------    --------------    -----------------    ------------------

 10,000.00 to  25,000.00.............            94        $  1,991,327.07              1.18%
 25,000.01 to  50,000.00.............           425          16,254,562.07              9.63
 50,000.01 to  75,000.00.............           440          27,439,922.06             16.25
 75,000.01 to 100,000.00.............           304          26,807,819.98             15.88
100,000.01 to 125,000.00.............           185          20,580,459.74             12.19
125,000.01 to 150,000.00.............           135          18,413,755.47             10.91
150,000.01 to 175,000.00.............            95          15,378,343.07              9.11
175,000.01 to 200,000.00.............            65          12,135,906.30              7.19
200,000.01 to 225,000.00.............            46           9,861,736.67              5.84
225,000.01 to 250,000.00.............            39           9,327,256.55              5.52
250,000.01 to 275,000.00.............            21           5,477,650.00              3.24
275,000.01 to 300,000.00.............            18           5,160,154.01              3.06
                                              -----        ---------------            ------
  Total..............................         1,867        $168,828,892.99            100.00%
                                              =====        ===============            ======

                               Current Mortgage Interest Rates

                                                         Total             Percentage of
                                                       Scheduled           Mortgage Loans
                                                   Principal Balance     by Total Scheduled
     Current Mortgage             Number of        as of the Cut-off     Principal Balance as
    Interest Rates (%)          Mortgage Loans           Date            of the Cut-off Date
---------------------------     --------------     -----------------     --------------------

 6.250 to  6.250...........             4           $    874,000.00               0.52%
 6.251 to  6.500...........            12              2,054,250.00               1.22
 6.501 to  6.750...........            26              3,950,914.75               2.34
 6.751 to  7.000...........            40              5,142,893.44               3.05
 7.001 to  7.250...........            49              6,109,730.86               3.62
 7.251 to  7.500...........            53              6,193,681.14               3.67
 7.501 to  7.750...........           102             12,139,795.44               7.19
 7.751 to  8.000...........           139             16,318,832.22               9.67
 8.001 to  8.250...........            87              9,003,300.31               5.33
 8.251 to  8.500...........            91              9,796,175.75               5.80
 8.501 to  8.750...........           100             10,615,687.76               6.29
 8.751 to  9.000...........           144             14,559,443.78               8.62
 9.001 to  9.250...........            68              6,433,637.67               3.81
 9.251 to  9.500...........            71              6,117,505.45               3.62
 9.501 to  9.750...........            88              7,756,496.43               4.59
 9.751 to 10.000...........           103              8,291,235.47               4.91
10.001 to 10.250...........            63              4,526,436.40               2.68
10.251 to 10.500...........            86              6,739,845.92               3.99
10.501 to 10.750...........            59              4,022,576.26               2.38
10.751 to 11.000...........            68              4,772,625.05               2.83
11.001 to 11.250...........            32              2,437,919.98               1.44
11.251 to 11.500...........            52              3,323,627.01               1.97
11.501 to 11.750...........            50              2,851,415.69               1.69
11.751 to 12.000...........            50              2,575,758.98               1.53
12.001 to 12.250...........            31              2,113,495.09               1.25
12.251 to 12.500...........            42              2,040,744.20               1.21
12.501 to 12.750...........            35              1,956,522.38               1.16
12.751 to 13.000...........            40              1,967,580.93               1.17
13.001 to 13.250...........            12                518,760.72               0.31
13.251 to 13.500...........            19                837,127.56               0.50
13.501 to 13.750...........            17              1,053,718.00               0.62
13.751 to 14.000...........            17                911,170.00               0.54
14.001 to 14.250...........             6                360,175.00               0.21
14.251 to 14.500...........             5                186,213.35               0.11
14.501 to 14.750...........             1                 60,000.00               0.04
14.751 to 15.000...........             2                124,500.00               0.07
15.001 to 15.250...........             1                 33,600.00               0.02
16.001 to 16.250...........             1                 32,500.00               0.02
16.501 to 16.625...........             1                 25,000.00               0.01
                                    -----           ---------------             ------
 Total.....................         1,867           $168,828,892.99             100.00%
                                    =====           ===============             ======

                         Original Combined Loan-to-Value Ratio(1)

                                                                            Percentage of
                                                                           Mortgage Loans
                                                         Total               by Total
                                                       Scheduled             Scheduled
                                                   Principal Balance     Principal Balance
     Original Combined            Number of        as of the Cut-off     as of the Cut-off
  Loan-to-Value Ratio (%)       Mortgage Loans           Date                  Date
---------------------------     --------------     -----------------     -----------------

12.07 to  15.00............             5           $    463,500.00             0.27%
15.01 to  20.00............             8                537,920.78             0.32
20.01 to  25.00............            10                570,086.53             0.34
25.01 to  30.00............            10                383,485.53             0.23
30.01 to  35.00............            16                883,000.00             0.52
35.01 to  40.00............            25              1,482,228.29             0.88
40.01 to  45.00............            26              2,116,750.52             1.25
45.01 to  50.00............            38              2,449,060.00             1.45
50.01 to  55.00............            40              3,159,063.11             1.87
55.01 to  60.00............            75              6,472,306.87             3.83
60.01 to  65.00............           115              9,584,647.42             5.68
65.01 to  70.00............           152             13,756,441.45             8.15
70.01 to  75.00............           196             18,253,438.76            10.81
75.01 to  80.00............           466             44,404,446.87            26.30
80.01 to  85.00............           202             21,120,502.37            12.51
85.01 to  90.00............           348             34,778,276.84            20.60
90.01 to  95.00............            49              4,894,966.00             2.90
95.01 to 100.00............            86              3,518,771.65             2.08
                                    -----           ---------------           ------
Total......................         1,867           $168,828,892.99           100.00%
                                    =====           ===============           ======

         (1) The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and
(ii) the appraised value in the case of purchases and is the appraised value in all other cases.

                            Remaining Scheduled Term to Maturity

                                                         Total               Percentage of
                                                       Scheduled            Mortgage Loans
                                                   Principal Balance      by Total Scheduled
                                  Number of        as of the Cut-off     Principal Balance as
  Remaining Term (Months)       Mortgage Loans           Date            of the Cut-off Date
---------------------------     --------------     -----------------     --------------------

 58 to  60.................             3           $    100,000.00               0.06%
109 to 120.................            32              1,405,011.16               0.83
133 to 144.................             7                397,600.00               0.24
157 to 168.................             1                 10,000.00               0.01
169 to 180.................           764             57,212,780.99              33.89
229 to 240.................           108              8,184,009.14               4.85
289 to 300.................            13              1,469,460.00               0.87
337 to 348.................             1                 56,138.28               0.03
349 to 360.................           938             99,993,893.42              59.23
                                    -----           ---------------             ------
 Total.....................         1,867           $168,828,892.99             100.00%
                                    =====           ===============             ======

                                 Remaining Amortization Term

                                                         Total               Percentage of
                                                       Scheduled            Mortgage Loans
                                                   Principal Balance      by Total Scheduled
  Remaining Amortization          Number of        as of the Cut-off     Principal Balance as
       Term (Months)            Mortgage Loans           Date            of the Cut-off Date
---------------------------     --------------     -----------------     -------------------

 60 to  60.................             3           $    100,000.00               0.06%
109 to 120.................            32              1,405,011.16               0.83
133 to 144.................             7                397,600.00               0.24
169 to 180.................           343             23,326,303.80              13.82
229 to 240.................           108              8,184,009.14               4.85
289 to 300.................            12              1,359,060.00               0.80
337 to 348.................             1                107,000.00               0.06
349 to 360.................         1,361            133,949,908.89              79.34
                                    -----           ---------------             ------
 Total.....................         1,867           $168,828,892.99             100.00%
                                    =====           ===============             ======


                           Occupancy Type of Mortgaged Premises

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
      Occupancy Type            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Primary Home...............         1,730           $159,803,427.72             94.65%
Investment.................           128              8,505,415.27              5.04
Second Home................             9                520,050.00              0.31
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======

                                    Origination Program

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
    Origination Program         Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Full Documentation.........         1,592           $141,201,984.40             83.64%
Stated Documentation.......           214             21,398,150.99             12.67
Limited Documentation......            57              6,014,478.16              3.56
No Ratio Documentation.....             4                214,279.44              0.13
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======


                                   Mortgage Loan Purpose

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
   Mortgage Loan Purpose        Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Cash Out Refinance.........         1,545           $140,752,286.88             83.37%
Purchase...................           182             14,628,042.75              8.66
Refinance..................           140             13,448,563.36              7.97
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======


                                       Property Type

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
         Property               Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Single Family Detached.....         1,611           $144,404,337.73             85.53%
Planned Unit Development...            52              6,655,131.01              3.94
Two to Four Family.........            59              6,527,226.64              3.87
Condominium Low-Rise.......            51              4,152,919.34              2.46
Manufactured Housing.......            57              3,620,296.50              2.14
Single Family Attached.....            15              1,591,950.00              0.94
Townhouse..................            16              1,221,756.77              0.72
Condominium High-Rise......             5                516,300.00              0.31
Deminimus PUD..............             1                138,975.00              0.08
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======

                                         Loan Type

                                                                            Percentage of
                                                                           Mortgage Loans
                                                         Total               by Total
                                                       Scheduled             Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
    Mortgage Loan Type          Mortgage Loans           Date                  Date
---------------------------     --------------     -----------------     -----------------

Balloon 15/30...........              422           $ 33,896,477.19            20.08%
Fixed Rate   5 Year.....                3                100,000.00             0.06
Fixed Rate 10 Year......               32              1,405,011.16             0.83
Fixed Rate 12 Year......                7                397,600.00             0.24
Fixed Rate 15 Year......              343             23,326,303.80            13.82
Fixed Rate 20 Year......              108              8,184,009.14             4.85
Fixed Rate 25 Year......               12              1,359,060.00             0.80
Fixed Rate 30 Year......              940            100,160,431.70            59.33
                                    -----           ---------------           ------
  Total.................            1,867           $168,828,892.99           100.00%
                                    =====           ===============           ======

                       Geographic Distribution of Mortgaged Premises

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
           State                Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Alaska.....................             2           $    194,800.00              0.12%
Arizona....................            31              2,805,843.00              1.66
Arkansas...................           108              6,399,670.04              3.79
California.................           203             25,644,593.08             15.19
Colorado...................            32              3,612,405.89              2.14
Connecticut................            19              2,310,143.20              1.37
Delaware...................             7                687,975.91              0.41
Florida....................           144             12,914,830.26              7.65
Georgia....................           143             12,411,853.09              7.35
Hawaii.....................             4                469,094.79              0.28
Idaho......................             6                505,900.00              0.30
Illinois...................            21              2,117,549.52              1.25
Indiana....................            51              3,254,462.37              1.93
Iowa.......................            21              1,360,692.81              0.81
Kansas.....................            18              1,658,170.00              0.98
Kentucky...................            52              3,807,132.92              2.26
Louisiana..................            42              2,726,849.73              1.62
Maine......................             5                332,500.00              0.20
Maryland...................            16              1,560,900.46              0.92
Massachusetts..............            16              2,000,542.68              1.18
Michigan...................            61              3,947,236.77              2.34
Minnesota..................            23              1,992,205.71              1.18
Mississippi................            49              3,127,903.10              1.85
Missouri...................            31              2,298,471.56              1.36
Montana....................             2                251,000.00              0.15
Nebraska...................            13                868,776.00              0.51
Nevada.....................            17              1,806,861.71              1.07
New Hampshire..............            16              2,251,820.97              1.33
New Jersey.................            34              4,930,529.73              2.92
New Mexico.................             8                714,400.00              0.42
New York...................            61              7,058,865.51              4.18
North Carolina.............            34              2,852,793.92              1.69
North Dakota...............             3                123,000.00              0.07
Ohio.......................            66              4,825,632.73              2.86
Oklahoma...................            34              2,247,336.53              1.33
Oregon.....................            14              1,824,150.00              1.08
Pennsylvania...............            70              5,343,591.26              3.17
Rhode Island...............             5                534,960.08              0.32
South Carolina.............            21              1,798,632.43              1.07
South Dakota...............             5                235,050.00              0.14
Tennessee..................            70              5,430,276.32              3.22
Texas......................           140             11,551,628.30              6.84
Utah.......................             4                431,460.00              0.26
Vermont....................             1                240,000.00              0.14
Virginia...................            87             10,085,773.12              5.97
Washington.................            27              3,197,365.44              1.89
West Virginia..............            22              1,376,080.00              0.82
Wisconsin..................             7                602,782.05              0.36
Wyoming....................             1                104,400.00              0.06
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======

   No more than approximately 0.38% of the related mortgaged properties are located in any one postal zip code.

                                       Credit Score

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Credit Score             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

   Not Available...........            13           $  1,184,051.26              0.70%
 449 to 450................             1                 44,000.00              0.03
 451 to 500................            35              2,091,070.41              1.24
 501 to 550................           320             26,671,629.30             15.80
 551 to 600................           422             38,890,443.10             23.04
 601 to 650................           586             53,889,152.58             31.92
 651 to 700................           331             30,330,577.52             17.97
 701 to 750................           123             11,459,767.11              6.79
 751 to 800................            33              3,818,671.96              2.26
 801 to 809................             3                449,529.75              0.27
                                    -----           ---------------            ------
Total......................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======


                                       Credit Grade

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Credit Grade             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

A+.........................           587           $ 65,084,770.01             38.55%
A..........................           537             43,704,161.65             25.89
A-.........................           390             35,283,996.14             20.90
B..........................           199             15,125,017.61              8.96
C..........................           127              7,914,711.78              4.69
D..........................            27              1,716,235.80              1.02
                                    -----           ----------------           ------
Total......................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======


                                        Delinquency

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
        Delinquency             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Current....................         1,867           $168,828,892.99            100.00%
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======

                                     Amortization Type

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
     Amortization Type          Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Fully Amortizing...........         1,445           $134,932,415.80             79.92%
Balloon....................           422             33,896,477.19             20.08
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======


                                       Lien Position

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Lien Position            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

First Lien.................         1,700           $162,843,500.29             96.45%
Second Lien................           167              5,985,392.70              3.55
                                    -----           ---------------            ------
  Total....................         1,867           $168,828,892.99            100.00%
                                    =====           ===============            ======


                                           Prepayment Penalty

                                                                                        Percentage of
                                                                      Total             Mortgage Loans
                                                                    Scheduled         by Total Scheduled
                                                                Principal Balance     Principal Balance
                                               Number of        as of the Cut-off     as of the Cut-off
        Prepayment Penalty Type              Mortgage Loans           Date                   Date
----------------------------------------     --------------     -----------------     -----------------

1 Year-5% of Prepay amount..............             2           $    479,102.46              0.28%
1 Year-6 months advance.................            36              4,304,867.00              2.55
1 Year-2% of Prepay amount..............             2                210,750.00              0.12
1.5 Year-6 months advance...............             1                 99,536.76              0.06
2 Year-6 months advance.................            34              2,056,040.69              1.22
2.5 Year-1% of Prepay amount............             2                345,000.00              0.20
3 Year-1% of Prepay amount..............            18              1,067,565.00              0.63
3 Year-2 months advance.................             1                 92,000.00              0.05
3 Year-2% of Prepay amount..............            11              1,105,431.77              0.65
3 Year-3 months advance.................            13              1,689,475.00              1.00
3 Year 6 months advance.................           369             33,531,872.33             19.86
3.5 Year-2% of Prepay amount............             6                563,175.00              0.33
4 Year-6 months advance.................             4                382,400.00              0.23
5 Year-1% of Prepay amount..............            14              1,017,216.00              0.60
5 Year-2% of Prepay amount..............            34              2,790,763.87              1.65
5 Year-5/4/3/2/1........................            76              5,029,053.10              2.98
5 Year-6 months advance.................           877             83,791,543.49             49.63
Miscellaneous Prepayment Penalties......            30              2,677,868.46              1.59
No Prepayment Penalties.................           337             27,595,232.06             16.35
                                                 -----           ---------------            ------
  Total.................................         1,867           $168,828,892.99            100.00%
                                                 =====           ===============            ======

                                      Group II Mortgage Loans

Total Scheduled Principal Balance:         $241,850,437.06
Number of Loans:                                     2,001

                                               Average               Minimum           Maximum

Scheduled Principal Balance:               $    120,864.79         $ 20,000.00       $375,000.00

                                          Weighted Average           Minimum           Maximum

Mortgage Rate:                                       9.450%              6.625%           13.380%
Servicing Fee:                                       0.500%              0.500%            0.500%
Net Mortgage Rate:                                   8.950%              6.125%           12.880%

Gross Margin:                                        5.663%              3.125%           11.200%
First Period Rate Cap:                               1.284%              1.000%            6.000%
Period Rate Cap:                                     1.039%              1.000%            2.000%
Life Floor:                                          8.775%              4.125%           13.380%
Life Cap:                                           16.107%             12.625%           20.380%

Months to Roll (months):                             27.11                   5                60

Original LTV:                                        79.95%              10.64%            95.00%
Credit Score:                                          576                 436               791

Original Term (months):                                360                 360               360
Remaining Term (months):                               358                 293               360
Seasoning (months):                                      2                   0                67
Remaining Amortization Term (months):                  360                 344               360

                                                                     Earliest          Latest

First Payment Date:                                          September 1, 1996     April 1, 2002
Maturity Date:                                                  August 1, 2026     March 1, 2032

                            Current Scheduled Principal Balance

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
     Current Schedule              Number of        as of the Cut-off     as of the Cut-off
   Principal Balance ($)        Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

 20,000.00 to  25,000.00...             8           $    188,788.93              0.08%
 25,000.01 to  50,000.00...           175              7,283,088.74              3.01
 50,000.01 to  75,000.00...           382             24,204,523.56             10.01
 75,000.01 to 100,000.00...           339             29,795,471.08             12.32
100,000.01 to 125,000.00...           321             36,203,974.82             14.97
125,000.01 to 150,000.00...           210             28,681,557.18             11.86
150,000.01 to 175,000.00...           183             29,739,441.66             12.30
175,000.01 to 200,000.00...           142             26,587,072.80             10.99
200,000.01 to 225,000.00...            73             15,546,777.27              6.43
225,000.01 to 250,000.00...            70             16,658,708.72              6.89
250,000.01 to 275,000.00...            56             14,685,641.14              6.07
275,000.01 to 300,000.00...            40             11,585,891.16              4.79
300,000.01 to 325,000.00...             1                314,500.00              0.13
350,000.01 to 375,000.00...             1                375,000.00              0.16
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                              Current Mortgage Interest Rates

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
      Current Mortgage            Number of        as of the Cut-off     as of the Cut-off
     Interest Rates (%)         Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

 6.625 to  6.750...........             7           $    776,650.00            0.32%
 6.751 to  7.000...........            11              1,909,230.00            0.79
 7.001 to  7.250...........            14              1,872,209.00            0.77
 7.251 to  7.500...........            40              6,263,570.68            2.59
 7.501 to  7.750...........            72             11,810,250.46            4.88
 7.751 to  8.000...........            76             10,096,669.47            4.17
 8.001 to  8.250...........            63              8,879,142.84            3.67
 8.251 to  8.500...........           149             20,939,270.93            8.66
 8.501 to  8.750...........           123             17,084,237.22            7.06
 8.751 to  9.000...........           162             21,003,120.66            8.68
 9.001 to  9.250...........           109             14,017,057.32            5.80
 9.251 to  9.500...........           170             19,763,902.73            8.17
 9.501 to  9.750...........           154             18,383,843.56            7.60
 9.751 to 10.000...........           187             21,835,836.41            9.03
10.001 to 10.250...........            92             10,166,759.17            4.20
10.251 to 10.500...........           132             15,209,413.49            6.29
10.501 to 10.750...........           100             10,269,285.79            4.25
10.751 to 11.000...........            73              7,832,431.72            3.24
11.001 to 11.250...........            43              3,765,548.07            1.56
11.251 to 11.500...........            46              4,535,086.19            1.88
11.501 to 11.750...........            41              3,482,621.49            1.44
11.751 to 12.000...........            47              4,552,488.20            1.88
12.001 to 12.250...........            11              1,035,415.51            0.43
12.251 to 12.500...........            26              2,363,944.05            0.98
12.501 to 12.750...........            17              1,249,284.19            0.52
12.751 to 13.000...........            21              1,586,427.91            0.66
13.001 to 13.250...........            11                951,840.00            0.39
13.251 to 13.380...........             4                214,900.00            0.09
                                    -----           ---------------        --------
  Total....................         2,001           $241,850,437.06          100.00%
                                    =====           ===============          ======

                               Original Loan-to-Value Ratio

                                                                            Percentage of
                                                                           Mortgage Loans
                                                         Total               by Total
                                                       Scheduled             Scheduled
                                                   Principal Balance     Principal Balance
         Original                 Number of        as of the Cut-off     as of the Cut-off
  Loan-to-Value Ratio (%)       Mortgage Loans           Date                  Date
---------------------------     --------------     -----------------     -----------------

10.64 to 15.00.............             2            $    104,860.41             0.04%
15.01 to 20.00.............             2                  97,300.00             0.04
20.01 to 25.00.............             4                 237,988.23             0.10
25.01 to 30.00.............            10                 585,260.52             0.24
30.01 to 35.00.............             6                 383,000.00             0.16
35.01 to 40.00.............            15               1,156,872.05             0.48
40.01 to 45.00.............            21               1,937,218.55             0.80
45.01 to 50.00.............            22               2,168,369.88             0.90
50.01 to 55.00.............            26               2,373,277.87             0.98
55.01 to 60.00.............            59               6,468,891.55             2.67
60.01 to 65.00.............            96               9,329,338.05             3.86
65.01 to 70.00.............           154              17,729,781.97             7.33
70.01 to 75.00.............           182              21,433,979.19             8.86
75.01 to 80.00.............           485              59,659,783.09            24.67
80.01 to 85.00.............           374              47,997,848.85            19.85
85.01 to 90.00.............           505              64,908,868.86            26.84
90.01 to 95.00.............            38               5,277,797.99             2.18
                                    -----            ---------------           ------
  Total....................         2,001            $241,850,437.06           100.00%
                                    =====            ===============           ======


                           Remaining Scheduled Term to Maturity

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
  Remaining Term (Months)       Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

293 to 300.................             1           $    175,000.00              0.07%
337 to 348.................             4                286,391.16              0.12
349 to 360.................         1,996            241,389,045.90             99.81
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                                Remaining Amortization Term

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
Remaining Amortization Term       Number of        as of the Cut-off     as of the Cut-off
         (Months)               Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

344 to 348.................             3           $    208,288.73             0.09%
349 to 360.................         1,998            241,642,148.33             99.91
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======


                                       Gross Margin

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
     Gross Margin (%)           Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

 3.125 to  3.250...........             3           $    266,897.45              0.11%
 3.251 to  3.500...........             6                786,075.00              0.33
 3.501 to  3.750...........            20              3,531,054.50              1.46
 3.751 to  4.000...........            40              5,985,242.66              2.47
 4.001 to  4.250...........            71             10,137,100.42              4.19
 4.251 to  4.500...........            93             11,831,534.77              4.89
 4.501 to  4.750...........           129             16,757,491.33              6.93
 4.751 to  5.000...........           152             18,362,017.38              7.59
 5.001 to  5.250...........           185             24,435,363.29             10.10
 5.251 to  5.500...........           191             25,312,122.84             10.47
 5.501 to  5.750...........           191             23,341,752.33              9.65
 5.751 to  6.000...........           214             24,142,424.73              9.98
 6.001 to  6.250...........           149             18,128,047.87              7.50
 6.251 to  6.500...........           157             17,912,628.19              7.41
 6.501 to  6.750...........           128             12,594,170.26              5.21
 6.751 to  7.000...........            95             10,092,433.54              4.17
 7.001 to  7.250...........            72              7,123,754.21              2.95
 7.251 to  7.500...........            34              3,336,830.53              1.38
 7.501 to  7.750...........            14              1,541,509.35              0.64
 7.751 to  8.000...........            18              1,848,109.98              0.76
 8.001 to  8.250...........            17              1,904,441.53              0.79
 8.251 to  8.500...........             6              1,004,603.73              0.42
 8.501 to  8.750...........             3                194,365.97              0.08
 8.751 to  9.000...........             2                154,374.92              0.06
 9.001 to  9.250...........             2                236,489.19              0.10
 9.251 to  9.500...........             3                265,930.17              0.11
 9.751 to 10.000...........             1                120,000.00              0.05
10.001 to 10.250...........             2                205,084.26              0.08
10.251 to 10.500...........             1                 29,591.03              0.01
10.501 to 10.750...........             1                234,995.63              0.10
11.001 to 11.200...........             1                 34,000.00              0.01
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                         Maximum Lifetime Mortgage Interest Rates

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
      Maximum Lifetime            Number of        as of the Cut-off     as of the Cut-off
Mortgage Interest Rates (%)     Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

12.625 to 12.750...........             7           $    776,650.00              0.32%
12.751 to 13.000...........            11              1,909,230.00              0.79
13.001 to 13.250...........            14              1,872,209.00              0.77
13.251 to 13.500...........            33              5,023,755.00              2.08
13.501 to 13.750...........            56              8,954,187.30              3.70
13.751 to 14.000...........            57              7,887,369.03              3.26
14.001 to 14.250...........            37              4,876,332.81              2.02
14.251 to 14.500...........            92             13,451,057.34              5.56
14.501 to 14.750...........            79             10,893,116.66              4.50
14.751 to 15.000...........            69              8,413,714.10              3.48
15.001 to 15.250...........            66              9,097,167.24              3.76
15.251 to 15.500...........            99             13,252,774.03              5.48
15.501 to 15.750...........            78             11,406,745.56              4.72
15.751 to 16.000...........           150             19,899,983.93              8.23
16.001 to 16.250...........            80             10,225,263.67              4.23
16.251 to 16.500...........           152             17,452,476.19              7.22
16.501 to 16.750...........           144             16,618,840.94              6.87
16.751 to 17.000...........           156             17,517,776.57              7.24
17.001 to 17.250...........            88              9,719,036.04              4.02
17.251 to 17.500...........           122             13,816,987.29              5.71
17.501 to 17.750...........            94              9,630,553.26              3.98
17.751 to 18.000...........            70              7,690,907.55              3.18
18.001 to 18.250...........            38              3,232,110.00              1.34
18.251 to 18.500...........            44              4,205,097.57              1.74
18.501 to 18.750...........            39              3,365,592.44              1.39
18.751 to 19.000...........            43              3,946,006.12              1.63
19.001 to 19.250...........            11              1,035,415.51              0.43
19.251 to 19.500...........            22              1,959,801.21              0.81
19.501 to 19.750...........            15              1,089,084.19              0.45
19.751 to 20.000...........            20              1,464,456.51              0.61
20.001 to 20.250...........            11                951,840.00              0.39
20.251 to 20.380...........             4                214,900.00              0.09
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                         Minimum Lifetime Mortgage Interest Rates

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
      Minimum Lifetime            Number of        as of the Cut-off     as of the Cut-off
Mortgage Interest Rates (%)     Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

 4.125 to  4.250...........             1           $     48,750.00              0.02%
 4.251 to  4.500...........             4                517,947.48              0.21
 4.501 to  4.750...........             7                776,650.00              0.32
 4.751 to  5.000...........            10              1,813,230.00              0.75
 5.001 to  5.250...........            16              2,131,882.05              0.88
 5.251 to  5.500...........            32              4,989,843.52              2.06
 5.501 to  5.750...........            51              7,853,396.61              3.25
 5.751 to  6.000...........            60              8,442,952.37              3.49
 6.001 to  6.250...........            34              4,507,630.45              1.86
 6.251 to  6.500...........            74             10,195,377.50              4.22
 6.501 to  6.750...........            55              7,016,330.25              2.90
 6.751 to  7.000...........            49              6,235,656.27              2.58
 7.001 to  7.250...........            40              4,970,170.00              2.06
 7.251 to  7.500...........            43              5,663,979.68              2.34
 7.501 to  7.750...........            56              7,644,748.14              3.16
 7.751 to  8.000...........            60              7,663,574.47              3.17
 8.001 to  8.250...........            49              6,463,411.88              2.67
 8.251 to  8.500...........            86             11,598,928.84              4.80
 8.501 to  8.750...........            70              9,603,543.29              3.97
 8.751 to  9.000...........           114             14,999,599.87              6.20
 9.001 to  9.250...........            77              9,998,124.68              4.13
 9.251 to  9.500...........           143             16,559,489.91              6.85
 9.501 to  9.750...........           128             15,865,801.76              6.56
 9.751 to 10.000...........           148             16,845,362.30              6.97
10.001 to 10.250...........            79              8,759,088.76              3.62
10.251 to 10.500...........           116             13,170,688.49              5.45
10.501 to 10.750...........            89              9,203,592.79              3.81
10.751 to 11.000...........            64              6,688,835.32              2.77
11.001 to 11.250...........            40              3,487,338.07              1.44
11.251 to 11.500...........            45              4,269,515.73              1.77
11.501 to 11.750...........            37              3,050,455.42              1.26
11.751 to 12.000...........            41              4,032,238.71              1.67
12.001 to 12.250...........            10                989,915.51              0.41
12.251 to 12.500...........            23              2,038,784.84              0.84
12.501 to 12.750...........            17              1,249,284.19              0.52
12.751 to 13.000...........            21              1,586,427.91              0.66
13.001 to 13.250...........             9                770,590.00              0.32
13.251 to 13.380...........             3                147,300.00              0.06
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                            Next Interest Rate Adjustment Date

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
    Next Interest Rate            Number of        as of the Cut-off     as of the Cut-off
      Adjustment Date           Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

August 2002................             1           $    175,000.00              0.07%
January 2003...............             1                 59,850.00              0.02
March 2003.................             2                147,973.06              0.06
April 2003.................             2                 94,373.13              0.04
May 2003...................             1                 98,000.00              0.04
June 2003..................             1                 71,817.28              0.03
August 2003................             4                491,048.42              0.20
September 2003.............            16              1,965,776.37              0.81
October 2003...............            24              2,860,044.45              1.18
November 2003..............            92             11,736,238.98              4.85
December 2003..............           363             44,668,198.47             18.47
January 2004...............           306             38,326,505.83             15.85
February 2004..............           257             31,332,932.00             12.96
March 2004.................            27              3,599,986.98              1.49
May 2004...................             1                116,531.36              0.05
August 2004................             2                298,232.81              0.12
September 2004.............             5                717,490.47              0.30
October 2004...............            18              2,493,417.09              1.03
November 2004..............            76              9,781,917.61              4.04
December 2004..............           263             28,963,444.34             11.98
January 2005...............           240             29,200,250.41             12.07
February 2005..............           249             28,455,162.00             11.77
March 2005.................            39              4,548,446.00              1.88
January 2007...............             4                848,000.00              0.35
February 2007..............             6                674,800.00              0.28
March 2007.................             1                125,000.00              0.05
                                    -----           ---------------            ------
Total......................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======


                           Occupancy Type of Mortgaged Premises

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
      Occupancy Type            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Primary Home...............         1,864           $231,046,286.61             95.53%
Investment.................           129              9,960,450.28              4.12
Second Home................             8                843,700.17              0.35
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                                    Origination Program

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
    Origination Program         Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Full Documentation.........         1,667           $195,353,971.28             80.77%
Stated Documentation.......           281             39,303,837.56             16.25
Limited Documentation......            48              6,314,602.09              2.61
No Ratio Documentation.....             5                878,026.13              0.36
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======


                                   Mortgage Loan Purpose

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
   Mortgage Loan Purpose        Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Cash Out Refinance.........         1,418           $172,728,809.37             71.42%
Purchase...................           454             54,100,909.20             22.37
Refinance..................           129             15,020,718.49              6.21
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======


                                       Property Type

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Property Type            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Single Family Detached.....         1,661           $199,109,517.76             82.33%
Planned Unit Development...            97             15,747,147.68              6.51
Two to Four Family.........            76              9,337,243.78              3.86
Condominium Low-Rise.......            80              8,993,231.97              3.72
Manufactured Housing.......            41              3,031,342.00              1.25
Single Family Attached.....            19              2,404,811.98              0.99
Townhouse..................            17              2,009,246.36              0.83
Condominium High Rise......             6                675,948.55              0.28
Deminimus PUD..............             4                541,946.98              0.22
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                                        Loan Types

                                                                            Percentage of
                                                                           Mortgage Loans
                                                         Total               by Total
                                                       Scheduled             Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
        Loan Types              Mortgage Loans           Date                  Date
---------------------------     --------------     -----------------     -----------------

2/28 LIBOR ARM.............         1,093            $135,254,476.87            55.92%
3/27 LIBOR ARM.............           896             104,888,310.19            43.37
5/25 LIBOR ARM.............            11               1,647,800.00             0.68
One-Year Treasury ARM......             1                  59,850.00             0.02
                                    -----            ---------------           ------
  Total....................         2,001            $241,850,437.06           100.00%
                                    =====            ===============           ======


                                       Credit Score

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Credit Score             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

   Not Available...........            16           $  1,659,040.25              0.69%
436   to    450............             3                300,100.00              0.12
451   to    500............            73              7,633,308.87              3.16
501   to    550............           709             82,751,699.67             34.22
551   to    600............           635             77,575,106.52             32.08
601   to    650............           393             50,344,757.53             20.82
651   to    700............           118             14,490,945.48              5.99
701   to    750............            44              5,822,848.46              2.41
751   to    791............            10              1,272,630.28              0.53
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======


                                       Credit Grade

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Credit Grade             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

A+.........................           225           $ 30,050,624.05             12.43%
A..........................           316             42,706,389.10             17.66
A-.........................           747             92,751,850.24             38.35
B..........................           444             50,306,717.36             20.80
C..........................           217             21,461,690.07              8.87
D..........................            52              4,573,166.24              1.89
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                                        Delinquency

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
        Delinquency             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Current....................         2,001           $241,850,437.06            100.00%
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======


                       Geographic Distribution of Mortgaged Premises

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
           State                Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Alaska.....................            11           $  1,662,000.00              0.69%
Arizona....................            65              7,680,213.22              3.18
Arkansas...................            13                979,225.00              0.40
California.................           310             51,518,146.32             21.30
Colorado...................            52              7,719,996.29              3.19
Connecticut................            15              2,597,217.20              1.07
Delaware...................             9              1,024,700.00              0.42
Florida....................           132             14,593,169.19              6.03
Georgia....................           188             21,652,541.85              8.95
Hawaii.....................             4                916,000.00              0.38
Idaho......................             4                454,250.00              0.19
Illinois...................            59              6,613,478.96              2.73
Indiana....................            47              3,904,122.57              1.61
Iowa.......................            24              1,646,085.12              0.68
Kansas.....................            21              1,896,055.00              0.78
Kentucky...................            26              2,377,767.16              0.98
Louisiana..................            28              2,560,071.17              1.06
Maine......................             4                531,432.66              0.22
Maryland...................            27              4,605,247.66              1.90
Massachusetts..............            28              4,892,627.86              2.02
Michigan...................           106              9,264,614.38              3.83
Minnesota..................           114             14,859,789.29              6.14
Mississippi................             9                740,489.76              0.31
Missouri...................            70              5,642,219.20              2.33
Montana....................             2                274,500.00              0.11
Nebraska...................             4                514,650.00              0.21
Nevada.....................            16              2,152,692.16              0.89
New Hampshire..............            12              1,907,250.00              0.79
New Jersey.................            44              6,397,015.15              2.65
New Mexico.................            12              1,278,036.00              0.53
New York...................            42              7,088,654.07              2.93
North Carolina.............            43              4,986,871.95              2.06
North Dakota...............             6                395,050.00              0.16
Ohio.......................           114              8,826,892.98              3.65
Oklahoma...................            26              2,227,539.03              0.92
Oregon.....................            14              1,421,912.99              0.59
                                                                          (table continued)

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
           State                Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Pennsylvania...............            70              6,705,059.57              2.77
Rhode Island...............             2                228,000.00              0.09
South Carolina.............            20              2,152,320.69              0.89
South Dakota...............             3                301,475.00              0.12
Tennessee..................            32              2,689,712.46              1.11
Texas......................            19              1,645,940.97              0.68
Utah.......................             9              1,107,063.75              0.46
Vermont....................             2                205,500.00              0.08
Virginia...................            72             10,449,445.42              4.32
Washington.................            44              6,212,896.22              2.57
West Virginia..............             8                479,340.85              0.20
Wisconsin..................            17              1,583,157.94              0.65
Wyoming....................             2                288,000.00              0.12
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

         No more than approximately 0.40% of the related mortgaged properties are located in any one postal zip code.


                                       Lien Position

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Lien Position            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

First Lien.................         2,001           $241,850,437.06            100.00%
                                    -----           ---------------            ------
  Total....................         2,001           $241,850,437.06            100.00%
                                    =====           ===============            ======

                                           Prepayment Penalty

                                                                                        Percentage of
                                                                      Total             Mortgage Loans
                                                                    Scheduled         by Total Scheduled
                                                                Principal Balance     Principal Balance
                                               Number of        as of the Cut-off     as of the Cut-off
         Prepayment Penalty Type             Mortgage Loans           Date                   Date
----------------------------------------     --------------     -----------------     -----------------

1 Year-6 months advance.................             2           $    373,662.66              0.15%
2 Year-6 months advance.................           466             57,033,040.60             23.58
2.5 Year-1% of Prepay amount............             4                815,850.00              0.34
3 Year-1% of Prepay amount..............             5                283,516.08              0.12
3 Year-2 months advance.................             1                 41,163.50              0.02
3 Year-2% of Prepay amount..............             9                677,173.32              0.28
3 Year-3 months advance.................            13              2,347,291.57              0.97
3 Year-3/2/1............................             6                513,930.00              0.21
3 Year-6 months advance.................           970            115,274,400.97             47.66
3.5 Year-2% of Prepay amount............             1                 87,703.31              0.04
5 Year - Waived each adjustment.........            11              1,520,293.58              0.63
5 Year-2% of Prepay amount..............             1                 63,750.00              0.03
5 Year-6 months advance.................           177             19,278,066.13              7.97
Miscellaneous Prepayment Penalties......            28              3,097,396.45              1.28
No prepayment penalties.................           307             40,443,198.89             16.72
                                                 -----           ---------------            ------
  Total.................................         2,001           $241,850,437.06            100.00%
                                                 =====           ===============            ======

                                      Group III Mortgage Loans

Total Scheduled Principal Balance:         $123,691,231.06
Number of Loans:                                       321

                                               Average               Minimum           Maximum

Scheduled Principal Balance:               $    385,330.94         $ 25,000.00       $970,000.00

                                          Weighted Average           Minimum           Maximum

Mortgage Rate:                                       8.742%              6.250%           14.750%
Servicing Fee:                                       0.500%              0.500%            0.500%
Net Mortgage Rate:                                   8.242%              5.750%           14.250%

Adjustable Rate Mortgage Only:

Gross Margin:                                        5.439%              3.000%           11.250%
First Period Rate Cap:                               1.291%              1.000%            3.000%
Periodic Rate Cap:                                   1.018%              1.000%            1.500%
Life Floor:                                          8.219%              4.750%           14.750%
Life Cap:                                           15.603%             12.750%           21.750%

Months to Roll (months):                             27.69                  17                59

Original LTV:                                        74.50%              17.14%           100.00%
Credit Score:                                          612                 418               813

Original Term (months):                                346                 180               360
Remaining Term (months):                               344                 176               360
Seasoning (months):                                      2                   0                 9
Remaining Amortization Term (months):                  357                 180               360

                                                                     Earliest          Latest

First Payment Date:                                               July 1, 2001     April 1, 2002
Maturity Date:                                                November 1, 2016     March 1, 2032

                            Current Scheduled Principal Balance

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
     Current Scheduled            Number of        as of the Cut-off     as of the Cut-off
   Principal Balance ($)        Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

 25,000.00 to  25,000.00...             1                 25,000.00              0.02%
 25,000.01 to  50,000.00...             9                349,292.06              0.28
 50,000.01 to  75,000.00...             7                400,150.00              0.32
 75,000.01 to 100,000.00...             5                433,650.00              0.35
100,000.01 to 125,000.00...             5                559,508.23              0.45
125,000.01 to 150,000.00...             5                693,000.00              0.56
150,000.01 to 175,000.00...             5                802,527.03              0.65
175,000.01 to 200,000.00...             1                180,000.00              0.15
200,000.01 to 225,000.00...             2                413,800.00              0.33
275,000.01 to 300,000.00...             1                295,850.00              0.24
300,000.01 to 325,000.00...            42             13,172,811.77             10.65
325,000.01 to 350,000.00...            61             20,707,662.51             16.74
350,000.01 to 375,000.00...            30             10,870,592.88              8.79
375,000.01 to 400,000.00...            31             12,156,857.78              9.83
400,000.01 to 425,000.00...            16              6,621,230.36              5.35
425,000.01 to 450,000.00...            16              7,033,011.01              5.69
450,000.01 to 475,000.00...            11              5,112,911.34              4.13
475,000.01 to 500,000.00...            13              6,372,190.54              5.15
500,000.01 to 525,000.00...            11              5,667,882.69              4.58
525,000.01 to 550,000.00...             7              3,803,250.00              3.07
550,000.01 to 575,000.00...             9              5,062,600.00              4.09
575,000.01 to 600,000.00...            12              7,121,990.00              5.76
600,000.01 to 625,000.00...             2              1,234,756.79              1.00
625,000.01 to 650,000.00...             4              2,565,706.07              2.07
650,000.01 to 675,000.00...             1                660,000.00              0.53
675,000.01 to 700,000.00...             3              2,079,000.00              1.68
750,000.01 to 775,000.00...             1                770,000.00              0.62
775,000.01 to 800,000.00...             3              2,366,000.00              1.91
825,000.01 to 850,000.00...             2              1,672,500.00              1.35
850,000.01 to 875,000.00...             1                860,000.00              0.70
875,000.01 to 900,000.00...             3              2,657,500.00              2.15
950,000.01 to 970,000.00...             1                970,000.00              0.78
                                      ---           ---------------            ------
     Total.................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                              Current Mortgage Interest Rates

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
     Current Mortgage             Number of        as of the Cut-off     as of the Cut-off
    Interest Rates (%)          Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

 6.250 to  6.250...........             5           $  1,813,750.00              1.47%
 6.251 to  6.500...........             9              3,597,750.00              2.91
 6.501 to  6.750...........             9              3,631,750.00              2.94
 6.751 to  7.000...........            13              5,963,160.23              4.82
 7.001 to  7.250...........             4              1,420,500.00              1.15
 7.251 to  7.500...........            11              4,523,661.90              3.66
 7.501 to  7.750...........            15              5,528,390.42              4.47
 7.751 to  8.000...........            33             13,617,873.65             11.01
 8.001 to  8.250...........            23              9,044,811.19              7.31
 8.251 to  8.500...........            25              9,859,956.87              7.97
 8.501 to  8.750...........            27             11,271,017.88              9.11
 8.751 to  9.000...........            30             12,940,028.99             10.46
 9.001 to  9.250...........             8              3,779,712.21              3.06
 9.251 to  9.500...........            16              6,697,200.00              5.41
 9.501 to  9.750...........            16              6,129,114.79              4.96
 9.751 to 10.000...........            20              8,191,027.41              6.62
10.001 to 10.250...........             6              2,896,311.01              2.34
10.251 to 10.500...........             3              1,473,756.79              1.19
10.501 to 10.750...........             6              2,896,007.43              2.34
10.751 to 11.000...........             5              1,822,350.00              1.47
11.001 to 11.250...........             3                902,200.00              0.73
11.251 to 11.500...........             3              1,626,000.00              1.31
11.501 to 11.750...........             2                795,000.00              0.64
11.751 to 12.000...........             2                498,800.00              0.40
12.251 to 12.500...........             2                935,000.00              0.76
12.501 to 12.750...........             1                 61,600.00              0.05
12.751 to 13.000...........             1                120,000.00              0.10
13.501 to 13.750...........             8                528,950.29              0.43
13.751 to 14.000...........             6                384,300.00              0.31
14.001 to 14.250...........             6                372,950.00              0.30
14.251 to 14.500...........             2                315,000.00              0.25
14.501 to 14.750...........             1                 53,300.00              0.04
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                               Original Loan-to-Value Ratio

                                                                             Percentage of
                                                         Total              Mortgage Loans
                                                       Scheduled               by Total
                                                   Principal Balance           Scheduled
         Original                 Number of        as of the Cut-off     Principal Balance as
  Loan-to-Value Ratio (%)       Mortgage Loans           Date            of the Cut-off Date
---------------------------     --------------     -----------------     --------------------

17.14 to  20.00............             1           $    600,000.00               0.49%
20.01 to  25.00............             1                475,000.00               0.38
25.01 to  30.00............             1                512,000.00               0.41
30.01 to  35.00............             2                380,000.00               0.31
35.01 to  40.00............             2                854,250.00               0.69
40.01 to  45.00............             5                912,650.00               0.74
45.01 to  50.00............             3                424,492.06               0.34
50.01 to  55.00............             9              2,923,900.00               2.36
55.01 to  60.00............            15              5,903,444.61               4.77
60.01 to  65.00............            35             13,422,056.69              10.85
65.01 to  70.00............            35             15,537,342.95              12.56
70.01 to  75.00............            44             20,783,376.91              16.80
75.01 to  80.00............            79             30,178,606.38              24.40
80.01 to  85.00............            29             10,013,176.03               8.10
85.01 to  90.00............            54             18,820,260.43              15.22
90.01 to  95.00............             4              1,344,825.00               1.09
95.01 to 100.00............             2                605,850.00               0.49
                                      ---           ---------------             ------
  Total....................           321           $123,691,231.06             100.00%
                                      ===           ===============             ======

                           Remaining Scheduled Term to Maturity

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
  Remaining Term (Months)       Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

176 to 180.................            23           $  8,907,971.04              7.20%
229 to 240.................             2                766,500.00              0.62
349 to 360.................           296            114,016,760.02             92.18
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                                Remaining Amortization Term

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
  Remaining Amortization          Number of        as of the Cut-off     as of the Cut-off
       Term (Months)            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

180 to 180.................             3           $  1,426,750.00              1.15%
229 to 240.................             2                766,500.00              0.62
349 to 360.................           316            121,497,981.06             98.23
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                                 Gross Margin (ARMs Only)

                                                         Total               Percentage of
                                                       Scheduled            Mortgage Loans
                                                   Principal Balance      by Total Schedule
                                  Number of        as of the Cut-off     Principal Balance as
     Gross Margin (%)           Mortgage Loans           Date            of the Cut-off Date
---------------------------     --------------     -----------------     --------------------

 3.000 to  3.000...........             1                454,000.00               0.51%
 3.001 to  3.250...........             1                400,000.00               0.45
 3.251 to  3.500...........             1                389,724.74               0.44
 3.501 to  3.750...........             5              2,360,925.00               2.66
 3.751 to  4.000...........             8              2,702,915.68               3.04
 4.001 to  4.250...........             9              4,604,806.15               5.18
 4.251 to  4.500...........            11              4,002,300.00               4.50
 4.501 to  4.750...........            19              6,991,077.00               7.86
 4.751 to  5.000...........            25             10,379,767.03              11.67
 5.001 to  5.250...........            21              9,163,553.89              10.31
 5.251 to  5.500...........            28             13,464,865.00              15.14
 5.501 to  5.750...........            23             10,499,606.79              11.81
 5.751 to  6.000...........            14              5,601,728.28               6.30
 6.001 to  6.250...........            12              3,915,950.00               4.40
 6.251 to  6.500...........            14              4,829,983.65               5.43
 6.501 to  6.750...........             3              1,266,327.03               1.42
 6.751 to  7.000...........             8              3,246,588.27               3.65
 7.001 to  7.250...........             3                555,400.00               0.62
 7.251 to  7.500...........             6                734,650.29               0.83
 7.501 to  7.750...........             6              1,232,750.00               1.39
 7.751 to  8.000...........             6                441,100.00               0.50
 8.001 to  8.250...........             5                350,450.00               0.39
 8.251 to  8.500...........             1                427,500.00               0.48
 8.501 to  8.750...........             2                255,000.00               0.29
 9.001 to  9.250...........             1                 92,250.00               0.10
 9.251 to  9.500...........             1                173,000.00               0.19
11.001 to 11.250...........             1                375,000.00               0.42
                                      ---           ---------------             ------
  Total....................           235           $ 88,911,218.80             100.00%
                                      ===           ===============             ======

                   Maximum Lifetime Mortgage Interest Rates (ARMs Only)

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
     Maximum Lifetime             Number of        as of the Cut-off     as of the Cut-off
Mortgage Interest Rates (%)     Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

12.750 to 12.750...........             2           $    779,000.00              0.88%
12.751 to 13.000...........             7              3,220,750.00              3.62
13.001 to 13.250...........             3              1,075,500.00              1.21
13.251 to 13.500...........             7              2,923,000.00              3.29
13.501 to 13.750...........             3              1,228,365.68              1.38
13.751 to 14.000...........            17              7,248,400.00              8.15
14.001 to 14.250...........            11              3,995,477.00              4.49
14.251 to 14.500...........             7              3,322,750.00              3.74
14.501 to 14.750...........            17              6,801,049.74              7.65
14.751 to 15.000...........            14              6,221,600.00              7.00
15.001 to 15.250...........             7              2,836,418.36              3.19
15.251 to 15.500...........            19              7,053,506.87              7.93
15.501 to 15.750...........             9              3,634,892.88              4.09
15.751 to 16.000...........            16              6,270,028.99              7.05
16.001 to 16.250...........             6              2,893,400.00              3.25
16.251 to 16.500...........            12              5,630,356.79              6.33
16.501 to 16.750...........            13              5,040,514.79              5.67
16.751 to 17.000...........            16              6,935,104.37              7.80
17.001 to 17.250...........             5              2,395,811.01              2.69
17.251 to 17.500...........             1                350,000.00              0.39
17.501 to 17.750...........             5              2,578,742.03              2.90
17.751 to 18.000...........             4              1,451,850.00              1.63
18.001 to 18.250...........             2                452,200.00              0.51
18.251 to 18.500...........             2                856,000.00              0.96
18.501 to 18.750...........             2                795,000.00              0.89
18.751 to 19.000...........             1                150,400.00              0.17
19.251 to 19.500...........             2                935,000.00              1.05
19.501 to 19.750...........             2                166,208.23              0.19
19.751 to 20.000...........             2                212,250.00              0.24
20.501 to 20.750...........             7                424,342.06              0.48
20.751 to 21.000...........             5                292,050.00              0.33
21.001 to 21.250...........             6                372,950.00              0.42
21.251 to 21.500...........             2                315,000.00              0.35
21.501 to 21.750...........             1                 53,300.00              0.06
                                      ---           ---------------            ------
  Total....................           235           $ 88,911,218.80            100.00%
                                      ===           ===============            ======

                   Minimum Lifetime Mortgage Interest Rates (ARMs Only)

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
     Minimum Lifetime             Number of        as of the Cut-off     as of the Cut-off
Mortgage Interest Rate (%)      Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

 4.750 to  4.750...........             2           $    779,000.00              0.88%
 4.751 to  5.000...........             5              2,244,750.00              2.52
 5.001 to  5.250...........             3              1,075,500.00              1.21
 5.251 to  5.500...........             6              2,469,000.00              2.78
 5.501 to  5.750...........             1                301,600.00              0.34
 5.751 to  6.000...........            17              7,248,400.00              8.15
 6.001 to  6.250...........            10              3,653,477.00              4.11
 6.251 to  6.500...........             8              3,685,850.00              4.15
 6.501 to  6.750...........            14              5,683,325.00              6.39
 6.751 to  7.000...........            14              6,279,100.00              7.06
 7.001 to  7.250...........             1                400,000.00              0.45
 7.251 to  7.500...........             2                878,400.00              0.99
 7.501 to  7.750...........             9              3,969,890.42              4.47
 7.751 to  8.000...........             4              1,666,500.00              1.87
 8.001 to  8.250...........             7              2,642,106.15              2.97
 8.251 to  8.500...........            14              4,987,406.87              5.61
 8.501 to  8.750...........             9              3,717,092.88              4.18
 8.751 to  9.000...........            12              5,013,928.99              5.64
 9.001 to  9.250...........             6              3,029,712.21              3.41
 9.251 to  9.500...........            12              4,898,800.00              5.51
 9.501 to  9.750...........            12              4,480,514.79              5.04
 9.751 to 10.000...........            18              7,441,204.37              8.37
10.001 to 10.250...........             5              2,010,211.01              2.26
10.251 to 10.500...........             4              1,613,506.79              1.81
10.501 to 10.750...........             5              2,578,742.03              2.90
10.751 to 11.000...........             4              1,451,850.00              1.63
11.001 to 11.250...........             2                452,200.00              0.51
11.251 to 11.500...........             3              1,029,000.00              1.16
11.501 to 11.750...........             2                795,000.00              0.89
11.751 to 12.000...........             1                150,400.00              0.17
12.251 to 12.500...........             2                935,000.00              1.05
12.751 to 13.000...........             1                120,000.00              0.13
13.501 to 13.750...........             7                389,200.29              0.44
13.751 to 14.000...........             6                384,300.00              0.43
14.001 to 14.250...........             5                199,950.00              0.22
14.251 to 14.500...........             1                203,000.00              0.23
14.501 to 14.750...........             1                 53,300.00              0.06
                                      ---           ---------------            ------
  Total....................           235           $ 88,911,218.80            100.00%
                                      ===           ===============            ======

                      Next Interest Rate Adjustment Date (ARMs Only)

                                                                            Percentage of
                                                                           Mortgage Loans
                                                         Total               by Total
                                                       Scheduled             Scheduled
                                                   Principal Balance     Principal Balance
     Next Interest Rate           Number of        as of the Cut-off     as of the Cut-off
      Adjustment Date           Mortgage Loans           Date                  Date
---------------------------     --------------     -----------------     -----------------

August 2003................           1              $    486,312.21             0.55%
October 2003...............           5                 2,254,727.72             2.54
November 2003..............           7                 2,858,000.27             3.21
December 2003..............          40                16,173,659.18            18.19
January 2004...............          44                15,719,255.15            17.68
February 2004..............          29                 9,500,150.00            10.68
March 2004.................           3                 1,130,300.00             1.27
October 2004...............           1                   337,295.53             0.38
November 2004..............           7                 1,520,751.32             1.71
December 2004..............          29                12,178,040.42            13.70
January 2005...............          32                11,314,300.00            12.73
February 2005..............          29                11,608,250.00            13.06
March 2005.................           5                 2,373,650.00             2.67
January 2007...............           2                   916,527.00             1.03
February 2007..............           1                   540,000.00             0.61
                                    ---              ---------------           ------
  Total....................         235              $ 88,911,218.80           100.00%
                                    ===              ===============           ======


                           Occupancy Type of Mortgaged Premises

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
      Occupancy Type            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Primary Home...............           309           $119,356,431.06             96.50%
Investment.................            11              3,894,800.00              3.15
Second Home................             1                440,000.00              0.36
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                                    Origination Program

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
    Origination Program         Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Full Documentation.........           201           $ 71,242,984.55             57.60%
Stated Documentation.......            86             36,350,946.51             29.39
Limited Documentation......            32             15,643,250.00             12.65
No Ratio Documentation.....             2                454,050.00              0.37
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======


                                   Mortgage Loan Purpose

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
   Mortgage Loan Purpose        Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Cash Out Refinance.........           237           $ 90,663,906.04             73.30%
Purchase...................            62             23,530,225.02             19.02
Refinance..................            22              9,497,100.00              7.68
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======


                                       Property Type

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Property Type            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Single Family Detached.....           271           $103,801,964.04             83.92%
Planned Unit Development...            25             10,685,625.23              8.64
Two to Four Family.........            12              4,004,356.79              3.24
Condominium Low-Rise.......             9              3,436,285.00              2.78
Single Family Attached.....             3              1,223,000.00              0.99
Condominium Low-Rise.......             1                540,000.00              0.44
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                                        Loan Types

                                                                            Percentage of
                                                                           Mortgage Loans
                                                         Total               by Total
                                                       Scheduled             Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
         Loan Types             Mortgage Loans           Date                  Date
---------------------------     --------------     -----------------     -----------------

 2/28 LIBOR ARM ...........         129              $ 48,122,404.53            38.91%
 3/27 LIBOR ARM............         103                39,332,287.27            31.80
 5/25 LIBOR  ARM...........           3                 1,456,527.00             1.18
 Balloon 15/30.............          20                 7,481,221.04             6.05
 Fixed Rate 15 Year........           3                 1,426,750.00             1.15
 Fixed Rate 20 Year........           2                   766,500.00             0.62
 Fixed Rate 30 Year........          61                25,105,541.22            20.30
                                    ---              ---------------           ------
Total......................         321              $123,691,231.06           100.00%
                                    ===              ===============           ======


                                       Credit Score

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Credit Score             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

  Not Available............             3           $  1,344,756.79              1.09%
418   to    450............             3                200,100.00              0.16
451   to    500............            19              3,147,932.69              2.54
501   to    550............            58             20,338,551.37             16.44
551   to    600............            77             32,476,815.59             26.26
601   to    650............            90             36,017,558.31             29.12
651   to    700............            43             18,797,826.50             15.20
701   to    750............            16              6,501,939.81              5.26
751   to    800............             9              3,558,750.00              2.88
801   to    813............             3              1,307,000.00              1.06
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                                       Credit Grade

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Credit Grade             Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

A+.........................            88           $ 37,627,927.78             30.42%
A..........................            74             29,051,027.00             23.49
A-.........................            95             40,650,541.44             32.86
B..........................            28             10,479,879.14              8.47
C..........................            20              4,653,255.41              3.76
D..........................            16              1,228,600.29              0.99
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======


                                        Delinquency

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
        Delinquency              Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Current....................           321           $123,691,231.06            100.00%
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

                       Geographic Distribution of Mortgaged Premises

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
           State                Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Arizona....................             7           $  2,006,684.09              1.62%
California.................           117             45,652,231.06             36.91
Colorado...................             6              2,517,250.00              2.04
Connecticut................             7              2,458,292.88              1.99
Delaware...................             1                344,000.00              0.28
Florida....................            17              7,259,750.00              5.87
Georgia....................            13              5,575,680.36              4.51
Hawaii.....................             1                475,000.00              0.38
Illinois...................             9              3,069,777.00              2.48
Indiana....................             3                517,200.00              0.42
Iowa.......................             1                 60,750.00              0.05
Kansas.....................             1                431,000.00              0.35
Kentucky...................             1                 53,300.00              0.04
Louisiana..................             1                433,500.00              0.35
Maryland...................            11              5,298,200.00              4.28
Massachusetts..............            11              4,238,962.21              3.43
Michigan...................            10              2,176,000.00              1.76
Minnesota..................             5              2,232,665.00              1.81
Missouri...................             7              3,203,000.00              2.59
New Jersey.................            13              4,635,057.00              3.75
New Mexico.................             2                395,500.00              0.32
New York...................            12              6,019,100.00              4.87
North Carolina.............             4              1,652,000.00              1.34
Ohio.......................             3              1,223,000.00              0.99
Oklahoma...................             4                471,750.00              0.38
Oregon.....................             4              1,849,750.00              1.50
Pennsylvania...............             5              1,218,358.23              0.98
Rhode Island...............             1                396,000.00              0.32
South Carolina.............             1                970,000.00              0.78
Tennessee..................             4              1,720,000.00              1.39
Texas......................             4              1,977,000.00              1.60
Utah.......................             1                493,000.00              0.40
Virginia...................            27             10,224,892.08              8.27
Washington.................             6              2,105,806.15              1.70
Wisconsin..................             1                336,775.00              0.27
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======

         No more than approximately 0.87% of the related mortgaged properties are located in any one postal zip code.

                                     Amortization Type

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
     Amortization Type          Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

Fully Amortizing...........           301           $116,210,010.02             93.95%
Balloon....................            20              7,481,221.04              6.05
                                      ---           ---------------            ------
Total......................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======


                                       Lien Position

                                                                            Percentage of
                                                         Total             Mortgage Loans
                                                       Scheduled         by Total Scheduled
                                                   Principal Balance     Principal Balance
                                  Number of        as of the Cut-off     as of the Cut-off
       Lien Position            Mortgage Loans           Date                   Date
---------------------------     --------------     -----------------     -----------------

First Lien.................           321           $123,691,231.06            100.00%
                                      ---           ---------------            ------
  Total....................           321           $123,691,231.06            100.00%
                                      ===           ===============            ======


                                    Prepayment Penalty

                                                                                        Percentage of
                                                                      Total             Mortgage Loans
                                                                    Scheduled         by Total Scheduled
                                                                Principal Balance     Principal Balance
                                               Number of        as of the Cut-off     as of the Cut-off
         Prepayment Penalty Type             Mortgage Loans           Date                   Date
----------------------------------------     --------------     -----------------     -----------------

1 Year-6 months advance.................           4             $  1,969,778.33              1.59%
2 Year-6 months advance.................          52               18,102,918.35             14.64
3 Year-1% of Prepay amount..............           3                  930,000.00              0.75
3 Year-2 months advance.................           1                  482,800.00              0.39
3 Year-2% of Prepay amount..............           1                  860,000.00              0.70
3 Year-3 months advance.................           3                1,033,600.00              0.84
3 Year-3/2/1............................           1                  348,527.00              0.28
3 Year-6 months advance.................         117               44,019,330.27             35.59
5 Year-2% of Prepay amount..............           2                  702,000.00              0.57
5 Year-6 months advance.................          62               23,652,873.65             19.12
Miscellaneous Prepayment Penalties......           3                1,095,618.33              0.89
No Prepayment Penalties.................          72               30,493,785.13             24.65
                                                 ---             ---------------            ------
  Total.................................         321             $123,691,231.06            100.00%
                                                 ===             ===============            ======

                       SAXON ASSET SECURITIES TRUST 2002-1




                                [GRAPHIC OMITTED]
                                      SAXON


                                  $900,000,000
                       Saxon Asset Securities Trust 2002-1


                         Saxon Asset Securities Company,
                                  as Depositor


                     Mortgage Loan Asset Backed Certificates
                                  Series 2002-1




                         GREENWICH CAPITAL MARKETS, INC.
                           CREDIT SUISSE FIRST BOSTON
                                    JPMORGAN
                               WACHOVIA SECURITIES




                            -------------------------


                              PROSPECTUS SUPPLEMENT


                            -------------------------


                                  March 8, 2002

Prospectus



[GRAPHIC OMITTED]                  SAXON ASSET SECURITIES COMPANY
      SAXON                                  (Depositor)



                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                     (Issuable in series by separate trusts)

                               -------------------


Each series of certificates:

o will consist of one or more classes of mortgage pass through certificates representing interests in the assets of a trust; and

o will receive principal and interest from payments collected on the assets of the related trust.


The assets of each trust:

o will be mortgage loans or mortgage backed securities sold to the trust by Saxon Asset Securities Company; and

o in the case of mortgage loans, will be serviced by one or more entities identified in the related prospectus supplement.

Mortgage loans included in any trust will be secured by first or second liens on:

o    one- to four-family residential properties,

o    condominium units,

o    manufactured housing, or

o    units in planned unit developments.


         You should carefully consider the risk factors beginning on page 3 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is September 25, 2001.

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

         Information is provided to you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

         o    the principal balance and interest rate of each class,
         o    the timing and priority of interest and principal payments,
         o    statistical and other information about the mortgage assets,
         o    information about credit enhancement, if any, for each class,
         o    the ratings for each class, and
         o    the method for selling the certificates.

         The prospectus supplement describes the terms of the certificates in greater detail than this prospectus, and may provide information that differs from this prospectus. If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. Saxon Assets Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

                                  RISK FACTORS

         Prospective investors should consider the following factors, as well as the factors identified under "Risk Factors" in the related prospectus supplement, in connection with a purchase of the certificates of any series.

The trusts will have      The certificates will represent an ownership interest
no significant assets     in the related trust and will not represent an
other than the assets     interest in or obligation of any other entity and will
assigned to them by       not be insured by any government agency or
the depositor and         instrumentality. Each trust is expected to have no
certificateholders may    significant assets other than the assets assigned to
look only to those        it by Saxon Asset Securities Company, the depositor.
limited assets for
repayment of their        You must rely primarily upon payments on the assets
certificates              assigned to the related trust, any security for those
                          certificates and any sources of credit enhancement identified in the related prospectus supplement for distributions on the certificates.

                          None of any governmental agency or instrumentality, the depositor, any servicer, any master servicer, any trustee or any of their affiliates will guarantee or insure any assets assigned to a trust, except as set forth in the related prospectus supplement.

Credit enhancement,       Any credit enhancement for any series of certificates
if provided, will be      may be limited in amount and may be subject to
limited in both           periodic reduction in accordance with a schedule or
amount and scope of       formula. In addition, credit enhancement may provide
coverage, and may         only very limited coverage as to some types of losses
not be sufficient to      and may provide no coverage as to other types of
cover all losses or       losses.
risks on your
investment

Property values may       If the residential real estate market in general or a
decline, leading to       regional or local area where the mortgage assets for a
higher losses on the      trust are concentrated should experience an overall
mortgage loans, which     decline in property values or a significant downturn
could reduce your         in economic conditions, rates of delinquencies,
ability to be repaid      foreclosures and losses could be higher than those now
                          generally experienced in the mortgage lending industry.

                          To the extent losses are not covered by credit enhancement, you will have to look primarily to the value of the mortgaged premises for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans.

The bankruptcy of the     The seller and the depositor intend that the transfers
seller may result in a    of assets to the depositor and, in turn, to the
delay in or reduction     related trust constitute sales under applicable law
of distributions          rather than pledges to secure indebtedness for
                          insolvency purposes. If the seller becomes a debtor under the federal Bankruptcy Code, however, a creditor, trustee-in-bankruptcy or receiver of that seller might argue that those transfers were pledges rather than sales. That position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the certificates of the related series.

State and federal         In addition to anti-deficiency and related
credit protection laws    legislation, numerous other federal and state
may limit collection of   statutory provisions, including the federal bankruptcy
principal and interest    laws, the federal Soldiers' and Sailors' Civil Relief
on the mortgage loans     Act of 1940 and state laws affording relief to
                          debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.

                          Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.

Modification of           With respect to a mortgage loan on which a material
mortgage                  default has occurred or a payment default is imminent,
loans may delay or        the servicer may enter into a forbearance or
reduce certificate        modification agreement with the borrower. The terms of
payments                  any forbearance or modification agreement may affect
                          the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Prepayments on the        The prepayment experience on the mortgage assets
mortgage loans could      underlying a particular series of certificates will
cause you to be paid      affect:
earlier than you
expect, which may            o  the average life of each class of those
adversely affect your           certificates; and
yield to maturity
                             o  for certificates purchased at a price other than
                                par, the effective yield on the certificates.

                          The timing and amount of prepayments on mortgage loans are influenced by a variety of economic, geographic, legal, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease.

                          Prepayments may also result from:

                          o foreclosure, condemnation and other dispositions of the mortgaged premises, including amounts paid by insurers under applicable insurance policies;

                          o the repurchase of any mortgage loan as to which there has been a material breach of warranty or defect in documentation or from the deposit of certain amounts in respect of the delivery of a substitute mortgage loan;

                          o the repurchase of mortgage loans modified in lieu of refinancing;

                          o the repurchase of any liquidated mortgage loan or delinquent mortgage loan, if applicable; or

                          o  the repurchase or redemption of all the
                             certificates of a series or all the mortgage loans or mortgage certificates in certain circumstances.

                          The yields realized by the holders of certain certificates of a series with disproportionate allocations of principal and interest will be extremely sensitive to levels of prepayments on the mortgage assets of the related trust. No assurance can be given as to the prepayment experience of the mortgage loans underlying any series of certificates. You must make your own decision as to the appropriate prepayment assumption.

You may not be able       There can be no assurance that a secondary market will
to sell your securities,  develop for the certificates of any series or, if a
and may have to hold      market does develop, that it will provide you with
your securities to        liquidity of investment or that it will continue for
maturity even though      the life of your certificates.
you may want to sell
them                      Particular classes of certificates may not constitute
                          mortgage related securities under SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA certificates. In addition, if so specified in the related prospectus supplement, transferability of some classes of certificates to particular types of entities may be restricted.

                          Any restrictions on the purchase or transferability of the certificates of a series may have a negative effect on the development of a secondary market for the certificates.

Issuance of               If so specified in the related prospectus supplement,
certificates in           a trust may issue certificates of a series in
book-entry form may       book-entry form. Issuance of the certificates in
reduce the liquidity of   book-entry form may reduce the liquidity of the
the certificates          certificates in the secondary market because investors
                          may be unwilling to purchase certificates for which they cannot obtain physical certificates. In addition, because transfers of book-entry certificates will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry certificate to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry certificate, may be impaired because physical certificates representing the certificates will generally not be available. You may experience some delay in receipt of distributions of interest on and principal of the book-entry certificates because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the certificates, whether directly or indirectly through financial intermediaries.

The ratings assigned      Any rating of certificates is not a recommendation to
to your securities by     buy, sell or hold certificates and is subject to
the rating agencies       revision or withdrawal at any time by the rating
may be lowered or         agency issuing such rating. The rating of certificates
withdrawn at any          credit-enhanced through external credit enhancement,
time, which may           examples of which include a letter of credit,
affect the value of       financial guaranty insurance policy or mortgage pool
your certificates and     insurance policy, will depend primarily on the
your ability to sell      creditworthiness of the provider of such external
them                      credit enhancement. Any lowering of the rating
                          assigned to the claims-paying ability of the enhancement provider below the rating initially given to the certificates of the related series would likely result in a lowering of the rating assigned to the certificates. The depositor will not be obligated to obtain additional credit enhancement if necessary to maintain the rating initially assigned to the certificates of any series.

Any original issue        Compound interest certificates and some classes of
discount must be          certificates that are entitled only to interest
included in income for    distributions will be, and particular classes of
tax purposes              certificates may be, issued with original issue
                          discount for federal income tax purposes. The holder of a certificate issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income.

Mortgage loans with       A portion of the mortgage assets included in a trust
balloon payment           may be balloon loans that provide for the payment of
features may have a       the unamortized principal balance of the mortgage
greater default risk      loans in a single payment at maturity. Balloon loans
                          provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, 10 or 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The depositor does not have any information regarding the default history or prepayment history of payments on balloon loans.
                          Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans.
                          The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrower's ability to refinance the loan. Neither the depositor nor the trustee is obligated to obtain refinancing.
                          Any loss on a balloon loan resulting from a borrower's inability to obtain refinancing will be borne by certificateholders if not covered by credit enhancement.

Mortgage loans            A portion of the mortgage assets included in a trust
secured by junior         may be loans secured by second or more junior liens on
liens may experience      residential properties. Because the rights of a holder
higher rates of           of a second or more junior lien are subordinate to the
delinquencies and         rights of senior lienholders, the position of the
losses                    trust and the holders of the related certificates
                          could be more adversely affected by a reduction in the value of the mortgaged premises than would the position of the senior lienholders. If a borrower defaults, liquidation or other proceeds may be insufficient to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses.

The rate of               A portion of the mortgage assets included in a trust
delinquency on            may be secured by liens on mortgaged premises that are
mortgage loans            not owner- occupied. The rate of delinquencies,
secured by non-owner      foreclosures and losses on the mortgage loans on those
occupied mortgage         mortgaged premises could be higher than on mortgage
premises could be         loans secured by liens on mortgaged premises which are
higher                    the primary residences of the owners.

The seller's              All or a portion of the mortgage assets may consist of
underwriting              mortgage loans underwritten in accordance with the
standards are less        underwriting standards for non-conforming credits. A
stringent than those      mortgage loan made to a non-conforming credit means a
used by federal           mortgage loan that is ineligible for purchase under
agencies, which may       the standard purchase programs of Fannie Mae or
increase the risk of      Freddie Mac due to borrower credit characteristics,
default on the            property characteristics, loan documentation
mortgage loans            guidelines or other characteristics that do not meet
                          Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to:

                             o a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines; or

                             o a borrower with a record of major derogatory credit items, including default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies.

                          As a consequence, delinquencies and foreclosures can be expected to be greater with respect to those mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. In addition, changes in the values of the mortgaged premises may have a greater effect on the loss experience of those mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. You must make your own decision as to the effect of non-conforming credits upon the delinquency, foreclosure, and prepayment experience of the mortgage loans.

Mortgage loans may        A substantial portion of the mortgage loans may be
be delinquent,            delinquent upon the issuance of the related
resulting in greater      certificates. Inclusion of delinquent mortgage loans
defaults, prepayments     may cause the rate of defaults and prepayments to
and losses                increase and, in turn, may cause losses to exceed the
                          available credit enhancement and affect the yield on the related certificates.

Any violation of          A number of federal and state laws and regulations
consumer protection       related to residential mortgage refinance transactions
laws may give the         contain stringent limits on interest rates,
borrower the right to     origination fees and other loan terms, and impose
rescind or cancel the     detailed disclosure requirements. In some instances,
loan transaction          violations of these laws and regulations by the
                          originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

                         DESCRIPTION OF THE CERTIFICATES

General

         The certificates described in this prospectus and in the related prospectus supplement will be issued from time to time in series under one or more pooling and servicing agreements. The provisions of each agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust. The following summaries describe the material provisions common to each series of certificates. The summaries do not purport to be complete and are subject to the prospectus supplement and the agreement with respect to a particular series. The material terms of the agreement with respect to a series of certificates will be further described in the related prospectus supplement and a copy of the agreement will be filed with the Securities and Exchange Commission on Form 8-K.

         The certificates of a series will be entitled to payment only from the assets of the related trust. The certificates do not represent an interest in or obligation of the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth herein and in the related prospectus supplement. Neither the certificates nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the seller, any servicer, any master servicer, any trustee or any of their affiliates, except as set forth in the related prospectus supplement. To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays in the distribution of payments to the holders of one or more classes of certificates and those losses may be allocated to the holders of one or more classes of certificates.

         The certificates of each series will be issued as fully registered certificates in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement. The certificates of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the prospectus supplement for a series, distributions of principal and interest on each certificate in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a certificate at the address of the holder appearing on the books and records of the trust or by wire transfer of immediately available funds upon timely request to the trustee in writing by any holder of a certificate having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a certificate of a series in certificated form will be made only upon presentation and surrender of the certificate at the corporate trust office of the trustee. Distributions of principal and of interest on each class of certificates in book-entry form will be made as set forth below.

Classes of Certificates

         Each series of certificates will be issued in one or more classes as specified in the related prospectus supplement. The certificates of any class of any series:

         o    may be entitled to receive:

              o only principal, only interest (or other specified collections) or any combination thereof,

              o prepayments of principal throughout the life of the certificates or only during specified periods,

              o amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

         o may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of certificates of the series, and

         o which are interest bearing certificates may be entitled to receive:

              o interest at a pass through rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of certificates of the series are entitled to receive interest, and

              o distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.


                     REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

         The prospectus supplement for a series may specify that the certificates of that series initially will be represented by one or more book-entry certificates, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company. Unless and until the certificates are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate. All references in this prospectus to actions by certificateholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to certificateholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures. The beneficial owners of the certificates will not be recognized by the trustee as certificateholders, and the beneficial owners of the certificates will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participating organizations. The beneficial owners of the certificates may hold certificates in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See "- Clearstream and Euroclear" in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the certificates, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

         Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

         Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of certificates under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the certificates on DTC's records. The ownership interests of the beneficial owners of the certificates are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the certificates will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the certificates.

         To facilitate subsequent transfers, all certificates deposited with DTC by its participating organizations are registered in the name of Cede. The deposit of certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the certificates. DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the certificates are credited, which may or may not be the beneficial owners of the certificates. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

         Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the certificates to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the certificates, may be limited due to lack of a physical certificate for the certificates.

         Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the certificates will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent or vote with respect to the certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the certificates are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the certificates will be made to DTC. DTC's practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless

DTC has reason to believe that it will not receive payment on the distribution date. Payments by organizations participating in DTC to the beneficial owners of the certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the certificates is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the certificates may experience some delay in their receipt of principal and interest payments.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

         Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the certificates. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

         The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

         The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the certificates. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

         Morgan Guaranty is a New York banking corporation and a member bank of the Federal Reserve System. Morgan Guaranty is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department. The Brussels, Belgium office of Morgan Guaranty is regulated and examined by the Belgian Banking Commission.

         The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

         Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a certificateholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the certificates among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

         The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

         The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

         Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

         Initial Settlement. All globally-offered securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the globally-offered securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants. Investors electing to hold globally-offered securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold globally-offered securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. All globally-offered securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Establishing Place of Delivery. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When globally-offered securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered securities against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered securities. After settlement has been completed, the globally-offered securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant. The globally-offered securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds that allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the globally-offered securities would accrue from the value date. Therefore, in many cases the investment income on the globally-offered securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

         Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered securities to the account of the DTC participant against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the globally-offered securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

         The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy. The Settlement procedures described in this Section are subject to change at any time. The Depositor assumes no responsibility for any losses that may result from any disruption in the operations of the Settlement Systems and procedures described in this Prospectus.

         Material U.S. Federal Income Tax Documentation Requirements

         A holder that is not a United States person (as defined under "Material Federal Income Tax Consequences - REMIC Certificates - Foreign Investors in REMIC Certificates") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         I. the trustee or the U.S. withholding agent receives a statement -

                  (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that -

                           (i) is signed by the certificateholder under penalty of perjury,

                           (ii) certifies that such owner is not a United States person, and

                           (iii) provides the name and address of the certificateholder, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that -

                           (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                           (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                           (iii) provides the name and address of the certificateholder, and

                           (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

         II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

         III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

         IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

         A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

         I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

         II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons. If you are not a United States person, we recommend that you consult your own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

                  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. The depositor suggests that you consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities.

Definitive Securities

         Book-entry certificates will be issued in fully registered, certificated form to the beneficial owners of the certificates or their respective nominees, rather than to DTC or its nominee, only if:

         o DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

         o the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

         o DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry certificates, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the certificates.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the certificates, through organizations participating in DTC, of the availability of fully registered certificates. Upon surrender by DTC of the certificates representing the certificates and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the certificates.

Allocation of Distributions

         The prospectus supplement for each series of certificates will specify:

         o whether distributions on the certificates will be made monthly, quarterly, semi-annually or at other intervals,

         o    the distribution date for each distribution, and

         o the amount of each distribution allocable to principal and interest.

         All distributions with respect to each certificate of a series will be made to the person in whose name the certificate is registered as of the close of business on the record date specified in the related prospectus supplement.

         The amount available to be distributed on each distribution date with respect to each series of certificates will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement. The amount distributed will be allocated among the classes of certificates in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement. If so specified in the related prospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

         A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

         A prepayment period is, with respect to any distribution date, the time period or periods specified in the servicing agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay certificateholders of such series on the distribution date.

         The prospectus supplement for each series of certificates will specify the pass through rate, or the method for determining the pass through rate, for each applicable class of certificates. One or more classes of certificates may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of certificates and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust. One or more classes of certificates, known as compound interest certificates, may provide for interest that accrues but is not currently payable. Any interest that has accrued but is not paid with respect to a compound interest certificate on any distribution date will be added to the principal balance of the compound interest certificate on such distribution date.

         The prospectus supplement for each series of certificates will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of certificates of the series entitled to distributions of principal. The aggregate original principal balance of the certificates of each series will equal the aggregate distributions allocable to principal that the certificates will be entitled to receive. One or more classes of certificates may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts. One or more classes of certificates may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of certificates of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

         The prospectus supplement for each series of certificates will specify the method by which realized losses or interest shortfalls will be allocated. A loss may be realized with respect to a mortgage loan as a result of:

         o the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, disposition of the defaulted mortgage loan or otherwise,

         o the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

         o the reduction of the unpaid principal balance of the mortgage loan upon a determination by the servicer that unpaid principal is unlikely to be recoverable, or is unlikely to be recoverable in amounts sufficient to offset related collection expenditures,

         o physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies, or

         o fraud, dishonesty or misrepresentation in the origination of the mortgage loan.

         An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan or the prepayment, of the mortgage loan and, in the case of a prepayment in full, the failure of the servicer or, in some instances, the master servicer to make a compensating interest payment. An interest shortfall may also occur as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940. Unless otherwise provided in a prospectus supplement, neither the servicer nor the master servicer is obligated to advance funds to cover shortfalls resulting resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940.

Mortgage Assets

         The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of certificates (including amounts held in any pre-funding account for the series) will generally equal or exceed the aggregate original principal balance of the certificates of the series.

         Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

         o the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

         o without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

         To the extent and under the circumstances specified in the prospectus supplement for a series, the certificates of the series may be terminated at the option of the depositor or any other party as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement. Upon termination of the certificates, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the certificates may be held or resold by the redeeming party. If so specified in the prospectus supplement for a series, the right to redeem the certificates of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of certificates at the time of purchase aggregating less than a percentage, specified in such prospectus supplement. Notice will be given to certificateholders as provided in the related agreement.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

         The prepayment experience of the mortgage loans will affect (1) the average life of each class of certificates issued by the related trust and (2) for certificates purchased at a price other than par, the effective yield on the certificates.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model. The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of certificates of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model. It is unlikely that the prepayment of the property securing the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

         o    the age of the mortgage loans,

         o    the geographic distribution of the mortgaged premises,

         o    the payment terms of the mortgage loans,

         o    the characteristics of the borrowers,

         o    homeowner mobility,

         o economic conditions generally and in the geographic area in which the mortgaged premises are located,

         o    enforceability of due-on-sale clauses,

         o    servicing decisions,

         o prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

         o    the availability of mortgage funds,

         o    the use of second or home equity loans by borrowers,

         o    the availability of refinancing opportunities,

         o    the use of the mortgaged premises as second or vacation homes,

         o    the net equity of the borrowers in the mortgaged premises, and

         o if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

         The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans. Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans. In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

         Distributions on the certificates of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date. Because interest generally will not be distributed to the certificateholders of the series until the distribution date, the effective yield to the certificateholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the certificates.

         The yield to maturity of any certificate will be affected by the rate of interest and, in the case of certificates purchased at a price other than par, timing of payments of principal on the mortgage loans. If the purchaser of a certificate offered at a discount calculates the anticipated yield to maturity of the certificate based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates the anticipated yield to maturity of the certificate based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

         If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes. The amount of excess interest required so to be applied may affect the weighted average life of the related series of certificates.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the certificates to their investment objectives.

         Under some circumstances, the master servicer, certain insurers, the holders of REMIC residual certificates or other entities specified in the related prospectus supplement may have the option to effect earlier retirement of the related series of certificates.

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal at any time or over the lives of the certificates.


                                   THE TRUSTS

Assignment of Mortgage Assets

         Under the terms of the applicable agreement, the depositor will cause the mortgage assets and other assets to be included in the related trust to be assigned and transferred to the trustee or a custodian acting on the trustee's behalf, together with all principal and interest paid on the mortgage assets from the date or dates specified in the related prospectus supplement. The trustee will deliver to the order of the depositor, in exchange for the mortgage assets so transferred, certificates of the related series in authorized denominations registered in the names requested by the depositor representing the beneficial ownership interest in the related trust. Each mortgage loan or mortgage backed security included in a trust will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the scheduled principal balance of each mortgage loan or mortgage backed security as of the specified date and its interest rate, its original principal balance and other specified information.

         Except any mortgage loans in which the trustee or a document custodian acting on behalf of the trustee is named as the original mortgagee or beneficiary, each mortgage loan or mortgage backed security transferred to the trustee will be assigned of record either to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee. As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed to the order of the trustee or a document custodian acting on its behalf. In some instances, loans will be assigned, and the related mortgage note endorsed, directly from the seller or from the originator that transferred the loan to the seller, directly to the custodian, in accordance with the seller's loan purchase guidelines. The depositor will deliver or cause to be delivered to the trustee evidence of recording of each mortgage or deed of trust, and any related assignment, together with the other original documents evidencing or relating to the mortgage loan. To the extent not required in any jurisdiction to protect the interest of certificateholders, the assignments of the mortgages will not be recorded. The original mortgage documents will be held by the trustee or a custodian acting on its behalf except to the extent released to the servicer or the master servicer from time to time in connection with servicing the mortgage loans.

         The seller or other sellers of mortgage assets may make customary representations and warranties with respect to the mortgage assets in the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor. The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement. If any representation or warranty is breached, and the breach adversely affects the interest of the certificateholders, the depositor or the seller will be required, subject to the terms imposed under the related agreement or sales agreement:

         o    to cure the breach,

         o to substitute other mortgage assets for the affected mortgage assets, or

         o to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

         Neither the depositor nor the master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the seller will perform its obligations with respect to mortgage assets.

         The following is a brief description of the mortgage assets expected to be included in the trusts. If specific information respecting the mortgage assets is not known at the time the related series of certificates is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the certificates. A copy of the agreement with respect to each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans--General

         The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to cooperative loans, the shares issued by the related cooperative.

         The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

         o Interest may be payable at a fixed rate or may be payable at a rate that is adjustable from time to time on specified adjustment dates by adding a specified fixed percentage to a specified index, which sum may be rounded, that otherwise varies from time to time, that is fixed for a period of time or under certain circumstances and is followed by a rate that is adjustable from time to time as described above or that otherwise varies from time to time or that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for specified periods and under various circumstances as may be set forth in the related prospectus supplement. Mortgage loans may permit the payment of interest at a rate lower than the interest rate on the related mortgage note for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the related property or interest securing the mortgage loan or another source or may be treated as accrued interest and added to the principal balance of the mortgage loan.

         o Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term.
              Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

         o Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may adjust or decline over time. Other mortgage loans may permit prepayments without payment of a prepayment fee. The mortgage loans may include due-on-sale clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

         The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico. The property or interest securing the related mortgage loan generally will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

         The prospectus supplement for each series of certificates will contain information with respect to the mortgage loans expected to be included in the related trust. This information may include:

         o the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the mortgage loans as of the date set forth in the prospectus supplement,

         o the largest expected principal balance and the smallest expected principal balance of any of the mortgage loans,

         o    the types of assets securing the mortgage loans,

         o    the original terms to maturity of the mortgage loans,

         o the expected weighted average term to maturity of the mortgage loans as of the date set forth in the prospectus supplement and the expected range of the terms to maturity,

         o the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

         o the expected mortgage interest rates and the range of mortgage interest rates,

         o in the case of ARM loans, the expected weighted average of the adjustable rates,

         o the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the date set forth in the prospectus supplement,

         o the expected aggregate outstanding principal balance, if any, of GPM loans as of the date set forth in the prospectus supplement,

         o the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to the related trust,

         o to the extent different from the amounts described in this prospectus, the amount of any standard hazard insurance policy required to be maintained with respect to each mortgage loan,

         o the amount, if any, and terms of any other credit enhancement to be provided with respect to all or a material portion of the mortgage loans, and

         o the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative.

         If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

         ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

         Buy-down loans are mortgage loans as to which funds have been provided, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

         GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years. GPM loans may also include loans that provide for the interest rate to decline at certain intervals in the event the borrower has made timely payment of all loan payments during the preceding interval.

         No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage loans that are delinquent upon the issuance of the related certificates. The inclusion of delinquent mortgage loans in the trust for a series may cause the rate of defaults and prepayments on the mortgage loans to increase and, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the certificates of the series.

Single Family Loans

         Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties. The properties that secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. The properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

         Cooperative loans generally will be secured by certificate interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

         Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings or other projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

         If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

         Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property. To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate. To the extent a material portion of the mortgage assets included in a trust consists of home improvement loans, the related prospectus supplement will describe the material provisions of the mortgage loans and the programs under which they were originated.

Home Equity Lines of Credit

         Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The home equity lines of credit may be subordinated to other mortgages on the properties.

         As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time. If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series. As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement. Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

         The properties or interests securing mortgage loans relating to home equity lines of credit will include one- to four-family residential properties, including condominium units and cooperative dwellings, and mixed-use properties. Mixed-use properties will consist of one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. The properties or interests securing mortgage loans may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each one- to four-family dwelling unit will be located on land owned in fee simple by the borrower or, if so specified in the related prospectus supplement, on land leased by the borrower for a term of at least ten years greater than the term of the related home equity lines of credit. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively-owned apartment building.

         The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. If so specified in the related prospectus supplement, the sole basis for a representation that a given percentage of the home equity lines of credit are secured by one- to four-family dwelling units that are owner-occupied will be either:

         o the making of a representation by the borrower at origination of the home equity line of credit either that the underlying properties or interests securing the mortgage loan will be used by the borrower for a period of at least six months every year or that the borrower intends to use the properties or interests securing the mortgage loans as a primary residence or

         o a finding that the address of the underlying properties or interests securing the mortgage loan is the borrower's mailing address as reflected in the master servicer's records.

         If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes.

Repurchase of Converted Mortgage Loans

         Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate. If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortgage loans, the master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement. The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase or Disposition of Delinquent Mortgage Loans

         If so specified in the prospectus supplement for a series, the master servicer may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price generally equal to the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate (or in the case of any loan determined to be a "nonrecoverable mortgage loan" under the agreement, at a purchase price determined to reflect the fair market value of such loan). The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan. Alternatively, if the servicer or master servicer recommends such a sale as being in the best interests of the certificateholders, the trust will sell delinquent mortgage loans to other purchasers, with the net sale proceeds treated as prepayments of the related mortgage loans. Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer's judgment is unlikely to result in recoveries in excess of the related costs of collection.

Substitution of Mortgage Loans

         If so specified in the prospectus supplement for a series, the depositor or seller may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series. In general, any substitute mortgage loan must, on the date of the substitution:

         o have an unpaid principal balance not greater than (and not more than 10% less than) the unpaid principal balance of any deleted mortgage loan,

         o with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

         o with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not less than the gross margin of the deleted mortgage loan,

         o have a net rate that is not less than the net rate of the deleted mortgage loan, and

         o comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, was underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

         If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

         The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities or, representing either debt or equity, and certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA. Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor. Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

         The related prospectus supplement for a series of certificates that evidence interests in mortgage-backed securities will specify:

         o the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

         o to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

              o    the payment features of the mortgage loans,

              o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

              o the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

              o the minimum and maximum stated maturities of the underlying mortgage loans at origination,

         o the maximum original term-to-stated maturity of the mortgage-backed securities,

         o the weighted average term-to-stated maturity of the mortgage-backed securities,

         o the pass through or certificate rate of the mortgage-backed securities,

         o the weighted average pass through or certificate rate of the mortgage-backed securities,

         o the issuer, servicer and trustee of the mortgage-backed securities,

         o characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

         o the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

         o the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

         If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets to the trust following the closing date. Any pre-funding agreement will require that any mortgage loans so transferred conform to the requirements specified in the pre-funding agreement. If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of certificates of the related series. The additional mortgage assets will thereafter be transferred to the related trust in exchange for money released to the depositor from the related pre-funding account. Each pre-funding agreement will specify a period during which any transfer must occur. If all moneys originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of one or more class of certificates as specified in the related prospectus supplement. The specified period for the acquisition by a trust of additional mortgage loans will not exceed three months from the date the trust is established.

Distribution Accounts

         Unless otherwise specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the collection account and/or the master servicer custodial account and then to the distribution account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series. All payments received on mortgage-backed securities included in the trust for a series will be remitted to the distribution account. All or a portion of the amounts in the distribution account, together with reinvestment income if payable to the certificateholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make distributions with respect to certificates of the series in accordance with the respective allocations set forth in the related prospectus supplement.

                               CREDIT ENHANCEMENT

General

         If so specified in the prospectus supplement for a series, the related trust may include, or the related certificates may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the certificates, including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. In addition, if so specified in the prospectus supplement for a series, one or more classes of certificates of the series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more lasses of certificates will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several classes of certificates, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of certificates are distributed prior to the distributions to other classes of certificates, the classes of certificates which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related certificates.

Subordination

         If so specified in the related prospectus supplement, a series may include one or more classes of certificates that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of certificates of the series. If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated certificates of a series may instead be payable to one or more classes of senior certificates of the series under the circumstances and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of subordinated certificates and thereafter by one or more classes of senior certificates, under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the certificates or at any time, the aggregate losses which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise payable to the subordinated certificates that will be payable to the senior certificates on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated certificates or, if applicable, were to exceed a specified maximum amount, holders of senior certificates could experience losses on the certificates.

         If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels. If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the seller or the holders of any class of certificates at the times and under the circumstances specified in the prospectus supplement.

         If so specified in the related prospectus supplement, one or more classes of certificates may bear the risk of losses not covered by credit enhancement prior to other classes of certificates. Subordination might be effected by reducing the principal balance of the subordinated certificates on account of the losses, thereby decreasing the proportionate share of distributions allocable to the certificates, or by another means specified in the prospectus supplement.

         If so specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive distributions to other classes of senior certificates and subordinated certificates, respectively, through a cross-support mechanism or otherwise. If so set forth in the prospectus supplement, the same class of certificates may constitute senior certificates with respect to specified types of payments or losses and subordinated certificates with respect to other types of payments or losses.

         Distributions may be allocated among classes of senior certificates and classes of subordinated certificates

         o    in the order of their scheduled final distribution dates,

         o    in accordance with a schedule or formula,

         o    in relation to the occurrence of events, or

         o    otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated certificates, payments to holders of senior certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Certificate Guaranty Insurance Policies

         If so specified in the related prospectus supplement, one or more certificate guaranty insurance policies will be obtained and maintained for one or more classes or series of certificates. The issuer of any specified certificate guaranty insurance policy will be named in the related prospectus supplement. In general, certificate guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related certificates are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders.

         The specific terms of any certificate guaranty insurance policy will be set forth in the related prospectus supplement. Certificate guaranty insurance policies may have limitations including, but not limited to, limitations on the obligation of the certificate insurer to guarantee any servicer's obligation to repurchase or substitute for any mortgage loans, to guarantee any specified rate of prepayments or to provide funds to redeem certificates on any specified date. The certificate insurer may be subrogated to the rights of the holders of the related certificates to receive distributions to which they are entitled, as well as other amounts specified in the related prospectus supplement, to the extent of any payments made by the certificate Insurer under the related certificate guaranty insurance policy.

Overcollateralization

         If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related certificates. In addition, if so provided in the related prospectus supplement, specified classes of certificates may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the certificates relative to the amortization of the related mortgage assets. This acceleration feature may continue for the life of the applicable classes of certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

         If so specified in the related prospectus supplement, the interests in separate trusts or separate groups of assets may be evidenced by separate classes of the related series of certificates. In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified certificates evidencing interests in one or more trusts or asset groups prior to distributions to other certificates evidencing interests in other trusts or asset groups. If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted. If applicable, the prospectus supplement will identify the trusts or asset groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

         If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement. A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         A mortgage pool insurance policy will generally not insure, and many primary mortgage insurance policies may not insure, against special hazard losses or losses sustained by reason of a default arising from, among other things,

         o fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower or persons involved in the origination of the loan,

         o failure to construct mortgaged premises in accordance with plans and specifications, or

         o a claim in respect of a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or after that time, was not approved by the pool insurer.

         A failure of coverage attributable to one of the foregoing events might result in a breach of the representations and warranties of the seller or the servicer and, in that event, subject to certain limitations, might give rise to an obligation on the part of the seller or servicer to purchase the defaulted mortgage loan if the breach cannot be cured.

         The original amount of coverage under any mortgage pool insurance policy assigned to the trust for a series will be reduced over the life of the certificates of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged premises covered by the policy. The amount of claims paid includes certain expenses incurred by the servicer or the master servicer of the defaulted mortgage loan, as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. The net amounts realized by the pool insurer will depend primarily on the market value of the mortgaged premises securing the defaulted mortgage loan. The market value of the mortgaged premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably have been anticipated at the time the original mortgage loan was made. If aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, any further losses may affect adversely distributions to holders of the certificates of the series. The original amount of coverage under a mortgage pool insurance policy assigned to the trust for a series may also be reduced or canceled to the extent each rating agency that provides, at the request of the depositor, a rating for the certificates of the series confirms that the reduction or cancellation will not result in a lowering or withdrawal of the rating.

         If so specified in the related prospectus supplement, a mortgage pool insurance policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage, and the corresponding assignment of the mortgage pool insurance policy, to the other securities or obligations does not, at the time of the extension, result in the downgrade or withdrawal of any credit rating assigned, at the request of the depositor, to the outstanding certificates of the series.

Special Hazard Insurance Policies

         If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any special hazard insurance policy will be named in the related prospectus supplement. A special hazard insurance policy will, subject to the limitations described below, protect the holders of the certificates of such series from

         o loss by reason of damage to the mortgaged premises underlying defaulted mortgage loans caused by specified hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not covered by the standard hazard insurance policies with respect to the mortgage loans and

         o loss from partial damage to the mortgaged premises caused by reason of the application of the coinsurance clause contained in the standard hazard insurance policies.

         A special hazard insurance policy for a series will not, however, cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, insurrection, normal wear and tear or certain other risks.

         Subject to the foregoing limitations, the special hazard insurance policy with respect to a series will provide that, when there has been damage to the mortgaged premises securing a defaulted mortgage loan and the damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer or the master servicer with respect to the mortgage loan, the special hazard insurer will pay the lesser of the cost of repair of the mortgaged premises or upon transfer of the mortgaged premises to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged premises, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged premises. No claim may be validly presented under a special hazard insurance policy unless

         o hazard insurance on the mortgaged premises securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the special hazard insurer, and

         o the insured has acquired title to the mortgaged premises as a result of default by the borrower.

         If the sum of the unpaid principal amount plus accrued interest and specified expenses is paid by the special hazard insurer, that amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged premises. Any amount paid as the cost of repair of the mortgaged premises will reduce coverage by that amount.

         The terms of the agreement with respect to a series will require the master servicer to maintain the special hazard insurance policies for the series in full force and effect throughout the term of the agreement, subject to specified conditions contained in the agreement, present claims under the policies on behalf of the depositor, the trustee and the holders of the certificates of the series for all losses not otherwise covered by the applicable standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on the claims. To the extent specified in the prospectus supplement for a series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series in the related trust to provide protection in lieu of or in addition to that provided by a special hazard insurance policy.

         If so specified in the related prospectus supplement, a special hazard insurance policy may insure against losses on mortgage loans that secure other mortgage-backed securities or collateralized mortgage obligations; provided, however, that any subsequent extension of coverage, and the corresponding assignment of the special hazard insurance policy, to any other series or other securities or obligations does not, at the time of the extension, result in the downgrade or withdrawal of the credit rating assigned, at the request of the depositor, to the outstanding certificates of the series.

Bankruptcy Bonds

         If so specified in the related prospectus supplement, one or more mortgagor bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement. The issuer of any bankruptcy bond will be named in the related prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. To the extent specified in the prospectus supplement for a series, a deposit may be made of cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series in the related trust to provide protection in lieu of or in addition to that provided by a bankruptcy bond.

Reserve Funds

         If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee. In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions. Cash and the principal and interest payments on other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement. If a letter of credit is deposited with the trustee, it will be irrevocable. Any instrument deposited in a reserve funds account will name the trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series. Additional information with respect to the instruments deposited in the reserve funds accounts may be set forth in the related prospectus supplement.

Other Credit Enhancement

         If so provided in the prospectus supplement for a series, the related trust may include, or the related certificates may be entitled to the benefits of, other specified assets including reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements:

         o for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in such trust,

         o    for the purpose of paying administrative expenses,

         o for the purpose of establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rates on such assets,

         o for the purpose of guaranteeing timely distributions with respect to the certificates, or

         o for the other purposes as may be specified in such prospectus supplement. These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this prospectus.

Any of these arrangements must be acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series.


                          ORIGINATION OF MORTGAGE LOANS

General

         In originating a mortgage loan, the originator will follow either :

         o its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to Fannie Mae or Freddie Mac, or

         o credit, appraisal and underwriting standards and guidelines approved by the depositor, which may not conform to Fannie Mae or Freddie Mac guidelines.

         The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac. For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a non-conforming credit means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines or a borrower who may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

         In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the mortgaged premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

         A prospective borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities, existing or prior. An employment verification is obtained from an independent source, typically the prospective borrower's employer, which verification generally reports the length of employment with that organization, the prospective borrower's current salary and whether it is expected that the prospective borrower will continue being employed in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

         Under the limited documentation program or stated income program, certain documentation requirements concerning income and employment verification is therefore waived in appropriate circumstances pursuant to the applicable program. Accordingly, the maximum permitted loan-to-value ratios for loans originated under those programs are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

         The depositor generally will acquire the mortgage loans from the seller. The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor. The seller will represent and warrant, among other things:

         o that each mortgage loan has been originated in compliance with all applicable laws, rules and regulations,

         o that each primary mortgage insurance policy is issued by the related mortgage insurer,

         o that each note and security instrument has been executed and delivered by the borrower and the security instrument has been duly recorded where the mortgaged premises are located in order to make effective the lien on the related mortgaged premises, and

         o that upon foreclosure on the mortgaged premises, the holders of the mortgage loan will be able to deliver good and merchantable title to the mortgaged premises.

In general, the seller will submit to the trustee with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of less than $50,000, the seller will generally not obtain a mortgage title insurance policy.

         If the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower relating to a mortgage loan is found to be defective in any material respect and the breach or defect is material and cannot be cured as specified in the agreement, the trustee may require the seller or depositor to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs. In the event of a material breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller or depositor may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective mortgage loan. The seller's obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.


                           SERVICING OF MORTGAGE LOANS

         Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the master servicer. The depositor expects that most or all of the mortgage loans will be serviced by Meritech Mortgage Services, Inc., an affiliate of the seller. In determining whether to approve a servicer, the master servicer will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the master servicer will review the servicer's and, if necessary, the sub-servicer's servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the master servicer will not approve a servicer unless either the servicer or the sub-servicer, if any:

         o has serviced conventional mortgage loans for a minimum of two years,

         o    maintains a loan servicing portfolio of at least $300,000,000, and

         o has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The master servicer will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

         The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will include the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers, under the applicable insurance policies with respect to the series or from proceeds of the liquidation of the mortgage loans. Each servicer also will provide accounting and reporting services as necessary to enable the master servicer to provide required information to the depositor and the trustee with respect to the mortgage loans. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement. The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

Payments on Mortgage Loans

         The agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, collection accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series. To the extent deposits in each collection account are required to be insured by the FDIC, if at any time the sums in any account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the distribution account for the series. The amount on deposit in any account will be invested in or collateralized as described herein.

         The agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the agreement, with interest to the date of prepayment or liquidation, subject to specified limitations. However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related agreement. On or before each distribution date, the master servicer will withdraw from the master servicer custodial account and remit to the distribution account those amounts available for distribution on the distribution date. In addition, there will be deposited in the distribution account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

         Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

         If so specified in the prospectus supplement for a series, the Agreement with respect to each series will provide that the related servicer will be obligated to advance funds to cover, to the extent that the amounts are deemed to be recoverable from any subsequent payments on the mortgage loans:

         o delinquent payments of principal or interest on the mortgage loans,

         o delinquent payments of taxes, insurance premiums or other escrowed items and

         o    foreclosure costs, including reasonable attorney's fees.

         The servicer's obligation to advance funds with respect to any mortgage loan as to which a default has occurred and the servicer has entered into a forbearance or modification agreement will be based on the terms of that mortgage loans as so modified. The failure of a servicer to make any required advance under the related agreement constitutes a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain certificates, provided that such party deems such amounts to be recoverable.

         As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the certificates of the series. Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable collection account or master servicer custodial account or into the distribution account and will be due not later than the distribution date to which the delinquent payment relates. Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the certificates of the series. Neither the servicer or the master servicer will insure or guarantee the certificates of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced. The servicer's obligation to continue to make advances will terminate under the Agreement upon the good faith determination that the costs associated with a foreclosure proceeding will exceed the related proceeds recovered in such proceeding.

         Amounts advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced. If an advance made by a servicer, the master servicer or the trustee, as the case may be, later is determined to be unrecoverable, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the collection, master servicer, custodial or distribution account prior to the distribution of payments to the certificateholders.

         The servicer may enter into financial facilities that allow the servicer to borrow against, grant security interests in, or sell its rights to receive servicing fees or reimbursement of advances for payment of principal, interest, taxes, insurance, or advances for other expenses incurred in servicing mortgage loans, although no such financial facilities shall reduce or otherwise affect the servicer's obligations to find such advances.

Collection and Other Servicing Procedures

         The agreement with respect to each series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with such Agreement and any applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for its own account.

         The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause. The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law. If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon. In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan. Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

         Each conventional mortgage loan that has an original loan-to-value ratio of greater than 80% will, to the extent specified in the related prospectus supplement, be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to 80% of the original fair market value of the related mortgaged premises or, with the consent of the master servicer and the mortgage insurer, after the related policy has been in effect for more than two years if the loan-to-value ratio with respect to the mortgage loan has declined to 80% or less based upon the current fair market value of the mortgaged premises. With respect to mortgage loans for which applicable laws require primary mortgage insurance to be cancelled at earlier dates, or lower loan-to-value ratios, we will comply with such laws. Other mortgage loans may also be covered by primary mortgage insurance policies to the extent specified in the related prospectus supplement.

         If so specified in the prospectus supplement for a series, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan included in the related trust will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

         o all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

         o    amounts expended but not approved by the mortgage insurer,

         o    claim payments previously made by the mortgage insurer, and

         o    unpaid premiums.

         If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

         Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement. Each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan, or 100% of the insurable value of the improvements on the related mortgaged premises, or 100% of the insurable value reasonably obtainable in the applicable locality under generally available homeowners insurance policies without payment of extraordinary premiums. All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or the master servicer, will be deposited to the applicable collection account maintained with respect to the mortgage loan or the distribution account.

         The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions. The basic terms of the policies, however, generally will be determined by state law and generally will be similar. Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises. The depositor may acquire one or more special hazard insurance policies covering some of the uninsured risks described above.

         The standard hazard insurance policies covering mortgaged premises securing mortgage loans typically will contain a coinsurance clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

         o the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

         o that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

         A servicer may satisfy its obligation to provide a standard hazard insurance policy with respect to the mortgage loans it services by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer's own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

         Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series to the extent the losses are not covered by a special hazard insurance policy for the series and could affect distributions to holders of the certificates of the series.

Maintenance of Insurance Policies; Claims Under Those Policies and Other Realization Upon Defaulted Mortgage Loans

         The master servicer or trustee may be required to maintain with respect to a series one or more mortgage pool insurance policies, special hazard insurance policies or bankruptcy bonds in full force and effect throughout the term of the related trust, subject to payment of the applicable premiums. The terms and requirements of the policy or bond applicable to any servicer or master servicer will be described in the related prospectus supplement. If any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer or trustee will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage, or a lesser amount if each rating agency that provides, at the request of the depositor, a rating for the certificates of the series confirms that such lesser amount will not impair the rating on such certificates, of the mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond. If, however, the cost of any replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level so that the applicable premium will not exceed the cost of the premium for the terminated policy or bond or the replacement policy or other credit enhancement may be secured at such increased cost, so long as the increase in cost will not adversely affect amounts available to make payments of principal or interest on the certificates.

         If any mortgaged premises securing a defaulted mortgage loan included in the trust for a series is damaged and the proceeds, if any, from the related standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged premises to the condition necessary to permit recovery under the related mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged mortgaged premises unless it determines that the expenses will be recoverable to it through insurance proceeds or liquidation proceeds. The agreement with respect to a series will require the servicer or the master servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the mortgage loans included in the related trust and to take all reasonable steps necessary to permit recovery under such insurance policies with respect to defaulted mortgage loans or losses on the mortgaged premises securing the mortgage loans.

         If recovery under any applicable insurance policy is not available, the servicer or the master servicer nevertheless will be obligated to follow standard practices and procedures to realize upon the defaulted mortgage loan. The servicer or the master servicer will sell the mortgaged premises pursuant to foreclosure or a trustee's sale. Currently, the general practice of the servicer or master servicer is not to seek to obtain a deficiency judgment against the borrower or other persons. To the extent that the proceeds of any liquidation proceeding are less than the unpaid principal balance of the defaulted mortgage loan, there will be a reduction in the value of the assets of the trust for the related series that holders of the certificates of the series may not receive distributions of principal and interest on the certificates in full.

Modification of Mortgage Loans

         With respect to a mortgage loan on which a default has occurred or a payment default is imminent, the related servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payments on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

         As a condition to any modification or forbearance related to any mortgage loan, the servicer and, if required, the master servicer, are required to determine, in their reasonable business judgment, that the modification, forbearance or substitution will maximize the recovery on the mortgage loan on a present value basis. In determining whether to grant a forbearance or a modification, the servicer and, if required, the master servicer will take into account the willingness of the borrower to perform on the mortgage loan, the general condition of the mortgaged premises and the likely proceeds from the foreclosure and liquidation of the mortgaged premises.

Evidence as to Servicing Compliance

         Within 120 days after the end of each of its fiscal years, each servicer must provide the master servicer or the trustee with a copy of its audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing the statements, it reviewed the results of the servicer's servicing operations in accordance with the Uniform Single-Audit Procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the servicing agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct the failure.

         The master servicer or the trustee will review, on an annual basis, the performance of each servicer and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Events of Default and Remedies

         Unless otherwise specified in the prospectus supplement for a series, events of default in respect of the servicer will generally consist of:

         o any failure by the servicer to remit to the master servicer custodial account any payment required to be made by a servicer under the terms of the Agreement that is not remedied within at least five business days,

         o any failure on the part of a servicer to observe or perform in any material respect any of its other covenants or agreements contained in the servicing agreement that continues unremedied for a specified period after the giving of written notice of such failure to the servicer by the master servicer,

         o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, or

         o specified actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         The master servicer will have the right under each servicing agreement to terminate the related servicer upon the occurrence of an event of default under the agreement. In the event of termination, the master servicer will appoint a substitute servicer, which may be the master servicer or the trustee. Any successor servicer, including the master servicer, will be entitled to compensation arrangements similar to those provided to the servicer.

Master Servicer Duties

         Unless otherwise specified in the prospectus supplement for a series, the master servicer generally will;

         o administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

         o calculate amounts payable to certificateholders on each distribution date, and

         o prepare periodic reports to the trustee or the certificateholders with respect to the foregoing matters.

         In addition, the master servicer will receive, review and evaluate all reports, information and other data provided by each servicer to enforce the provisions of the related Agreement, to monitor each servicer's servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate. The master servicer may engage the trustee or independent contractors to perform certain of its responsibilities. However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

         The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

         The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement. Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer. The master servicer's obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

         o purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

         o    purchase from the trust any converted mortgage loan, or

         o advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer's independent advance obligation under the related agreement.

         The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties.

Special Servicing Agreement

         The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series. The special servicer may engage various independent contractors to perform certain of its responsibilities. However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement. As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

         o a monthly engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period,

         o a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or

         o a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.

                                  THE AGREEMENT

         The following summaries describe the material provisions common to each series of certificates. The summaries do not purport to be complete and are subject to the related prospectus supplement and the agreement with respect to the series. The material provisions of a specific agreement will be further described in the related prospectus supplement. When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries.

The Trustee

         The trustee under each agreement will be named in the related prospectus supplement. The trustee must be a corporation or a national banking association organized under the laws of the United States or any state thereof and authorized under the laws of the jurisdiction in which it is organized to exercise corporate trust powers. The trustee must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of the depositor or the master servicer, either the depositor or the master servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor will also remove the trustee if the trustee ceases to be eligible to continue under the agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the holders of outstanding certificates of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series. Certificate insurers may obtain the right to exercise all voting rights of holders of certificates. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Administration of Accounts

         Funds deposited in or remitted to the distribution account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the master servicer, in certain eligible investments, which may include:

         o obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

         o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency,

         o within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

         o commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

         o demand or time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

         o demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

         o guaranteed reinvestment agreements issued by any bank insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the series at the time of issuance of the series,

         o specified repurchase agreements with respect to United States government securities,

         o units of a taxable money-market portfolio having the highest rating assigned by each applicable rating agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, and

         o such other investments bearing interest or sold at a discount acceptable to each rating agency as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by either rating agency, as evidenced by a signed writing delivered by each rating agency.

         Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the distribution account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the certificates of the series. Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series. In general, reinvestment income from permitted investments will not accrue for the benefit of the certificateholders of the series.

Reports to Certificateholders

         Concurrently with each distribution on the certificates of any series, there will be made available to the holders of the certificates, either by posting on a website or by other means specified in the related prospectus supplement, a statement generally setting forth, to the extent applicable to the series, among other things:

         o the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of certificates,

         o the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of certificates,

         o the aggregate principal balance of each class of certificates after giving effect to distributions on the related distribution date,

         o if applicable, the amount otherwise distributable to any class of certificates that was distributed to any other class of certificates,

         o if any class of certificates has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets, and

         o information regarding the levels of delinquencies and losses on the mortgage loans.

         Customary information considered necessary for certificateholders to prepare their tax returns will be furnished annually.

Events of Default and Remedies

         Unless otherwise specified in the prospectus supplement for a series, events of default in respect of the master servicer under the related agreement will generally consist of:

         o any material default in the performance or breach of any covenant or warranty of the master servicer under the agreement which continues unremedied for a specified period after the giving of written notice of the default or breach to the master servicer by the trustee or by the holders of certificates entitled to at least 51% of the aggregate voting rights,

         o any failure by the master servicer to make required advances with respect to delinquent mortgage loans in the related trust,

         o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer, if any, and

         o specified actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         So long as an event of default by the master servicer under an agreement remains unremedied, the trustee may, and, at the direction of the holders of outstanding certificates of a series entitled to at least 51% of the voting rights, the trustee will, terminate all the rights and obligations of the master servicer under the related agreement, except that the holders of certificates may not direct the trustee to terminate the master servicer for its failure to make advances. Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the agreement. If the trustee is unwilling or unable to act as successor master servicer, the trustee may appoint or, if the holders of certificates of a series entitled to at least 51% of the voting rights of such series, or a certificate insurer entitled to exercise the voting rights of the holders of certificates, so request in writing, the trustee shall appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement. The trustee and the successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the agreement.

         The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of the certificates of the related series unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         The agreement generally may be amended by the parties to the agreement with the consent of the holders of outstanding certificates of the related series entitled to at least 66% of the voting rights of the series. Nevertheless, no amendment shall:

         o reduce in any manner the amount of, or delay the timing of, payments received on the mortgage assets that are required to be distributed on any certificate without the consent of the holder of such certificate,

         o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described above without the consent of the holders of certificates of the class evidencing 66% of the voting rights of such class, or

         o reduce the aforesaid percentage of certificateholders required to consent to any amendment unless each holder of a certificate consents.

A certificate insurer may obtain the right to exercise all voting rights of the holders of certificates. The agreement may also be amended by the parties to the agreement without the consent of certificateholders for the purpose of, among other things:

         o    curing any ambiguity,

         o to cause the provisions of the agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust fund or the Agreement in any disclosure document pursuant to which any certificates were offered,

         o to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein,

         o to add to the duties of the depositor, the servicer or the master servicer,

         o to add any other provisions with respect to matters or questions arising thereunder, or

         o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement.

provided in each case that the action shall not adversely affect in any material respect the interests of any certificateholder. No amendment or supplement shall be deemed to adversely affect in any material respect any certificateholder if there is delivered to the trustee written notification from each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series to the effect that the amendment or supplement will not cause the rating agency to lower or withdraw the then current rating assigned to the certificates.

Termination

         Each agreement and the respective obligations and responsibilities created by the agreement shall terminate upon the distribution to certificateholders of all amounts required to be paid to them pursuant to such related agreement following:

         o to the extent specified in the related prospectus supplement, the purchase of all the mortgage assets in the related trust and all mortgaged premises acquired in respect of the trust, or

         o the later of the final payment or other liquidation of the last mortgage asset remaining in the trust or the disposition of all mortgaged premises acquired in respect of the trust.

In no event, however, will any trust continue beyond the expiration of 21 years from the death of the survivor of persons specified in the related agreement. Written notice of termination of the agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates of the related series at the corporate trust office of the trustee or its agent.


                    MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

         The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

         Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the mortgagor; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Condominiums. Particular mortgage loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperative Loans. Particular mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

         Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged premises. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law. The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non-judicial sale takes place.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

         Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust. The rights of the trustee, and therefore the certificateholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

         A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

         Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

         In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Currently, the general practice of the servicer or master servicer is not to seek deficiency judgments against defaulting borrowers, even where such legal prohibitions are not in force.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a mortgagor is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of the payments. Some states also have homestead exemption laws that would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans. These laws include, in addition to state laws, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans. In some instances, any violations of these laws and regulations by the originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

         Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service,

         o are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

         o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

         o may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the certificates of the series. Unless otherwise specified in the prospectus supplement for a series, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of certificates would have otherwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred.

Environmental Considerations

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991), which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders that are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against Lenders and Government

Entities that Acquire Property Involuntarily (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

         The Asset Conservation Act of 1996 was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation. The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property. It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the certificateholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred. Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs. Some liens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

         It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the seller to the trustee or certificateholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises. In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the certificates.

         Under the agreement, the servicer will not foreclose on any property that it knows is materially contaminated with or affected by hazardous wastes or hazardous substances. For purposes of environmental matters, the concept of knowledge of the servicer or master servicer may be limited to the actual knowledge of the servicer's managers directly responsible for servicing the related mortgage loan. If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the certificates may be reduced. A servicer will not be liable to the holders of the certificates if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected. In addition, a servicer will not be liable to the holders of the certificates if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

         The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises. The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

         By virtue of the Garn-St Germain Depository Institutions Act , a mortgage lender generally may accelerate any conventional mortgage loan that contains a due-on-sale clause upon transfer of an interest in the mortgaged premises. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

         o the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

         o a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

         o a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

         o the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

         o a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

         o other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans that contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.

The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

Enforceability of Late Fees and Prepayment Fees

         The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, unless otherwise specified in a prospectus supplement, will generally be retained by the related servicer as additional servicing compensation.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises. In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

         A number of federal and state laws and regulations related to residential mortgage refinance transactions contain stringent limits on interest rates and origination fees, and impose detailed disclosure requirements. In some instances, any violations of these laws and regulations by the originator of the loan could cause any affected loan to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. Any affected loan would have a significantly increased risk of default or prepayment.


                                  THE DEPOSITOR

         The depositor was incorporated in Virginia on May 6, 1996. It is a wholly owned, limited-purpose direct or indirect financing subsidiary of Saxon Capital, Inc., a Virginia corporation. None of Saxon Capital, Inc., Saxon Mortgage, Inc., their affiliates or the depositor has guaranteed, or is otherwise obligated with respect to, the certificates of any series. The principal executive offices of the depositor are located at 4880 Cox Road, Glen Allen, Virginia 23060, and the telephone number of the depositor is (804) 967-7400. The depositor was formed solely for the purpose of facilitating the financing and sale of mortgage assets and other related assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets. The depositor's Articles of Incorporation limit the depositor's business to the foregoing and place certain other restrictions on the depositor's activities.


                                 USE OF PROCEEDS

         Substantially all the net proceeds from the sale of the certificates of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is the opinion of McKee Nelson LLP concerning the material federal income tax consequences of the purchase, ownership, and disposition of certificates. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below and no assurance can be given that the view of the IRS with respect to those matters will not differ from that described below.

         This discussion is directly solely to certificateholders that hold certificates as capital assets within the meaning of section 1221 of the Code. The discussion does not, however, purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules, including insurance companies, tax-exempt organizations, financial institutions or broker-dealers and holders that will hold the certificates as other than capital assets.

         The discussion does not address the state or local tax consequences of the purchase, ownership and disposition of certificates. We recommend that you consult your own tax adviser in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the certificates.

         The discussion addresses certificates of three general types:

         o    REMIC certificates,

         o    FASIT certificates,

         o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

         The prospectus supplement for each series of certificates will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high-yield interests, or ownership interests in the FASIT. As used in this section and the "ERISA Considerations" section of this prospectus, Code means the Internal Revenue Code of 1986, as amended, and IRS means the Internal Revenue Service.

REMIC Certificates

         With respect to each series of REMIC certificates representing interests in all or a portion of a trust, McKee Nelson LLP, special counsel for the depositor, will deliver its opinion concluding that, assuming there is ongoing compliance by all parties with all provisions of the related trust agreement, the trust will comprise one or more REMICs and the classes of interests offered will be considered to be regular interests or residual interests in a REMIC within the meaning of the Code.

          A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. A REMIC certificate representing a regular interest in a REMIC will be referred to as a "REMIC regular certificate" and a REMIC certificate representing a residual interest in a REMIC will be referred to as a "REMIC residual certificate."

         If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described below under "-- Status of REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

         Taxation of REMIC Regular Certificates. Except as otherwise stated in this discussion, the REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. You must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

         Original Issue Discount. Certain REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. If you hold REMIC regular certificates issued with original issue discount you will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. You will receive reports annually, or more frequently if required, with respect to the original issue discount accruing on the REMIC regular certificates as may be required under section 6049 of the Code and the regulations thereunder. See "-- Reporting and Other Administrative Matters of REMICs."

         Rules governing original issue discount are set forth in sections 1271 through 1273 and 1275 of the Code and in the regulations thereunder (the "OID Regulations"). Section 1272(a)(6) provides special original issue discount rules applicable to REMIC regular certificates. The OID Regulations do not address all issues presented by debt instruments subject to Code Section 1272(a)(6).

         Section 1272(a)(6) requires that a mortgage prepayment assumption be used in computing the accrual of original issue discount on REMIC regular certificates and for certain other federal income tax purposes. The prepayment assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Conference Committee Report to the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. In reporting original issue discount, a prepayment assumption consistent with this standard will be used. Nevertheless, the depositor does not make any representation that prepayment will in fact be made at the rate reflected in the prepayment assumption or at any other rate. You must make your own decision as to the appropriate prepayment assumption to be used in deciding to purchase any of the REMIC regular certificates. The prospectus supplement with respect to a series of REMIC certificates will disclose the prepayment assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

         The total amount of original issue discount on a REMIC regular certificate is the excess of the stated redemption price at maturity of the REMIC regular certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC regular certificates will be the price at which a substantial amount thereof are first sold to the public, excluding bond houses and brokers. The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on such certificate other than qualified stated interest.

         If a REMIC regular certificate is sold with accrued interest that relates to a period prior to the closing date of the REMIC regular certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC regular certificate. In addition, that portion of the first interest payment in excess of interest accrued from the closing date to the first distribution date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC regular certificates, and as excludable from income when received as a payment of interest on the first distribution date, except to the extent of any accrued market discount as of that date. The OID Regulations provide, however, that you may treat pre-issuance accrued interest as a separate asset whose cost is recovered entirely out of interest paid on the first distribution date.

         Under the OID Regulations, qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the certificate at either a fixed rate or a variable rate. Although not free from doubt, unless the prospectus supplement for a series indicates otherwise, the trustee for each series will treat all stated interest on the certificates as qualified stated interest.

         Original issue discount on a REMIC regular certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the REMIC regular certificate multiplied by the number of complete years to its weighted average maturity. Although not free from doubt, the trustee for each series will take into account the prepayment assumption in computing the weighted average maturity of a certificate for purposes of determining whether any certificate has de minimis OID.

         The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding principal balance of the REMIC regular certificate. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount, together with stated interest, market discount and original issue discount, into income currently based on a constant yield method. See "-- Market Discount" and "-- Premium."

         Each holder of a REMIC regular certificate must include in gross income the sum of the daily portions of original issue discount on its REMIC regular certificate for each day during its taxable year on which it held such REMIC regular certificate. For this purpose, in the case of an original holder of a REMIC regular certificate, a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, generally each period that ends on a date that corresponds to a distribution date on the REMIC regular certificate and begins on the first day following the immediately preceding accrual period, or in the case of the first such period, begins on the closing date. For any accrual period, this portion will equal the excess of :

         (1) the sum of (A) the present value of all the distributions remaining to be made on the REMIC regular certificate, as of the end of the accrual period, that are included in the stated redemption price at maturity and (B) the sum of distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price at maturity, over

         (2) the adjusted issue price of such REMIC regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in clause (1)(A) of the preceding sentence will be calculated based on (1) the yield to maturity of the REMIC regular certificate, calculated as of the closing date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occurred prior to the end of the accrual period and (3) the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount with respect to the REMIC regular certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price at maturity.

         The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the closing date and the first distribution date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

         A subsequent purchaser of a REMIC regular certificate that purchases such REMIC regular certificate at a cost, not including payment for accrued qualified stated interest, less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC regular certificate, the daily portions of original issue discount with respect to such REMIC regular certificate If your cost exceeds the adjusted issue price, then you have purchased the REMIC regular certificate at an acquisition premium and you can reduce the amount of original issued discount you accrue in any accrual period to reflect the acquisition premium. For any accrual period, the amount of the reduction equals the product of the original issue discount accrued in the period and a fraction, the numerator of which is the acquisition premium you paid and the denominator of which is the amount of original issue discount remaining to be accrued at the time you purchased the REMIC regular certificate.

         There is uncertainty concerning the application of section 1272(a)(6) of the Code and the OID Regulations to REMIC regular certificates bearing interest at one or more variable rates. In the absence of other authority, the provisions of the OID Regulations governing variable rate debt instruments will be used as a guide in adapting the provisions of section 1272(a)(6) to such certificates for the purpose of preparing reports furnished to certificateholders. Generally, under the OID regulations, the REMIC regular certificate is assumed to bear interest at a fixed rate for purposes of determining the yield to maturity of the REMIC regular certificate. regular certificates. If the interest paid or accrued with respect to a Multiple Variable Rate certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment, to interest or original issue discount, as applicable, to the certificateholder's taxable income for the taxable period or periods to which such difference relates.

         Market Discount. The purchaser of a REMIC regular certificate at a market discount -- that is, at a purchase price less than the stated redemption price at maturity (or, in the case of a REMIC regular certificate issued with original issue discount, the REMIC regular certificate's adjusted issue price (as defined under "REMIC Certificates -- Original Issue Discount")) -- will recognize market discount upon receipt of each payment of principal. In particular, the holder will generally be required to allocate each payment of principal on a REMIC regular certificate first to accrued market discount and to recognize ordinary income to the extent the principal payment does not exceed the aggregate amount of accrued market discount on the REMIC regular certificate not previously included in income. The market discount must be included in income in addition to any original issue discount includible in income.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. The election, if made, will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election is made, the certificateholder is deemed to have made an election to include on a current basis market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. A taxpayer may not revoke an election to accrue interest, discount and premium on a constant yield method without the consent of the IRS.

         Under a statutory de minimis exception, market discount with respect to a REMIC regular certificate will be considered to be zero for purposes of sections 1276 through 1278 of the Code if it is less than 0.25% of the stated redemption price at maturity of such REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting the de minimis rule with respect to original issue discount, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same principle will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC regular certificate would be treated in a manner similar to de minimis original issue discount. See "REMIC certificates -- Original Issue Discount." Such treatment would result in de minimis market discount being included in income at a slower rate than market discount would be required to be included using the method described in the preceding paragraph.

         The Treasury Department is authorized to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments the principal of which is payable in more than one installment. Nevertheless, no such regulations have been issued. Until regulations are issued, certain rules described in the Committee Report might apply. Under those rules, the holder of a REMIC regular certificate purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. The prepayment assumption, if any, used in calculating the accrual of original issue discount should be used in calculating the accrual of market discount. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. Because regulations have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         A certificateholder generally will be required to treat a portion of any gain on sale or exchange of a REMIC regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods less market discount previously reported as ordinary income as distributions in reduction of the stated redemption price at maturity were received. See "-- Sales of REMIC Certificates" below. A certificateholder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC regular certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest expense deferral rule described above will not apply.

         Premium. A REMIC regular certificate purchased at a cost, not including payment for accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC regular certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that apply to accrual of market discount on installment obligations also apply in amortizing premium under Code Section 171 on installment obligations such as the REMIC regular certificates.

         Treasury regulations concerning amortization of premium ("the Premium Regulations") describe the constant yield method under which premium is amortized and provide that the resulting offset to interest income may be taken into account only as a certificateholder takes the corresponding interest income into account under the holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise its redemption rights in the manner that maximizes the certificateholder's yield and the certificateholder will exercise its option in a manner that maximizes the certificateholder's yield. The Premium Regulations do not apply to debt instruments subject to section 1272(a)(6) of the Code. Nevertheless, if a certificateholder elects to amortize premium for the taxable year containing the effective date of March 2, 1998, the Premium Regulations will apply to all the certificateholder's debt instruments held on or after the first day of that taxable year.

         Treatment of Subordinated Certificates. REMIC regular certificates may include one or more classes of subordinated certificates. Holders of subordinated certificates will be required to report income with respect to such certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any mortgage loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a certificateholder of a subordinated certificate in any period could exceed the amount of cash distributed to such certificateholder in that period.

         Although not entirely clear, it appears that: (a) a holder who holds a subordinated REMIC regular certificate in the course of a trade or business or a corporate holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of its partial or complete worthlessness and (b) a noncorporate holder who does not hold a subordinated REMIC regular certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of its complete worthlessness. Special rules are applicable to banks and thrift institutions. Holders of subordinated certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to subordinated certificates.

         Status of REMIC Certificates. Unless otherwise stated in the prospectus supplement relating to a particular series of REMIC certificates, REMIC certificates held by a domestic building and loan association will constitute a "loans secured by interests in real property" within the meaning of section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B); any amount includible in gross income with respect to the REMIC certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B); and REMIC certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of section 582(c)(1).

         Taxation of REMlC Residual Certificates. If you own a REMIC residual certificate ("Residual Owner") you generally will be required to report the daily portion of the taxable income or, subject to the limitation described below in "Basis Rules and Distributions", the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions will then be allocated among the Residual Owners in accordance with their percentage of ownership. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Taxable income from Residual certificates may exceed cash distributions with respect thereto in any taxable year.

         The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear. Such payments may be taken into account in determining the income of such holder. Alternatively, a holder may take another position. Because of the uncertainty concerning the treatment of such payments, Residual Owners should consult their tax advisers concerning the treatment of such payments for income tax purposes.

         Taxable Income or Net Loss of the REMIC Mortgage Pool. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. There are, however, certain modifications. First, a deduction is allowed for accruals of interest, including original issue discount, on the REMIC regular certificates. Second, market discount equal to the excess of any qualified mortgage's adjusted issue price (as determined under "-- REMIC Certificates -- Market Discount", and "--Premium") over its fair market value at the time of its transfer to the REMIC mortgage pool generally will be included in income as it accrues, based on a constant yield method and on the prepayment assumption. For this purpose, the fair market value of the mortgage loans will be treated as being equal to the aggregate issue prices of the REMIC regular certificates and

REMIC residual certificates. If one or more classes of REMIC regular certificates or REMIC residual certificates are retained by the depositor, the value of such retained interests will be estimated in order to determine the fair market value of the qualified mortgages for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "-- Prohibited Transactions and Other Possible REMIC Taxes") is taken into account. Fourth, the REMIC mortgage pool generally may deduct only items that would be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 does not apply at the REMIC mortgage pool level to investment expenses such as trustee fees or the servicing fees paid to the master servicer or sub-servicers, if any. See, however, "-- Pass through of Servicing Fees". If the deductions allowed to the REMIC mortgage pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC mortgage pool for that calendar quarter.

         Basis Rules and Distributions. A Residual Owner will not include any distribution by a REMIC mortgage pool in gross income to the extent it is less than the adjusted basis of such Residual Owner's interest in a REMIC residual certificate. The distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC residual certificate, it will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Certificates." The adjusted basis of a REMIC residual certificate is equal to the amount paid for the REMIC residual certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest.

         A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

         The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC mortgage pool or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Certificates."

         Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that the Residual Owner held such REMIC residual certificate. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate," generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR," in effect at the time of issuance of the REMIC residual certificate. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter is the issue price of the REMIC residual certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC residual certificate before the beginning of such quarter. The issue price of a REMIC residual certificate is
(a) if it is publicly offered, the initial offering price to the public, excluding sales to bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold, or (b) if it is not publicly offered, its fair market value on the pricing date when the prices of the REMIC regular certificates are fixed.

         For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "--Foreign Investors in REMIC Certificates."

         Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than excess inclusions and may not be less than the excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. The amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         Noneconomic REMIC Residual Certificates. Transfers of "noneconomic" REMIC residual certificates are disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such noneconomic REMIC residual certificate. A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer and based on the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents: (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC residual certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, and the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due.

         The IRS, in Rev. Proc. 2001-12, 2001-3 IRB 335, adopted two additional elements for qualification under the safe harbor that apply in the alternative. Under the first alternative, in addition to the two elements described above, the transferor must ensure that the inducement payment made to the transferee at least equals (i) the sum of the present values of any distributions to be made on the REMIC residual certificate and the tax savings associated with holding the REMIC residual certificate as it generates losses, minus (2) the present value of the tax liability associated with holding the REMIC residual certificate as its generates taxable income. For purposes of the present value calculations, the revenue procedure says to assume the transferee pays tax at the highest corporate rate and to use as the AFR as the discount rate. A lower rate is allowed, however, if the transferee can demonstrate that it regularly borrows substantial funds in the course of its trade or business at lower rates.

         Under the second alternative, in addition to the two elements described above, the transferee must be a domestic "C" corporation having gross assets of more than $100 million and net assets of more than $10 million and that domestic "C" corporation must represent that it will only transfer the residual interest to another domestic "C" corporation. To qualify under this alternative, the facts and circumstances at the time of transfer cannot reasonably indicate that the taxes associated with holding the REMIC residual certificate will not be paid. Moreover, the transferee cannot by a foreign branch of a domestic "C" corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the REMIC regular certificate.

         If you hold a REMIC residual certificate, we recommend that you consult your tax advisor concerning the above-described safe harbor rules before undertaking a transfer of the REMIC residual certificate.

         Tax-Exempt Investors. Tax-exempt organizations, including employee benefit plans, that are subject to tax on unrelated business taxable income, as defined in section 511 of the Code, will be subject to tax on any excess inclusions attributed to them as owners of Residual certificates. Excess inclusion income associated with a Residual certificate may significantly exceed cash distributions with respect thereto. See "-- Excess Inclusions."

         Generally, tax-exempt organizations that are not subject to federal income taxation on unrelated business taxable income pursuant to section 511 of the Code are treated as disqualified organizations. Under provisions of the agreement, such organizations generally are prohibited from owning Residual certificates. See "-- Sales of REMIC Certificates."

         Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security and thus may not be marked to market.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of such REMIC regular certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC regular certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC regular certificate. The adjusted basis of a REMIC residual certificate will be determined as described under "-- Basis Rules and Distributions." Gain from the disposition of a REMIC regular certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (2) the amount actually includible in such holder's income. Except as otherwise provided under "-- Market Discount" and "-- Premium" and under section 582(c) of the Code, any additional gain or any loss on the sale or exchange of a REMIC certificate will be capital gain or loss, provided such REMIC certificate is held as a capital asset (generally, property held for investment) within the meaning of section 1221.

         All or a portion of any gain from the sale of a REMIC certificate that might otherwise be capital gain may be treated as ordinary income (1) if such certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate AFR in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction or (2) in the case of a noncorporate taxpayer that has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

         If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

         Transfers of a REMIC residual certificate to certain disqualified organizations are subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The agreement requires, as a prerequisite to any transfer of a residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a residual certificate to a disqualified organization void.

         In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a pass through entity means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any electing large partnership, within the meaning of section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions are excluded in determining partnership income.

         Pass through of Servicing Fees. In general, Residual Owners take into account taxable income or net loss of the related REMIC. Consequently, expenses of the REMIC mortgage pool to service providers, such as servicing compensation of the master servicer and the servicers, will be allocated to the holders of the REMIC residual certificates, and therefore will not affect the income or deductions of holders of REMIC regular certificates. In the case of a single-class REMIC (as described below), however, such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC regular certificates and REMIC residual certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in sections 56(b)(1) and 67 of the Code. Generally, any holder of a REMIC residual certificate and any holder of a REMIC regular certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass through entity holding such a REMIC certificate) are permitted to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC residual certificates, and REMIC regular certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts.

         A single-class REMIC is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation section 301.7701-4(c) in the absence of a REMIC election or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC regular certificates. The master servicer intends (subject to certain exceptions which, if applicable, will be stated in the applicable prospectus supplement) to treat each REMIC mortgage pool as other than a single-class REMIC, consequently allocating servicing compensation expenses and related income amounts entirely to REMIC residual certificates.

         Prohibited Transactions and Other Possible REMIC Taxes. A REMIC is subject to tax at a rate of 100% on the net income the REMIC derives from prohibited transactions. In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects net income from foreclosure property to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

         Termination of a REMIC Mortgage Pool. In general, no special tax consequences will apply to a holder of a REMIC regular certificate upon the termination of the REMIC mortgage pool by virtue of the final payment or liquidation of the last mortgage asset remaining in the REMIC mortgage pool. If a Residual Owner's adjusted basis in its REMIC residual certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

         Reporting and Other Administrative Matters of REMICs. Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC regular certificates that are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.

         The REMIC regular certificate information reports must include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC mortgage pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Backup Withholding with Respect to REMIC Certificates. Distribution of interest and principal on REMIC regular certificates, as well as payment of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

         Foreign Investors in REMIC Certificates. Except as qualified below, payments made on a REMIC regular certificate to a REMIC regular certificateholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (1) the holder of the certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such certificate, (2) the holder of such certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder and (3) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

         "U.S. Person" means (i) a citizen or resident of the United States;
(ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons having authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Holders of REMIC regular certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC residual certificates. Further, the foregoing rules will not apply to exempt a United States shareholder (as such term is defined in section 951 of the Code) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

         Amounts paid to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on Non-U.S. Persons with respect to income on its REMIC residual certificate. It is unclear, however, whether distributions on REMIC residual certificates will be eligible for the general exemption from withholding tax that applies to REMIC regular certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC residual certificate are to be considered paid on the obligations held by the REMIC, rather than on the certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC mortgage pool would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the Residual Owner. Nevertheless, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by Non-U.S. Persons, the provisions of the REMIC Regulations, relating to the transfer of residual interests to Non-U.S. Persons may be read to imply that withholding with respect to excess inclusion income is to be determined by reference to the amount of the excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual certificates held by Non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual certificates. See "REMIC Certificates -- Excess Inclusions."

         Certain restrictions relating to transfers of REMIC residual certificates to and by investors who are Non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC residual certificates to a Non-U.S. Person that have tax avoidance potential are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC residual certificate to a Non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual certificateholder amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a Non-U.S. Person transfers a REMIC residual certificate to a U.S. Person (or to a Non-U.S. Person in whose hands income from the REMIC residual certificate would be effectively connected) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Non-U.S. Person transferor continues to be treated as the owner of the REMIC residual certificate. Thus, the REMIC's liability to withhold 30% of the excess inclusions is not terminated even though the REMIC residual certificate is no longer held by a Non-U.S. Person.

         Treasury regulations may affect the United States taxation of foreign investors in REMIC certificates. The withholding regulations are generally effective for payments after December 31, 2000, regardless of the issue date of the REMIC certificate with respect to which such payments are made, subject to certain transition rules. The withholding regulations provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above and have replaced a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The withholding regulations also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

FASIT Certificates

         General. With respect to a particular series of certificates, an election may be made to treat the trust or one or more trusts or segregated pools of assets therein as one or more FASITs within the meaning of section 860L of the Code. A trust or a portion or portions thereof as to which one or more FASIT elections will be made will be referred to as a "FASIT Pool." For purposes of this discussion, certificates of a series as to which one or more FASIT elections are made are referred to as "FASIT certificates" and will consist of one or more classes of "FASIT regular certificates" and one "Ownership Certificate" in the case of each FASIT Pool. Although the FASIT provisions of the Code became effective on September 1, 1997, no final Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of holders of FASIT certificates.

         Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT certificates, McKee Nelson LLP, special counsel for the depositor, will deliver its opinion concluding, assuming compliance with all provisions of the related trust agreement, each FASIT Pool will qualify as a FASIT. In such case, the FASIT regular certificates will be considered to be "regular interests" in the FASIT Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Ownership Certificate will be considered to be the "ownership interest" in the FASIT Pool, which generally is not treated as debt for tax purposes, but rather as representing ownership of the assets held in the FASIT pool subject to the debt represented by the FASIT regular certificates. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections with respect to the related trust will be made and will also address any material federal income tax consequences applicable to the holders of FASIT certificates.

         Status of FASIT Regular Certificates. Unless provided other wise in the applicable prospectus supplement, FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such certificates will be considered interest on mortgages on real property and FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates -- Status as REMIC Certificates." In addition, FASIT Regular certificates held by a financial institution to which section 585 applies will be treated as evidences of indebtedness for purposes of Code Section

         Consequences of Disqualification. If a FASIT Pool fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Certificates. As in the case of holders of REMIC regular certificates, holders of FASIT Regular certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used another method. Moreover, the rules that pertain to the treatment of original issue discount, market discount, and premium on REMIC regular certificates also apply to the treatment of those items with respect to FASIT regular certificates. See""-- REMIC Certificates --Taxation of Regular Certificates -- Market Discount," and "--Premium."

         If a FASIT regular certificate is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the same manner as that described for REMIC regular certificates. See "-- REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates."

         Treatment of High-Yield Interests. Certain FASIT regular interests, referred to as "High-Yield Interests" are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT Regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular certificate and that have the same features as High-Yield Interests.

         Tax Treatment of Ownership Certificate. A FASIT is not subject to taxation. An Ownership Certificate represents the residual equity interest in a FASIT. As such, the holder of an Ownership Certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the holder of an Ownership Certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of an Ownership Certificate is treated as ordinary income. In determining that taxable income, the holder of an Ownership Certificate must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the holder of the Ownership Certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the Holders of High-Yield Interests. See "-- FASIT Certificates -- Treatment of High-Yield Interests."

         The holder of an Ownership Certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Ownership Certificateholder's basis in those assets. Moreover, upon the transfer of mortgage loans to a FASIT Pool, value for purposes of the gain computation will be determined by reference to a formula set out in section 860I(c) that will likely overstate the true value of those mortgage loans. Any gain recognized will increase the Ownership Certificateholder's basis in the assets held in the FASIT Pool. The FASIT Ownership Certificateholder will not be allowed to use non-FASIT losses to offset the gain recognized.

         Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to Ownership Certificate. Accordingly, losses on dispositions of an Ownership Certificate generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other Ownership Certificate or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool that is economically comparable to an Ownership Certificate.

         The Holder of an Ownership Certificate will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

         o the receipt of income derived from assets that are not permitted assets,

         o    certain dispositions of permitted assets,

         o the receipt of any income derived from any loan originated by a FASIT, and

         o in certain cases, the receipt of income representing a servicing fee or other compensation. Any FASIT Pool for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT certificates will be subject to backup withholding to the same extent as Holders of REMIC certificates. See "-- REMIC Certificates -- Backup Withholding." For purposes of reporting and tax administration, Holders of FASIT certificates generally will be treated in the same manner as Holders of REMIC certificates.

Trust Certificates

         Classification of Trust Certificates. With respect to each series of trust certificates for which no REMIC or FASIT election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC Provisions and the FASIT Provisions), McKee Nelson LLP, special counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) concluding that the arrangements pursuant to which the related trust will be administered and such trust certificates will be issued will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each certificateholder will be an owner of the trust under the provisions of subpart E, Part I, of subchapter J of the Code.

         A trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related trust, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the net rate on the related mortgage assets) is referred to as a "trust fractional certificate" and a trust certificate representing an equitable ownership of all or a portion of the interest paid on each mortgage loan constituting the related trust (net of normal servicing fees) is referred to as a "trust interest certificate."

Characterization of Investments in Trust Certificates.

         Trust Fractional Certificates. Trust fractional certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; trust fractional certificates held by a real estate investment trust will represent "real estate assets" within the meaning of section 856(c)(5)(B) and interest on trust fractional certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(5)(B) of the Code; and trust fractional certificates acquired by a REMIC in accordance with the requirements of section 860G (a)(3)(A)(i) and (ii) or section 860G(a)(4)(B) will be treated as qualified mortgages within the meaning of section 860D(a)(4).

         Trust Interest Certificates. Although there appears to be no policy reason not to accord to Trust Interest certificates the treatment described above for trust fractional certificates, there is no authority addressing such characterization for instruments similar to trust Interest certificates. Consequently, it is unclear to what extent, if any, (1) a trust Interest certificate owned by a domestic building and loan association within the meaning of section 7701 (a) (19) of the Code will be considered to represent "loans . . .. secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v); and (2) a real estate investment trust which owns a trust Interest certificate will be considered to own real estate assets within the meaning of section 856(c)(5)(B), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in trust Interest certificates is material should consult their own tax advisers regarding whether the trust Interest certificates, and the income therefrom, will be so characterized.

         Taxation of Trust Fractional Certificates. Each holder of a trust fractional certificate (a "trust fractional certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the assets in a trust. Accordingly, each trust fractional certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the mortgage assets and received directly its share of the payments on such mortgage assets. Because those interests may represent interests in "stripped bonds" or "stripped coupons" within the meaning of section 1286 of the Code, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the mortgage assets and the amount includible in income on account of a trust fractional certificate may differ significantly from the amount payable thereon from payments of interest on the mortgage assets. Each trust fractional certificateholder may report and deduct its allocable share of the servicing and related fees and expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the mortgage assets and paid directly its share of the servicing and related fees and expenses. A holder of a trust fractional certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by trust fractional certificateholders in lieu of amounts due with respect to any mortgage assets but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payments that they replace.

         Purchasers of trust fractional certificates identified in the applicable prospectus supplement as representing interests in Stripped mortgage assets should read the material under "-- Application of Stripped Bond Rules," "-- Market Discount and Premium" and "-- Allocation of Purchase Price" for a discussion of particular rules applicable to their certificates. A "stripped mortgage asset" means a mortgage asset having a Retained Yield (as that term is defined below) or a mortgage asset included in a trust having either trust interest certificates or more than one class of trust fractional certificates or identified in the prospectus supplement as related to a class of trust certificates identified as representing interests in stripped mortgage assets.

         Purchasers of trust fractional certificates identified in the applicable prospectus supplement as representing interests in unstripped mortgage assets should read the material under "-- Treatment of Unstripped Certificate," "-- Market Discount and Premium," and "-- Allocation of Purchase Price" for a discussion of particular rules applicable to their certificates. Nevertheless, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the master servicer or sub-servicers as an interest in the mortgage assets, essentially equivalent to that portion of interest payable with respect to each mortgage asset that is retained ("Retained Yield"). If such a view were sustained with respect to a particular trust, such purchasers would be subject to the rules set forth under "-- Application of Stripped Bond Rules" rather than those under "-- Treatment of Unstripped Certificates." Saxon Asset Securities Company does not expect any servicing fee or master servicing fee to constitute a retained interest in the mortgage assets; nevertheless, prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in trust fractional certificates.

         Application of Stripped Bond Rules. Each trust will consist of an interest in each of the mortgage assets relating thereto, exclusive of the Retained Yield, if any. With respect to each series of certificates McKee Nelson LLP, special counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) concluding that any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the owner thereof in a portion of each interest payment on the underlying mortgage assets. The sale of the trust certificates associated with any trust for which there is a class of trust interest certificates or two or more classes of trust fractional certificates bearing different interest rates or of trust certificates identified in the prospectus supplement as representing interests in stripped mortgage assets (subject to certain exceptions which, if applicable, will be stated in the applicable prospectus supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each mortgage asset and some of or all the interest payable thereon. As a consequence, each stripped mortgage asset will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each trust fractional certificateholder to accrue and report income attributable to its share of the principal and interest on each of the stripped mortgage assets as original issue discount on the basis of the yield to maturity of such stripped mortgage assets, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Certificates -- Original Issue Discount." The yield to maturity of a trust fractional certificateholder's interest in the stripped mortgage loans will be calculated taking account of the price at which the holder purchased the certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to trust fractional certificates, in reporting to trust fractional certificateholders such certificates will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the mortgage assets and the amount of original issue discount on such certificates will be determined accordingly. See "-- Aggregate Reporting."

         Under Treasury regulations, original issue discount determined with respect to a particular stripped mortgage loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "-- REMIC Certificates -- Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular stripped mortgage asset will be treated as market discount if the rate of interest on the stripped mortgage asset, including a reasonable servicing fee, is no more than one percentage point less than the unstripped rate of interest. See "-- Market Discount and Premium." The foregoing de minimis and market discount rules will be applied on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan-by-loan basis. The loan-by-loan information required for such application of those rules may not be available. See "-- Aggregate Reporting."

         Subsequent purchasers of the certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the certificates. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a trust fractional certificate is acquired, based on the characteristics of the mortgage assets at that time.

         Variable Rate Certificates. There is considerable uncertainty concerning the application of the OID Regulations to mortgage assets bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to certificateholders, stripped mortgage assets bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) will be treated as subject to the provisions of the OID Regulations governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause certificateholders holding trust fractional certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "-- REMIC Certificates -- Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, such rate as of the closing date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the trust fractional certificate. If the interest paid or accrued with respect to a variable rate trust fractional certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the certificateholder's taxable income for the taxable period or periods to which such difference relates.

         The provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the mortgage assets, or to stripped certificates representing interests in such mortgage assets. If variable rate trust fractional certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such certificates may be subject to the provisions of the Contingent Debt Regulations. The application of those provisions to instruments such as the trust fractional certificates is subject to differing interpretations. Prospective purchasers of variable rate trust fractional certificates are advised to consult their tax advisers concerning the tax treatment of such certificates.

         Aggregate Reporting. The trustee intends in reporting information relating to original issue discount to certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a loan-by-loan basis (or on the basis of the rights to individual payments) taking account of an allocation of the investor's basis in the certificates among the interests in the various mortgage assets represented by such certificates according to their respective fair market values. Investors should be aware that after the fact it may not be possible to reconstruct fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Because the treatment of the certificates under the OID Regulations is both complicated and uncertain, certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on certificates.

         Treatment of Unstripped Certificates. Mortgage assets in a fund for which there is neither any class of trust interest certificates, nor more than one class of trust fractional certificates, nor any Retained Yield otherwise identified in the prospectus supplement as being unstripped mortgage assets ("unstripped mortgage assets") will be treated as wholly owned by the trust fractional certificateholders of the stated trust. Trust fractional certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "-- REMIC Certificates -- Original Issue Discount") from unstripped mortgage assets as and when collected by the trustee. Trust fractional certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from unstripped mortgage assets as it accrues or is received by the trustee, whichever is earlier.

         Sections 1272 through 1275 of the Code provide generally for the inclusion of original issue discount in income on the basis of a constant yield to maturity. Nevertheless, the application of the OID Regulations to mortgage loans is unclear in certain respects. The OID Regulations provide a de minimis rule for determining whether certain self-amortizing installment obligations are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the term of the mortgage loan, or because of the use of an index that does not vary in a manner approved in the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "-- REMIC Certificates -- Original Issue Discount" and "-- Application of Stripped Bond Rules" and "-- Variable Rate Certificates."

         A subsequent purchaser of a trust fractional certificate that purchases such certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the unstripped mortgage assets will also be required to include in gross income, for each day on which it holds such trust fractional certificate, its allocable share of the daily portion of original issue discount with respect to each unstripped mortgage asset. That allocable share is reduced, if the cost of such subsequent purchaser's interest in such unstripped mortgage asset exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an unstripped mortgage asset on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such unstripped mortgage asset at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day reduced by the aggregate amount of payments made (other than payments of qualified stated interest) during such accrual period prior to such day.

         Market Discount and Premium. In general, if the Stripped Bond Rules do not apply to a trust fractional certificate, a purchaser of a trust fractional certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any unstripped mortgage asset is less than its allocable share of the "adjusted issue price" of such mortgage asset. See "-- Treatment of Unstripped Certificates" and "-- Application of Stripped Bond Rules." Thus, with respect to such mortgage assets, a holder will be required, under section 1276 of the Code, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such mortgage assets at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A trust fractional certificateholder may, however, elect to determine the amount of accrued market discount on a constant-yield-to-maturity basis. This election is made on a loan-by-loan basis and is irrevocable. In addition, the description of the market discount rules under "REMIC Certificates -- Market Discount" and "-- Premium" with respect to (1) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (2) deferral of interest expense deductions, (3) the de minimis exception from the market discount rules and (4) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to trust fractional certificates. Treasury regulations implementing the market discount rules have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

         If a trust fractional certificate is purchased at a premium, under existing law such premium must be allocated to each of the mortgage assets (on the basis of its relative fair market value). In general, the portion of any premium allocated to unstripped mortgage assets can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

         The application of the Stripped Bond Rules to stripped mortgage assets will generally cause any premium allocable to stripped mortgage assets to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the certificate. In that event, no additional deduction for the amortization of premium would be allowed. See "REMIC Certificates -- Market Discount" and "-- Premium" for a discussion of the application of the Premium Regulations.

         Allocation of Purchase Price. As noted above, a purchaser of a trust fractional certificate relating to unstripped mortgage assets will be required to allocate the purchase price therefor to the undivided interest it acquires in each of the mortgage assets, in proportion to the respective fair market values of the portions of such mortgage assets included in the trust at the time the certificate is purchased. The depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the mortgage assets, where the interests in the mortgage assets represented by a trust fractional certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a mortgage asset, provided the mortgage assets are not so diverse as to evoke differing prepayment expectations. Nevertheless, if there is any significant variation in interest rates among the mortgage assets, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

         Taxation of Trust Interest Certificates. With respect to each series of certificates McKee Nelson LLP, special counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) concluding that each holder of a trust interest certificate (a "trust interest certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Portion") of each of the mortgage assets in the related trust. Accordingly, and subject to the discussion below, each trust interest certificateholder is treated as owning its allocable share of the Interest Portion from the mortgage assets, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the related trust at the same time and in the same manner as such items would have been reported under the trust interest certificateholder's tax accounting method had it held directly an interest in the Interest Portion from the mortgage assets, received directly its share of the amounts received with respect to the mortgage assets and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a trust interest certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds 2 percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by trust interest certificateholders in lieu of amounts due with respect to any mortgage asset but not received from the mortgagor will be treated for federal income tax purposes as having the same character as the payment that they replace.

         A trust interest certificate will consist of an undivided interest in the Interest Portion of each of the mortgage assets in the related trust. With respect to each series of certificates, a trust interest certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Portion of each of the mortgage assets (a "Stripped Interest") separated from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying mortgage asset. As a consequence, the trust interest certificates will become subject to the Stripped Bond Rules. Each trust interest certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Portion under the method prescribed by the Code, taking account of the price at which the holder purchased the trust interest certificate. The Stripped Bond Rules generally require a holder of stripped bonds or coupon portions to accrue and report income therefrom daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "-- REMIC Certificates -- Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to trust interest certificates. In reporting to trust interest certificateholders such certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the mortgage assets.

         Alternatively, the IRS may require trust interest certificateholders to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

         The tax treatment of the trust interest certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. Each trust interest certificate will be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a trust interest certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above under "REMIC Certificates -- Original Issue Discount" apply; however, there is no authority permitting trust interest certificateholders to take into account the prepayment assumption in computing original issue discount accruals. See "-- Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a trust interest certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the trust interest certificate whether or not denominated as interest. The amount of original issue discount with respect to a trust interest certificate may be treated as zero under the original issue discount de minimis rules described above.

         The trustee intends in reporting information relating to original issue discount to certificateholders to provide such information on an aggregate poolwide basis. Applicable law is, however, unclear, and it is possible that certificateholders may be required to compute original issue discount either on a loan-by-loan basis or on a payment-by-payment basis taking account of an allocation of their basis in the certificates among the interests in the various mortgage loans represented by such certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a loan-by-loan basis. It may not be possible to reconstruct after the fact sufficient loan-by-loan information should the IRS require a computation on that basis.

         Prepayments. The proper treatment of interests, such as the trust fractional certificates and the trust interest certificates, in debt instruments that are subject to prepayment is unclear. The rules of section 1272(a)(6) of the Code described above require original issue discount to be taken into account on the basis of a constant yield to assumed maturity and actual prepayments to any pool of debt instruments the payments on which may be accelerated by reason of prepayments. The manner of determining the prepayment assumption is to be determined under Treasury regulations, but no regulations have been issued. Trust fractional certificateholders and trust interest certificateholders should consult their tax advisers as to the proper reporting of income from trust fractional certificates and trust interest certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the trust interest certificates, as to the possible application of the Contingent Debt Regulations.

         Sales of Trust Certificates. If a certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the certificateholder's adjusted tax basis in the certificate. Such tax basis will equal the certificateholder's cost for the certificate, increased by any original issue or market discount previously included in income and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a certificate which is part of a conversion transaction or which the holder elects to treat as ordinary. See "REMIC Certificates -- Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the certificate was held as a capital asset except to the extent that section 582(c) of the Code applies to such gain or loss.

         Trust Reporting. Each holder of a trust fractional certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each holder of a trust certificate who was such a holder at any time during such year will be furnished with information regarding the amount of servicing compensation and such other customary factual information necessary or desirable to enable holders of trust certificates to prepare their tax returns.

         Back-up Withholding. In general, the rules described in "REMIC Certificates-- Back-up Withholding" will also apply to trust certificates.

         Foreign Certificateholders. Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) to a certificateholder who is not a U.S. Person, will not generally be subject to United States withholding tax, provided that the certificateholder (1) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to, each of the issuers of the mortgage assets and (2) provides required certification as to its non-United States status under penalty of perjury. Any withholding tax that does apply may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

         See further the discussion of the Withholding Regulations, under "REMIC Certificates--Foreign Investors in REMIC Certificates."

Certificates Classified as Partnership Interests

         Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related certificates will characterized, for federal income tax purposes, as Partnership Interests as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, McKee Nelson LLP, special counsel to the depositor, will deliver its opinion (unless otherwise limited in the related prospectus supplement) concluding that the effect that the arrangement pursuant to which such certificates are issued will be characterized as a partnership and not as an association taxable as a corporation or taxable mortgage pool for federal income tax purposes. The related prospectus supplement will also address any material federal income tax consequences applicable to the holder.


                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

         For example, a REMIC or FASIT mortgage pool or Non-REMIC or Non-FASIT trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC mortgage pool or trust fund formed in, owning mortgages or property in, or having servicing activity performed in a state. Further, REMIC regular certificateholders resident in non-conforming states may have their ownership of REMIC regular certificates characterized as an interest other than debt of the REMIC, such as stock or a partnership interest. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of an investment in the certificates.


                              ERISA CONSIDERATIONS

General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

         A Plan's investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the certificates are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

         The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of certificates underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

         For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of certificates.

         The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder:

o The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

o Unless the investment pool contains only certain types of assets, such as mortgage loans fully secured by real property (a "Designated Transaction"), the Exemption only applies to certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the trust fund;

o The certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below;

o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

o The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

         A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied for that certificate.

         The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it).

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of certificates.

         The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

              (1) The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed 25%.

              (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency.

              (3) The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer.

              (4) The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date.

              (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer:

o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

              (6) The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

              (7) Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

              (8)  The prospectus or prospectus supplement must describe:

o the pre-funding account and/or capitalized interest account used in connection with the pre-funding account;

o    the duration of the pre-funding period;

o the percentage and/or dollar amount of the pre-funding limit for the issuer; and

o that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

              (9) The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

         With respect to each transaction specified in a related prospectus supplement, there will be sufficient obligations identified prior to the closing date so that these obligations, if transferred to the trust after the closing date, in exchange for amounts credited to the pre-funding account, would result in a ratio that is within the pre-funding limit. In addition, these obligations would meet the same terms and conditions for eligibility as the original obligations used to create the trust and other conditions required under the Exemption.

         The certificates may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of certificates will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of certificates that includes such features.

         To the extent the certificates are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those certificates ("Non-Equity Certificates") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Certificates, the purchase of Non-Equity Certificates using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Certificates may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

         In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Certificates by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

         Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certin types of certificates should consider the federal income tax consequences of that investment.

         Any Plan fiduciary considering whether to purchase a certificate on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

         The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.


                            LEGAL INVESTMENT MATTERS

         If so specified in the prospectus supplement for a series, the certificates of such series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the certificates only to the extent provided in such legislation. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the certificates of a series.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of certificates, except under limited circumstances. The OTS has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any certificates.

         If specified in the prospectus supplement for a series, one or more classes of certificates of the series will not constitute "mortgage related securities" for purposes of SMMEA. In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of certificates.

         All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any certificates. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates of a series.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing certificates, since some certificates may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not "interest-bearing" or "income-paying," and, with regard to any book-entry certificates, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Prospective investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.


                              PLAN OF DISTRIBUTION

         The depositor may sell the certificates offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the certificates will be determined.

         The certificates of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the certificates of a series described in the related prospectus supplement if any are purchased. If certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the certificates of the series.

         The place and time of delivery for the certificates of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.


                              AVAILABLE INFORMATION

         The depositor has filed a registration statement with the Securities and Exchange Commission with respect to the certificates. The registration statement and amendments thereto and the exhibits thereto as well as reports filed with the Commission on behalf of each trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional
Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http:\\www.sec.gov). The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         This prospectus does not contain all the information set forth in the registration statement of which this prospectus is a part, or in the exhibits relating thereto, which the depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the offices of the Commission. Copies of the agreement for a particular series will be provided to each person to whom a prospectus is delivered upon written or oral request, provided that the request is made to Saxon Asset Securities Company, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to each trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates of the trust under this prospectus shall be deemed to be incorporated into and made a part of this prospectus from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The depositor will provide a copy of any and all information that has been incorporated by reference into this prospectus, not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates, upon written or oral request of any person, without charge to such person, provided that the request is made to the depositor, 4880 Cox Road, Glen Allen, Virginia 23060 ((804) 967-7400).